FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-02

July 20, 2017 FREE WRITING PROSPECTUS COLLATERAL TERM SHEET $898,681,592 (Approximate Total Mortgage Pool Balance) UBS 2017-C2 UBS Commercial Mortgage Securitization Corp. Depositor UBS AG Société Générale German American Capital Corporation Natixis Real Estate Capital LLC Rialto Mortgage Finance, LLC CIBC Inc. Sponsors and Mortgage Loan Sellers UBS Securities LLC Société Générale Deutsche Bank Securities Co-Lead Managers and Joint Bookrunners Natixis Securities Americas CIBC World Markets Academy Securities Co-Managers The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward- looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, Deutsche Bank Securities Inc., SG Americas Securities, LLC, Natixis Securities Americas LLC, CIBC World Markets Corp. or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, Deutsche Bank Securities Inc., SG Americas Securities, LLC, Natixis Securities Americas LLC, CIBC World Markets Corp. or Academy Securities, Inc., provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GACC			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,000,000			Location:	New York, NY 10153
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	5.6%			Detailed Property Type:	Office/Retail
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Boston Properties Limited Partnership; 767 LLC; Sungate Fifth Avenue LLC			Year Built/Renovated:	1968/2017
				Size:	1,989,983 SF
Mortgage Rate:	3.4300%			Cut-off Date Balance per SF(1):	$739
Note Date:	6/7/2017			Maturity Date Balance per SF(1):	$739
First Payment Date:	7/9/2017			Property Manager:	Boston Properties Limited Partnership (borrower-related)
Maturity Date:	6/9/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(6):	$227,306,409
Prepayment Provisions(2):	LO (26); DEF (87); O (7)			UW NOI Debt Yield(1):	15.5%
Lockbox/Cash Mgmt Status(3):	Hard/Springing			UW NOI Debt Yield at Maturity(1):	15.5%
Additional Debt Type(1)(4):	Pari Passu/Subordinate Debt			UW NCF DSCR(1):	4.33x
Additional Debt Balance(4):	$1,420,000,000/$830,000,000			Most Recent NOI:	$151,425,346 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$150,511,664 (12/31/2015)
Reserves(5)				3rd Most Recent NOI:	$165,315,617 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	95.0% (6/1/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	96.3% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.7% (12/31/2015)
Replacements:	$0	$0	N/A	Appraised Value (as of):	$4,800,000,000 (5/8/2017)
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio(1):	30.6%
Other:	$0	$0	N/A	Maturity Date LTV Ratio(1):	30.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$2,300,000,000	100.0%	Loan Payoff:	$1,606,000,000	69.8%
			Closing Costs:	$41,107,676	1.8%
			Return of Equity:	$652,892,324	28.4%
Total Sources:	$2,300,000,000	100.0%	Total Uses:	$2,300,000,000	100.0%

(1)	The General Motors Building Mortgage Loan is part of the General Motors Building Whole Loan (as defined below), which is comprised of 32 pari passu senior notes with an aggregate original principal balance of $1,470,000,000 and four subordinate notes with an aggregate original principal balance of $830,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the Senior Notes (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the General Motors Building Whole Loan are $1,156, $1,156, 9.9%, 9.9%, 2.77x, 47.9% and 47.9%, respectively.

(2)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date on July 9, 2017. Defeasance is permitted at any time after the earlier of (i) the third anniversary of the closing date of the General Motors Building Whole Loan or (ii) two years from the closing date of the securitization of the last General Motors Building Whole Loan promissory note to be securitized.

(3)	See “Lockbox and Cash Management” below for further discussion of cash management status.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	UW NOI includes UW Gross Potential Rent which has been underwritten based on the June 1, 2017 rent roll and includes rent steps through June 2018, net present value step rent credit for investment grade and American Lawyer 100 law firm tenants through each such tenant’s scheduled lease expiration equal to $11,269,632, mark-to-market adjustment based on the appraiser’s concluded market rents of $17,100,676 and a gross up of vacant space based on the appraiser’s concluded market rents of $16,547,756. Further adjustments to base rent have been made based on future contractual rent increases as detailed in the “Cash Flow Analysis” table below. Boston Properties Limited Partnership has provided payment guarantees covering underwritten gap rent.

(7)	The General Motors Building Property is 95.0% leased and 95.0% physically occupied as of June 1, 2017.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

The Mortgage Loan. The largest mortgage loan (the “General Motors Building Mortgage Loan”) is part of a whole loan (the “General Motors Building Whole Loan”) evidenced by 32 pari passu senior notes with an aggregate original principal balance of $1,470,000,000 (collectively, the “Senior Notes”) and by four subordinate notes with an aggregate original principal balance of $830,000,000 (collectively, the “Junior Notes”). The General Motors Building Whole Loan is secured by a first priority mortgage encumbering the General Motors Building Borrower’s fee interest in a 1,989,983 SF mixed use property located at 767 Fifth Avenue in New York, New York (the “General Motors Building Property”). The promissory Note A-2-A2, Note A-2-A3 and Note A-2-C3 in the aggregate original principal amount of $50,000,000 will be included in the UBS 2017-C2 Trust. Eight of the Senior Notes with an aggregate original principal balance of $725,000,000 and the Junior Notes were contributed to the BXP Trust 2017-GM trust. Promissory Note A-4-A2, Note A-4-C2 and Note A-4-C3, with an aggregate original principal balance of $115,000,000 were contributed to the WFCM 2017-C38 trust. The remaining Senior Notes are held by Morgan Stanley Bank, N.A. (“MSBNA”), Citigroup Global Markets Realty Corp. (“CGMRC”), Deutsche Bank AG, acting though its New York Branch (“DBNY”) (an affiliate of GACC), Wells Fargo Bank, National Association (“WFB”) and Cantor Commercial Real Estate Lending, L.P. (“CCRE”), and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The lender provides no assurances that any non-securitized notes will not be split further. The General Motors Building Whole Loan is being serviced pursuant to the trust and servicing agreement for the BXP Trust 2017-GM trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the General Motors Building Whole Loan were used to refinance the General Motors Building Property, pay closing costs and return equity to the borrower sponsors.

General Motors Building Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1-S, A-2-S, A-3-S, A-4-S, A-1-C1, A-2-C1, A-3-C1, A-4-C1	$725,000,000	$725,000,000	BXP Trust 2017-GM	No
A-2-A2, A-2-A3, A-2-C3	$50,000,000	$50,000,000	UBS 2017-C2	No
A-1-A2, A-1-A3, A-1-C2, A-1-C3-1, A-1-C3-2, A-1-C4	$224,400,000	$224,400,000	MSBNA	No
A-3-C2, A-3-C3-A1, A-3-A2, A-3-A3, A-3-C3-A2	$145,200,000	$145,200,000	CGMRC	No
A-4-A3	$30,200,000	$30,200,000	WFB	No
A-2-C2-A1, A-2-C2-A2	$95,200,000	$95,200,000	DBNY	No
A-4-A2, A-4-C2, A-4-C3	$115,000,000	$115,000,000	WFCM 2017-C38	No
A-1-A1, A-2-A1, A-3-A1, A-4-A1	$85,000,000	$85,000,000	CCRE	No
B-1-S, B-2-S, B-3-S, B-4-S	$830,000,000	$830,000,000	BXP Trust 2017-GM	Yes
Total	$2,300,000,000	$2,300,000,000

The Borrower and the Borrower Sponsors. The borrower is 767 Fifth Partners LLC (the “General Motors Building Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors of the General Motors Building Borrower are Boston Properties Limited Partnership (“BPLP”), 767 LLC and Sungate Fifth Avenue LLC. There is no separate non-recourse carve-out guarantor or environmental indemnitor for the General Motors Building Whole Loan.

BPLP is the operating partnership through which Boston Properties, Inc. (“Boston Properties”) conducts its business and owns all of its interests in properties. BPLP is a self-administered and self-managed publicly traded real estate investment trust. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable SF. New York is Boston Properties’ largest market by net operating income, and as of the first quarter 2017 its New York central business district portfolio was 94.3% leased at an average rental rate of $102.50 PSF.

The Property. The General Motors Building Property is a 50-story mixed use office and retail building comprised of approximately 1,989,983 total SF, which includes approximately 187,954 SF of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features excellent light and unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property’s net rentable area (“NRA”) is leased by investment grade or American Lawyer 100 law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten rent. The top five tenants by underwritten rent at the General Motors Building Property occupy 52.8% of NRA and comprise 55.6% of the underwritten rent. The weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years.

According to the General Motors Building Borrower, since acquiring the General Motors Building Property in 2008 and through 2016, Boston Properties has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property and is budgeted to spend approximately $79.5 million in 2017. As part of the 2017 renovations, Apple is expected to expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

Major Tenants.

Weil, Gotshal & Manges (489,867 SF, 24.6% of NRA, 19.3% of underwritten rent). Founded in 1931, Weil, Gotshal & Manges (“Weil”) is an international law firm that currently has 1,100 lawyers in 19 offices worldwide. Weil’s specialty areas of practice include litigation, corporate, restructuring, tax and benefits. Weil was ranked #15 on the American Lawyer 100 ranking for profits per partner for 2016. Weil is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968 and has expanded its space multiple times in its 49 years at the General Motors Building Property. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 PSF, above its current in place weighted average gross rent of $92.37 PSF. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF space on the 32nd floor, in each case, on or after August 31, 2022.

Aramis (299,895 SF, 15.1% of NRA, 10.3% of underwritten rent). Aramis is a men’s fragrance brand launched in 1964 by The Estée Lauder Companies. Aramis was the first prestige men’s fragrance to be sold in department stores and continues to be an industry leader in the men’s fragrance and grooming retail category. Aramis is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968. Aramis currently subleases 9,725 SF of its space that is noncontiguous on the 46th floor, and has two, five-year extension options remaining, each with eighteen months’ notice at 95% of fair market rents.

Perella Weinberg (130,155 SF, 6.5% of NRA, 4.7% of underwritten rent). Perella Weinberg Partners is a global, independent corporate advisory and asset management firm with approximately $13.6 billion of commitments from institutional and private investors around the world. The firm is a private limited partnership with employees based in New York, London, Abu Dhabi, Beijing, Denver, Austin and San Francisco. Established in 2006, the firm provides advisory and asset management services to a global client base, including corporations, institutions and governments. Their advisory business advises clients on mergers and acquisitions, financial restructuring, capital structure advisory, private capital raising, pension matters, strategic advisory, independent special committee advisory, and government services. Their asset management business includes a suite of hedge fund strategies, private investment funds and outsourced investment office solutions.

Apple (105,748 SF, 5.3% of NRA, 6.8% of underwritten rent). Apple is a designer, developer and retailer of consumer electronics, computer software and online services and is headquartered in Cupertino, California. Apple has its flagship retail location at the General Motors Building Property underneath a 35-foot glass cube at the center of the pedestrian plaza on the Fifth Avenue side of the General Motors Building Property. Apple recently executed an extension for 102,994 SF through January 2034 and is currently occupying the former FAO Schwarz space on the 58th Street side of the General Motors Building Property while its store undergoes a renovation that will expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure.

BAMCO (105,579 SF, 5.3% of NRA, 8.0% of underwritten rent). BAMCO is a privately owned investment manager that provides services to investment companies and manages separate client-focused equity portfolios. BAMCO is a subsidiary of Baron Capital Group Inc., both of which are headquartered at the General Motors Building Property. BAMCO recently executed an early renewal to extend its lease through May 2035.

The following table presents certain information relating to the leases at the General Motors Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Weil, Gotshal & Manges(3)	NR/NR/NR	489,867	24.6%	$51,278,352	19.3%	$104.68	8/31/2034
Aramis(4)	NR/A2/A+	299,895	15.1%	$27,530,236	10.3%	$91.80	3/31/2020
Perella Weinberg	NR/NR/NR	130,155	6.5%	$12,392,687	4.7%	$95.21	1/31/2022
Apple(5)	NR/Aa1/AA+	105,748	5.3%	$18,057,615	6.8%	$170.76	1/31/2034
BAMCO	NR/NR/NR	105,579	5.3%	$21,290,010	8.0%	$201.65	5/31/2035
Subtotal/Wtd. Avg.		1,131,244	56.8%	$130,548,900	49.0%	$115.40
Remaining Tenants		758,875	38.1%	$135,768,165	51.0%	$178.91
Vacant Space		99,864	5.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,989,983	100.0%	$266,317,065	100.0%	$140.90

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Weil leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF space on the 32nd floor, in each case on or after August 31, 2022.

(4)	Aramis subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 PSF.

(5)	While the Apple cube space and expansion is under construction, Apple is temporarily occupying the space expected to be occupied by Under Armour once its lease commences. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

The following table presents certain information relating to the lease rollover schedule at the General Motors Building Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)(4)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(3)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	1	11,226	0.6%	0.6%	$88.51	$993,600	0.4%	0.4%
2018	6	52,373	2.6%	3.2%	$295.13	$15,456,871	5.8%	6.2%
2019	9	106,096	5.3%	8.5%	$85.99	$9,123,113	3.4%	9.6%
2020	22	532,016	26.7%	35.3%	$95.38	$50,741,831	19.1%	28.7%
2021	4	35,486	1.8%	37.0%	$466.95	$16,570,250	6.2%	34.9%
2022	8	144,898	7.3%	44.3%	$99.47	$14,412,478	5.4%	40.3%
2023	2	2,747	0.1%	44.5%	$681.08	$1,870,937	0.7%	41.0%
2024	1	38,100	1.9%	46.4%	$90.00	$3,429,000	1.3%	42.3%
2025	3	66,347	3.3%	49.7%	$102.24	$6,783,128	2.5%	44.8%
2026	6	48,201	2.4%	52.1%	$188.73	$9,096,994	3.4%	48.2%
2027	6	99,324	5.0%	57.1%	$123.57	$12,273,236	4.6%	52.9%
2028 & Beyond	38	753,305	37.9%	95.0%	$166.69	$125,565,627	47.1%	100.0%
Vacant	0	99,864	5.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	106	1,989,983	100.0%		$140.90	$266,317,065	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling, Total UW Base Rent Rolling and Approx. Cumulative % of Total Rent Rolling have been underwritten based on the June 1, 2017 rent roll, exclude $11,269,632 of total underwritten straight line rents associated with Weil ($6,010,916), which leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034, and Apple ($4,107,800), which leases 2,754 SF through December 31, 2018 and 102,994 SF through January 1, 2034, as well as four other tenants.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The General Motors Building Property is located on the entire city block bound by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The General Motors Building Property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million SF of Class A office space, 6.4 million SF of Class B office space and 481,485 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 PSF, above the direct primary Midtown Manhattan average of $88.93 PSF.

According to the appraisal, as of first quarter 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million SF of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 PSF. According to the appraisal, Class A overall vacancy in the Madison/Fifth Avenue subdistrict dropped by 2.0% from 13.3% in the first quarter 2016 to 11.3% in the first quarter 2017, the lowest quarterly total since the first quarter of 2008. Direct weighted average Class A rental rates increased by $5.10 PSF over the same time period.

Directly Competitive Buildings
Property	Office Area (NRA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (PSF)
						Low	High
650 Madison Avenue	521,544	18,094	0	96.5%	96.5%	$120.00	$130.00
660 Madison Avenue	239,113	0	6,676	100.0%	97.2%	N/A	N/A
667 Madison Avenue	267,135	59,435	0	77.8%	77.8%	$135.00	$195.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
375 Park Avenue	830,009	7,650	0	99.1%	99.1%	$150.00	$180.00
390 Park Avenue	260,000	36,979	10,726	85.8%	81.7%	$185.00	$185.00
9 West 57th Street	1,500,000	416,505	0	72.2%	72.2%	$110.00	$200.00
Total/Wtd. Avg.	4,075,082	570,071	27,215	86.0%	85.3%	$85.00	$200.00

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

The following table presents recent leasing data at competitive office buildings with respect to the General Motors Building Property:

Competitive Office Lease Summary
Property Name/Address	Year Built / Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
590 Madison Avenue	1982	1,016,413	Cemex	5,903	Feb-17	15	$145.00	Gross
520 Madison Avenue	1982	849,600	CIC Union	46,822	Jan-17	10	$127.00	Gross
375 Park Avenue	1958	830,009	Servcorp NYC	9,572	Jan-17	10	$173.00	Gross
9 West 57th Street	1971	1,500,000	Qatar Investment Authority	14,000	Jan-17	10	$180.00	Gross
650 Madison Avenue	1987	521,544	Carson Family Trust	4,002	Jan-17	10	$120.00	Gross
450 Park Avenue	1972 / 2003	247,242	Banco Bradesco	21,822	Dec-16	13	$149.00	Gross
399 Park Avenue	1961	1,250,000	Morgan Stanley	110,025	Jul-16	15	$108.50	Gross
9 West 57th Street	1971	1,500,000	Zimmer Partners	20,100	Jul-16	10	$155.00	Gross
375 Park Avenue	1958	830,009	Fried Frank	11,703	Jun-16	6	$167.00	Gross
375 Park Avenue	1958	830,009	Strategic Asset Services	16,000	May-16	7	$165.00	Gross

Source: Appraisal

The following table presents recent leasing data at retail buildings competitive with the General Motors Building Property:

Competitive Retail Lease Summary
Property Name/Address	Tenant Name	Frontage	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
723 Madison Avenue	Paule Ka	Madison Avenue	1,661	Dec-16	10	$874.31	Gross
650 Fifth Avenue	Nike	Fifth Avenue & 52nd Street	69,214	Dec-16	15.5	$479.53	Gross
680 Madison Avenue	Tom Ford	61st Street & Madison Avenue	8,470	Aug-16	10	$743.80	Gross
683 Fifth Avenue	Stuart Weitzman	Fifth Avenue	1,281	Jun-16	10	$3,903.20	Gross
685 Fifth Avenue	Coach	Fifth Avenue & 54th Street	24,149	Feb-16	10	$869.60	Gross
683 Madison Avenue	Bally’s	Madison Avenue & 61st Street	3,013	Jan-16	10	$1,660.00	Gross
730 Fifth Avenue	Zegna	West 57th Street	11,580	Feb-16	15	$621.76	Gross
650 Madison Avenue	Moncler	Madison Avenue & East 60th Street	3,000	Sep-15	10	$1,500.00	Gross

Source: Appraisal

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the General Motors Building Property:

Cash Flow Analysis
	2013	2014	2015	2016	Year 1 Budget June 2018	UW	UW PSF
Gross Potential Rent(1)(2)	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$214,650,510	$311,235,129	$156.40
Total Recoveries	$29,544,790	$35,800,858	$38,501,366	$39,027,298	$38,318,099	$27,629,542	$13.88
Total Other Income	$34,249,940	$24,345,489	$17,507,050	$10,470,664	$9,174,767	$12,447,503	$6.26
Less Vacancy & Credit Loss(3)	$0	$0	$0	$0	$0	($16,547,756)	($8.32)
Effective Gross Income	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$262,143,376	$334,764,418	$168.22
Total Operating Expenses	$84,260,952	$92,003,166	$99,256,499	$104,924,109	$111,999,606	$107,458,009	$54.00
Net Operating Income	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$150,143,770	$227,306,409	$114.23
Capital Expenditures	$0	$0	$0	$0	$0	$397,997	$0.20
TI/LC	$0	$0	$0	$0	$0	$5,363,618	$2.70
Net Cash Flow	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$150,143,770	$221,544,794	$111.33

Occupancy %	96.9%	98.5%	96.7%	96.3%	N/A	95.0%
NOI DSCR(4)	3.29x	3.23x	2.94x	2.96x	2.94x	4.45x
NCF DSCR(4)	3.29x	3.23x	2.94x	2.96x	2.94x	4.33x
NOI Debt Yield(4)	11.4%	11.2%	10.2%	10.3%	10.2%	15.5%
NCF Debt Yield(4)	11.4%	11.2%	10.2%	10.3%	10.2%	15.1%

(1)	UW Gross Potential Rent is underwritten based on the June 1, 2017 rent roll and includes rent steps through June 2018, net present value step rent credit for investment grade and American Lawyer 100 law firm tenants through each such tenant’s scheduled lease expiration equal to $11,269,632, mark-to-market adjustment based on the appraiser’s concluded market rents of $17,100,676 and a gross up of vacant space based on the appraiser’s concluded market rents of $16,547,756.

(2)	Rent for Apple and Under Armour were underwritten to the contractual base rent as of January 2019, which coincides with the Under Armour lease commencement and the outside date at which Apple will vacate its temporary space. BPLP provided a payment guarantee for the gap rent between what Apple is currently paying to occupy its temporary space and what Under Armour will pay once its lease commences. Rent for Weil includes base rent for the 389,843 SF expansion space, commencing in September 2019. BPLP provided a payment guarantee for the gap rent between Weil’s current rent and their underwritten rent which commences in September 2019. BAMCO rent was underwritten to the renewal base rent as of January 2024. The gap rent between origination and the renewal rent commencing in January 2024 is guaranteed by BPLP. Continental Grain base rent was underwritten to the tenants’ direct rent, which commences in April 2020 when the tenant’s direct lease for the GM sublease space commences. BPLP provided a guaranty for the gap rent until 2020.

(3)	Vacancy underwritten to 5.0% based on the current physical vacancy.

(4)	Debt service coverage ratios and debt yields are based on the Senior Notes.

Escrows and Reserves. In connection with the origination of the General Motors Building Whole Loan, BPLP provided a payment guaranty (the “BPLP Guaranty”, and as further described below) in the amount of $269,107,196, in lieu of depositing (a) $107,946,183 for existing tenant improvement and leasing commission costs and (b) $161,161,013 in existing gap rent and free rent obligations. During the continuance of a Cash Management Sweep Period (as defined below), the General Motors Building Borrower is required to deposit on each monthly payment date 1/12 of the estimated annual taxes and, provided an acceptable blanket policy is no longer in place, 1/12 of the annual insurance premiums.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the General Motors Building Whole Loan documents or (b) a Debt Service Coverage Ratio Event (as defined below), and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b), the termination of such Debt Service Coverage Ratio Event.

A “Debt Service Coverage Ratio Event” will occur upon the General Motors Building Whole Loan DSCR being below 1.20x at the end of a calendar quarter and will end upon (A) the General Motors Building Whole Loan DSCR being 1.20x or greater for one calendar quarter or (B) the General Motors Building Borrower’s delivery of (x) cash to be held as an additional reserve fund, (y) a letter of credit in accordance with the General Motors Building Whole Loan documents or (z) so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the DSCR to equal at least 1.20x.

In lieu of making required payments to any reserve accounts, the General Motors Building Borrower delivered a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”). Such guaranty is required to be in an amount, which when aggregated with any cash and/or any letter of credit delivered by the General Motors Building Borrower to the lender, related to any such purpose is at least equal to the aggregate amount which the General Motors Building Borrower is required to have on deposit for such purpose. The BPLP Guaranty amount will be reduced as the General Motors Building Borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. Notwithstanding the foregoing, the aggregate amount of any BPLP Guaranty (and the face amount of any letter of credit obtained by BPLP and delivered on behalf of the borrower) may not at any time exceed 11.8% of the outstanding principal balance of the General Motors Building Whole Loan.

In addition, the BPLP Guaranty requires BPLP’s senior unsecured credit rating to be BBB or higher by S&P and Baa3 or higher by Moody’s (the “BPLP Guarantor Required Rating”). In the event the BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the General Motors Building Borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

Lockbox and Cash Management. The General Motors Building Whole Loan is structured with a hard lockbox and springing cash management. The General Motors Building Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. So long as no Cash Management Sweep Period exists, funds deposited into the lockbox account will be disbursed to the General Motors Building Borrower’s operating account on each business day. During a Cash Management Sweep Period, the funds in the lockbox account will be disbursed in accordance with the General Motors Building Whole Loan documents.

Additional Secured Indebtedness (not including trade debts). In addition to the General Motors Building Mortgage Loan, the General Motors Building Property also secures the other Senior Notes, which have an aggregate Cut-off Date principal balance of $1,420,000,000 and the Junior Notes, which have a Cut-off Date principal balance of $830,000,000. The Junior Notes are coterminous with the General Motors Building Mortgage Loan and accrue interest at the same rate as the General Motors Building Mortgage Loan. The General Motors Building Mortgage Loan along with the other Senior Notes are each pari passu in right of payment and the Senior Notes are senior in right of payment to the Junior Notes. The holders of the General Motors Building Mortgage Loan, the other Senior Notes and the Junior Notes have entered into a co-lender agreement which sets forth the allocation of collections on the General Motors Building Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The General Motors Building Whole Loan documents require “all risk” insurance / umbrella coverage in an amount equal to 100% of the full replacement cost and a commercial general liability insurance policy with a limit of not less than $2,000,000 in the aggregate. Terrorism coverage is required, which may be included in the property insurance policy or a stand-alone policy covering terrorist acts, whether or not the Terrorism Risk Insurance Act of 2002 or subsequent statute, extension or reauthorization (“TRIPRA”) is in effect; provided, however, that if TRIPRA is not in effect, the General Motors Building Borrower will not be required to pay annual premiums in excess of the Terrorism Cap (defined below) in order to obtain the terrorism coverage.

A “Terrorism Cap” means an amount equal to two times the amount of the then-current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

General Motors Building
767 Fifth Avenue
New York, NY 10153
MANHATTAN
Upper East Side
Midtown
East Side
Sutton Place
Murray Hill
CENTRAL PARK
The Lake
Boat House
Conservatory Pond
Bethesda Fountain
Strawberry Fields
Rumsey Playfield
The Mall
Sheep Meadow
East Green
The Dairy
Central Park Zoo
Wollman Rink
Heckscher Playground
The Pond
Central Park South
5TH AVE/ 59TH ST
Whitney Museum of American Art
Emerging Image
Frick Collection
Asia Society
Hunter College
68TH ST/ HUNTER COLLEGE
Park Ave. Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
Bloomingdale's
Bloomberg
Mt. Vernon Hotel Museum and Garden
Apple Store, FAO Schwarz, General Motors Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
Forum Gallery
The War Museum
Bergdorf Goodman, Louis Vuitton
Trump Tower
The Peninsula New York
St. Regis New York
Carnegie Hall
57TH ST
QUEENSBORO BRIDGE
Museum of Modern Art
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
Lever House
399 Park
Citigroup Center
Lipstick Building
53RD ST
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
AXA Center
75 Rockefeller Plaza
Time-Life Building
Gershwin Theatre
50TH ST/ BROADWAY
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
51ST ST/ LEXINGTON
Paramount Plaza
Exxon Building
GE Building
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
49TH STREET
1 Rockefeller Plaza
Tower 49
US Plywood Building
ROCKEFELLER CTR.
Morgan Stanley Building
News Corp. Building
JPMorgan Chase Tower
Japan Society
245 Park Avenue
485 Lexington
747 Third Avenue
Imperial Theatre
TIMES SQUARE
Viacom Intl.
Bank of America Tower
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Winstar Building
UNITED NATIONS HEADQUARTERS
Conde Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Grand Central Terminal (Metro North)
Chrysler Building
QUEENS MIDTOWN TUNNEL
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Daily News
Bryant Park
New York Public Library
New York Times Building
Republic Bank Tower
East River
FDR Drive
Broadway
5th Ave.
Madison Ave.
Park Ave.
METRO NORTH
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
6th Ave.
7th Ave.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
W. 57th St.
E. 57th St.
E. 56th St.
W. 55th St.
E. 55th St.
E. 54th St.
W. 53rd St.
E. 53rd St.
W. 52nd St.
E. 52nd St.
E. 51st St.
W. 50th St.
E. 50th St.
W. 49th St.
E. 49th St.
W. 48th St.
E. 48th St.
W. 47th St.
E. 47th St.
W. 46th St.
E. 46th St.
W. 45th St.
E. 45th St.
W. 44th St.
E. 44th St.
W. 43rd St.
E. 43rd St.
W. 42nd St.
E. 42nd St.
E. 41st St.
W. 40th St.
E. 40th St.
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
N R W
N Q R W
4 5 6
1 2 3
B D F M
495
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Weehawken
Central Park
Long Island City
Union City
Chelsea
Williamsburg
MANHATTAN
Greenwich Village
Hoboken
Hudson River
SoHo
NEW JERSEY
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope
Midtown

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

784, 788 and 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

784, 788 and 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

784, 788 and 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,000,000			Location:	New York, NY 10025
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	5.6%			Detailed Property Type:	High Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	The Chetrit Group LLC; Stellar Management LLC			Year Built/Renovated:	1950, 1958, 1963/2014-2017
Mortgage Rate:	2.6200%			Size:	852 Units
Note Date:	7/19/2017			Cut-off Date Balance per Unit(1):	$140,845
First Payment Date:	9/6/2017			Maturity Date Balance per Unit(1):	$140,845
Maturity Date:	8/6/2022			Property Manager:	PWV Management LLC (borrower-related)
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (24); DEF (32); O (4)			UW NOI(5):	$14,418,996
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield(1):	12.0%
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield at Maturity(1):	12.0%
Additional Debt Balance(3):	$70,000,000/$18,750,000/$186,250,000			UW NCF DSCR(1):	4.46x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(5):	$11,069,748 (5/31/2017 TTM)
Reserves(4)				2nd Most Recent NOI:	$10,278,364 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$8,731,557 (12/31/2015)
RE Tax:	720,736	$360,368	N/A	Most Recent Occupancy:	96.0% (7/1/2017)
Insurance:	$292,923	$23,248	N/A	2nd Most Recent Occupancy:	90.7% (12/31/2016)
Replacements:	$0	$17,750	N/A	3rd Most Recent Occupancy:	84.7% (12/31/2015)
TI/LC:	$0	$0	N/A	Appraised Value (as of)(6):	$600,000,000 (5/10/2017)
Debt Service:	$700,000	$0	N/A	Cut-off Date LTV Ratio(1)(6):	20.0%
Renovation/Buyout:	$2,250,000	$0	N/A	Maturity Date LTV Ratio(1)(6):	20.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$138,750,000	42.7%	Loan Payoff:	$162,433,228	50.0%
Mezzanine Loan(1):	$186,250,000	57.3%	Reserves:	$3,963,659	1.2%
			Closing Costs:	$37,411,161	11.5%
			Return of Equity:	$121,191,951	37.3%
Total Sources:	$325,000,000	100.0%	Total Uses:	$325,000,000	100.0%

(1)	The Park West Village Mortgage Loan is part of the Park West Village Whole Loan, which is comprised of six pari passu promissory notes with an aggregate original principal balance of $120,000,000 and three subordinate promissory notes with an aggregate original principal balance of $18,750,000. The Park West Village Whole Loan is accompanied by the Park West Village Mezzanine Loans (as defined below) with an aggregate original principal balance of $186,250,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Park West Village Senior Loan (as defined below), without regard to the Park West Village Subordinate Companion Loan (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Park West Village Whole Loan is $162,852, $162,852, 10.4%, 10.4%, 3.44x, 23.1% and 23.1%, respectively. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Park West Village Whole Loan and the Park West Village Mezzanine Loans are $381,455, $381,455, 4.4%, 4.4%, 1.07x, 54.2% and 54.2%.

(2)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date on September 6, 2017. Defeasance is permitted at any time after two years from the closing date of the securitization of the last Park West Village Whole Loan promissory note to be securitized.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in NOI is driven by a combination of higher occupancy levels and higher rental rates due to the conversion of rent stabilized units into free market units, unit renovations, and improved property amenities, UW NOI is underwritten to the occupancy as of the July 1, 2017 rent roll of 96.0%, compared to occupancy of 92.7% as of May 31, 2017. See “Cash Flow Analysis” table below for further discussion of the Park West Village Property’s operating performance.

(6)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the “as-is” appraised value of the Park West Village Property of $600.0 million, as of May 10, 2017. The appraiser concluded an “as stabilized” appraised value, which assumes that the borrower sponsors’ investments related to tenant buyout costs, recapture and renovation of rent regulated units, leasing costs, and in-unit renovations of market rate and rent regulated units have been completed, of $735.0 million as of January 1, 2020. Based on the “as stabilized” appraised value and the Park West Village Senior Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 16.3% and 16.3%, respectively. Based on the “as stabilized” appraised value and the Park West Village Whole Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 18.9% and 18.9%, respectively. Based on the “as stabilized” appraised value and the Park West Village Whole Loan and Park West Village Mezzanine Loans, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 44.2% and 44.22%, respectively.

The Mortgage Loan. The second largest mortgage loan (the “Park West Village Mortgage Loan”) is part of a whole loan (the “Park West Village Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $120,000,000 (collectively, the “Park West Village Senior Loan”) and by three subordinate companion notes with an aggregate original principal balance of $18,750,000 (collectively, the “Park West Village Subordinate Companion Loan”). The Park West Village Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a three-building, 852-unit multifamily complex located at 784, 788 and 792 Columbus Avenue in New York, New York (the “Park West Village Property”). Notes A-1 and A-5, in the aggregate original principal balance of $50,000,000 will be included in the UBS 2017-C2 Trust. The Park West Village Notes A-

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

784, 788 and 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

2, A-3, A-4 and A-6, in the aggregate original principal balance of $70,000,000, are currently held by UBS AG, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Park West Village Subordinate Companion Loan is held by affiliates of Athene Annuity and Life Company, but may be otherwise transferred at any time. The lender provides no assurances that any non-securitized notes will not be split further. The Park West Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Park West Village Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	UBS 2017-C2	No
Note A-2	$30,000,000	$30,000,000	UBS AG	No
Note A-3	$20,000,000	$20,000,000	UBS AG	No
Note A-4	$15,000,000	$15,000,000	UBS AG	No
Note A-5	$10,000,000	$10,000,000	UBS 2017-C2	No
Note A-6	$5,000,000	$5,000,000	UBS AG	No
Park West Village Subordinate Companion Loan	$18,750,000	$18,750,000	Athene Annuity and Life Company	Yes
Total	$138,750,000	$138,750,000

The proceeds of the Park West Village Whole Loan, together with four mezzanine loans with an aggregate original principal balance of $186,250,000 (collectively, the “Park West Village Mezzanine Loans”), were used to refinance the Park West Village Property, fund upfront reserves, pay closing costs, and return equity to the borrower sponsors.

(1)	Cumulative Basis Per Unit is calculated based on 852 units.

(2)	Based on an as-is appraised value of $600.0 million ($704,225 per unit) as of May 10, 2017 per the appraisal.

(3)	Based on the UW NOI of $14,418,996.

(4)	Based on UW NCF of approximately $14,218,716 and the coupon of 2.6200% on the Park West Village Senior Loan, 5.0000% on the Park West Village Subordinate Companion Loan, 5.0000% on the Park West Village Mezzanine A Loan, 5.5000% on the Park West Village Mezzanine B Loan, 6.5500% on the Park West Village Mezzanine C Loan, and 2.9000% on the Park West Village Mezzanine D Loan.

(5)	Implied Equity is based on the as-is appraised value of $600.0 million, less total debt of $325.0 million.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

784, 788 and 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

The Borrower and the Borrower Sponsors. The borrower is PWV Acquisition Owner LLC (the “Park West Village Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The Park West Village Borrower is wholly-owned by PWV Mezz One LLC, which is wholly-owned by PWV Mezz Two LLC. PWV Mezz Two LLC is wholly-owned by PWV Acquisition LLC. PWV Acquisition LLC is controlled by CG Park West LLC (65.0%) and Stellar PWV LLC (35.0%). Jacob Chetrit, Meyer Chetrit, and Joseph Chetrit each have a 25.64% controlling interest in CG Park West LLC, along with RER Park LLC having a 23.08% interest. Laurence Gluck has a 90.62% controlling interest in Stellar PWV LLC with Robert A. Rosania having the remaining 9.38% interest. The nonrecourse carve-out guarantors of the Park West Village Mortgage Loan are Jacob Chetrit and Laurence Gluck (individually and collectively, the “Park West Village Guarantors”). Laurence Gluck is currently subject to litigation as described under “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Jacob Chetrit is a principal of the Chetrit Group, a real estate development firm based in New York City with over 30 years of experience in real estate acquisition and development. Some of Chetrit Group’s projects include the purchase, repositioning and sale of the 100-story Sears Tower, the multifamily and retail development of Columbus Square, the 91-unit condominium and retail development of 135 West 52nd Street, and the 420-key Empire Hotel. Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and Miami and over two million SF of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendellsohn and later as a partner at Dreyer & Traub. Laurence Gluck is also a member of the Board of Governors of the Real Estate Board of New York. The borrower sponsors of the Park West Village Mortgage Loan are The Chetrit Group LLC and Stellar Management LLC (individually and collectively, the “Park West Village Borrower Sponsors”).

The Property. The Park West Village Property is a three-building multifamily complex located at 784, 788, and 792 Columbus Avenue within the Upper West Side of Manhattan totaling 645,790 net rentable SF, which is comprised of 852 residential units (641,094 SF, 99.3% of total NRA) and six commercial units that have been combined into three commercial/office suites (4,696 SF, 0.7% of total NRA). Situated on 1.59 acres, the 16-story buildings comprising the Park West Village Property were constructed in 1950, 1958, and 1963. The three commercial/office suites include the on-site management office, a cleaners and an architectural firm. The Park West Village Property’s residential unit mix includes 231 studios, 51 junior one-bedroom units, 424 one-bedroom units, 135 two-bedroom units, and 11 three-bedroom units, with an average unit size of 752 SF. There are 424 free market units (49.8% of residential units) totaling 303,768 SF, or 716 SF per unit, and 428 rent stabilized units (50.2% of residential units) totaling 337,326 SF, or 788 SF per unit. According to the underwritten rent roll dated July 1, 2017, the rent stabilized units and free market units are 100.0% and 92.0% occupied, respectively. Of the 34 vacant free market units, 14 are currently under renovation.

Each building of the Park West Village Property features laundry facilities, which are managed by a third party laundry operator pursuant to a lease, a fitness center, a newly renovated lobby, and 24/7 doorman. Community amenities include an outdoor children’s playground, dog run, valet services, on-site surface parking (physical parking spots are not collateral, however, parking income is included as collateral for the Park West Village Mortgage Loan). All units feature hardwood flooring, nearly 9-foot ceiling heights, and full kitchen appliances, and many units include a private balcony. Renovated units feature granite countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. In total, 446 units have been or are in the process of being renovated. As part of the recent and ongoing in-unit renovation campaign, which was implemented in September 2014, existing free market rate units and recaptured rent regulated units have been upgraded, certain studio units are being offered with furnishings including pocket doors, murphy beds, and desks, and some units are being reconfigured and combined. 69 rent regulated units (approximately 26 per year) have been recaptured and converted into free market units at an average in-unit renovation cost of $60,000 per unit. The weighted average in-place rental rate of free market units is $61.79 per SF, which represents a 227.8% premium over the weighted average in-place rental rate of rent stabilized units of $18.85 per SF. 100 units have been renovated with luxury high-end finishes and rental rates for such units have increased by an average of 21.7%. Going forward, the Park West Village Borrower Sponsors intend on reconfiguring unit layouts into more efficient floorplans, modernizing dated units through renovation as they become available, and converting rent stabilized units to free market units. At closing, $2.25 million was reserved for a portion of renovations and tenant buyouts. Additionally, a debt service reserve was collected at loan closing in the amount of $700,000 that will be available to be used for renovations and tenant buyouts if and when the Park West Village Property achieves a debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period of 1.10x.

Between 2014 and 2017, the Park West Village Borrower Sponsors have invested approximately $19.7 million towards capital improvements at the Park West Village Property, consisting of approximately $11.2 million spent on in-unit renovations including layout conversions, appliance upgrades, and rent stabilized tenant buyouts. The Park West Village Borrower Sponsors also invested approximately $8.5 million towards property-level improvements and community amenities, including newly renovated lobbies and hallways, newly constructed fitness centers in each building, a tenant storage area containing 60 storage units located in the basement of 792 Columbus Avenue, a package room in 784 Columbus Avenue, and an outdoor children’s playground.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

784, 788 and 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

The table below shows the apartment mix at the Park West Village Property:

Park West Village Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	231	27.1%	466	96.1%	119	100.0%	$1,050	112	92.0%	$2,470	$2,620
Junior 1 BR	51	6.0%	467	76.5%	0	NAP	NAP	51	76.5%	$3,080	$2,628
1 BR / 1 BA	424	49.8%	840	97.6%	242	100.0%	$1,267	182	94.5%	$3,950	$4,727
2 BR / 1 BA	22	2.6%	814	95.5%	0	NAP	NAP	22	95.5%	$4,520	$4,579
2 BR / 1.5 BA	85	10.0%	1,148	100.0%	67	100.0%	$1,468	18	100.0%	$4,964	$6,460
2 BR / 2 BA	28	3.3%	892	92.9%	0	NAP	NAP	28	92.9%	$4,894	$5,016
3 BR / 2 BA	9	1.1%	1,153	100.0%	0	NAP	NAP	9	100.0%	$6,501	$6,488
3 BR / 3 BA	2	0.2%	1,258	100.0%	0	NAP	NAP	2	100.0%	$7,448	$7,076
Total/Wtd. Avg.	852	100.0%	752	96.0%	428	100.0%	$1,238	424	92.0%	$3,689	$4,233

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

The Market. The Park West Village Property is located in the Upper West Side neighborhood of New York, New York. The Upper West Side neighborhood is well-served by public parks, supermarkets, and other residential amenities. The Park West Village Property is located approximately one block and four blocks away from Central Park and Riverside Park, respectively, and adjacent to Columbus Square, a 500,000-SF Class A luxury residential, retail, and parking development developed by the Park West Village Borrower Sponsors. Columbus Square is anchored by Whole Foods, T.J. Maxx, Michael’s, Petco, HomeGoods, Duane Reade, and Sephora, and includes various inline retailers such as Starbucks, Chipotle, BareBurger, Bank of America, Chase, and Modell’s. Private, parochial, and public schools are located throughout the Upper West Side neighborhood, adding to the area’s attraction to families. Additionally, Columbus Square has education facilities leased to the Mandell School and Solomon Schechter School of Manhattan.

The Upper West Side is known for its prewar architecture, diverse and award-winning restaurants, and numerous cultural and educational institutions. Notable landmarks in the area include the American Museum of Natural History, The Metropolitan Museum of Art, Hayden Planetarium, Lincoln Center for the Performing Arts, and Columbia University. There are seven subway lines as well as numerous buses that serve the Park West Village Property, providing service to and from the five boroughs of New York City. The 96 Street stations are located approximately two to four blocks of the Park West Village Property, providing a 14-minute ride to the Midtown area and a 31-minute ride to the Financial District. Additionally, the West Side Highway (0.7 miles west) provides access to the region’s highway system via the Lincoln, Holland and Brooklyn-Battery Tunnels to the south and the George Washington Bridge (4.7 miles) to the north.

According to a third party market research report, the estimated 2017 population within a one-, three-, and five-mile radius is 206,469, 1,232,978, and 2,633,184, respectively. The 2017 estimated average household income within a one-, three-, and five-mile radius is $137,122, $123,381, and $109,398, respectively.

According to a third party market research report, as of the first quarter of 2017, the Manhattan rental market exhibited average rents of $2,328 for studios, $3,098 for one-bedrooms, $4,098 for two-bedrooms, and $5,261 for three-bedrooms. The market saw a vacancy rate of 1.92% as of the first quarter of 2017, compared to 2.06% as of the fourth quarter of 2016 and 1.77% as of the first quarter of 2016. The Park West Village Property is located in the Upper West Side apartment submarket, which exhibited effective rent of $4,879 per unit and a vacancy rate of 3.2%, as of the first quarter of 2017. There are 334 units scheduled to be delivered to the Upper West Side submarket over the next two years, according to a third party research report.

The appraiser identified 11 comparable rental properties to the Park West Village Property, totaling 2,897 units. The average quoted rental rates per SF of the competitive properties exceed the average in place rental rates per SF of free market units at the Park West Village Property by 6.6% for studio/junior one-bedroom units, 10.0% for one-bedroom units, 10.8% for two-bedroom units, and 1.7% for three-bedroom units.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

784, 788 and 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

Comparable rental properties to the Park West Village Property are shown in the table below:

Park West Village Property Comparable Rentals Summary
Address City, State	Year Built/ Renovated	Distance to Subject	Number of Units	Unit Type	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)
Park West Village Property 784, 788, 792 Columbus Avenue New York, NY	1950, 1958, 1963 / 2014-2017	—	852(1)	Studio/Junior One-Bedroom One Bedroom Two Bedroom Three Bedroom	463 837 930 1,172	$2,646 $3,985 $4,788 $6,673
Columbus Square 808 Columbus Avenue New York, NY	2009/N/A	0.1 miles	710	Studio One Bedroom Two Bedroom Three Bedroom	460 658 961 1,366	$3,110 $4,028 $6,323 $10,119
The Westmont Apartments 730 Columbus Avenue New York, NY	1986/N/A	0.3 miles	163	Studio One Bedroom Two Bedroom Three Bedroom	610 650 1,130 1,403	$3,143 $3,483 $5,909 $7,490
350 Central Park West 350 Central Park West New York, NY	1929/N/A	0.5 miles	174	One Bedroom Two Bedroom	650 900	$3,911 $7,061
Whitehall 250 West 100th Street New York, NY	1923/N/A	0.7 miles	188	Studio One Bedroom	400 650	$2,225 $2,750
The Paris New York 752 West End Avenue New York, NY	1931/N/A	0.6 miles	176	Studio One Bedroom Two Bedroom Three Bedroom	467 865 1,191 2,118	$3,443 $4,111 $6,071 $11,345
The Lyric 255 West 94th Street New York, NY	1999/N/A	0.8 miles	285	Studio One Bedroom Two Bedroom Three Bedroom	510 686 1,015 1,326	$3,301 $4,162 $6,472 $9,370
James Marquis 101 W 90th St New York, NY	1986/N/A	1.0 mile	201	Studio One Bedroom Two Bedroom Three Bedroom	529 843 949 1,442	$2,695 $3,585 $4,498 $5,495
The Greystone 212 West 91st Street New York, NY	1923/N/A	0.7 miles	367	Studio One Bedroom Two Bedroom	375 650 1,000	$2,550 $3,661 $5,600
Columbus Townhouse 600 Columbus Ave New York, NY	1986/N/A	0.6 miles	166	Studio Two Bedroom	425 903	$2,552 $4,510
Hudson Park 323 W 96th St New York, NY	2001/N/A	0.7 miles	172	Studio One Bedroom	476 645	$2,607 $3,220
Avalon Morningside Park 1 Morningside Drive New York, NY	2009/N/A	0.8 miles	295	Studio One Bedroom Two Bedroom Three Bedroom	513 747 1,210 1,327	$3,208 $3,715 $5,901 $7,654

Source: Appraisal

(1)	Number of Units is based on the underwritten rent roll.

(2)	Avg. Unit Size and Avg. Monthly Rent Per Unit for the Park West Village Property is based on the underwritten rent roll and only includes the 424 free market units, exclusive of the 428 rent stabilized units.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

784, 788 and 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the Park West Village Property:

Cash Flow Analysis
	2014	2015	2016	5/31/2017 TTM	UW	Appraisal Stabilized Year 4(1)	Stabilized UW Year 4(2)	UW Per Unit
Gross Potential Rent(3)(4)	$17,671,953	$17,267,064	$19,127,296	$20,481,780	$24,915,292	$32,361,877	$33,335,107	$29,243
Total Other Income(5)	$502,396	$750,352	$638,432	$662,783	$715,269	$708,545	$565,730	$840
Less Vacancy & Concessions(6)	($93,764)	($192,325)	($1,002,483)	($1,148,951)	($1,704,891)	($673,375)	($1,672,877)	($2,001)
Effective Gross Income	$18,080,584	$17,825,091	$18,763,245	$19,995,613	$23,925,670	$32,397,047	$32,227,961	$28,082
Total Operating Expenses(7)	$9,373,075	$9,093,534	$8,484,881	$8,925,864	$9,506,674	$11,550,737	$11,138,033	$11,158
Net Operating Income	$8,707,509	$8,731,557	$10,278,364	$11,069,748	$14,418,996	$20,846,310	$21,089,928	$16,924
Capital Expenditures	$0	$0	$0	$0	$200,280	$222,687	$213,000	$235
Net Cash Flow	$8,707,509	$8,731,557	$10,278,364	$11,069,748	$14,218,716	$20,623,623	$20,876,928	$16,689

Occupancy %	94.1%	84.7%(8)	90.7%	92.7%	96.0%(4)	97.9%	95.0%
NOI DSCR	2.73x	2.74x	3.22x	3.47x	4.52x	6.54x	6.62x
NCF DSCR	2.73x	2.74x	3.22x	3.47x	4.46x	6.47x	6.55x
NOI Debt Yield	7.3%	7.3%	8.6%	9.2%	12.0%	17.4%	17.6%
NCF Debt Yield	7.3%	7.3%	8.6%	9.2%	11.8%	17.2%	17.4%

(1)	Appraisal Stabilized Year 4 information is based on the appraisal, forecasting operating performance for June 1, 2020 to June 1, 2021 under the following assumptions: annual rent growth rates of 0% for Year 1 and 2 and 3% for Year 3 and 4 for rent stabilized units, and 0% for Year 1 and 7.5% in Year 2 to 4 for free market units, stabilized occupancy of 97.0%, real estate tax expenses growing at 7.0% annually, and operating expenses growing at 3.5% annually.

(2)	Stabilized UW Year 4 information is projected based on the following assumptions: annual rent growth rates of 0% for Year 1 and 2 and 3% for Year 3 and 4 for rent stabilized units, and 0% for Year 1 and 7.5% in Year 2 to 4 for free market units, rent-regulated units are converted at a rate of 25 per year to free market status, stabilized occupancy rate of 95.0%, free market units are leased from vacancy at a rate of 3 units per month, real estate tax expenses growing at 7.0% annually, and operating expenses growing at 3.5% annually.

(3)	Gross Potential Rent has been increasing due to higher asking rents for 69 rent regulated units that have been converted and renovated into free market units since September 2014 in combination with property-wide improvements, unit reconfigurations, and renovations of existing free market rents with luxury finishes.

(4)	UW Gross Potential Rent is underwritten to the July 1, 2017 rent roll, which reflects physical occupancy of 96.0%, and includes gross up of vacant space based on the appraiser’s concluded market rents of $1,399,967.

(5)	Other Income includes contractual rent paid by the laundry operator ($129,000), contractual rent paid by two commercial tenants which occupy ground floor space at the 792 Columbus Avenue building ($104,786), and other non-rental income such as parking income, security deposit forfeitures, and termination fees.

(6)	Vacancy & Concessions increased in 2016 over the historical periods due to leasing incentives offered while the lobbies, hallways, roofs, and apartment units underwent renovation and construction.

(7)	Total Operating Expenses have been declining primarily due to decreased utility and repairs and maintenance expenses as a result of equipment and appliance upgrades to the buildings and apartment units installed in 2014 and 2015.

(8)	Occupancy % in 2015 declined over 2014 due to the implementation of a capital improvement plan in September 2014 totaling $19.6 million, which included the conversion and renovation of rent regulated units into free market units and property-wide renovations.

Escrows and Reserves. The Park West Village Borrower deposited $720,736 upfront in escrow for annual real estate taxes, $292,923 upfront in escrow for annual insurance premiums, $700,000 upfront for debt service, and $2.25 million upfront for unit renovations and tenant buyouts. The Park West Village Borrower will be required to escrow monthly 1/12 of the annual estimated tax payments, 1/12 of the annual estimated insurance premiums and $17,750 for replacement reserves.

Provided no event of default has occurred or is continuing, the Park West Village Borrower may, upon written request to lender at least three business days prior to the monthly payment date, request for funds held in the debt service reserve to be applied to the monthly debt service payment, provided that the Park West Village Borrower delivers evidence of a shortfall between net operating income and the monthly debt service payment for the month of disbursement. In the event the balance of the debt service reserve falls below $200,000, the Park West Village Borrower is required to deposit with lender an additional amount necessary to achieve a balance of at least $700,000. In the event the Park West Village Property achieves a debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period of 1.10x, all funds remaining on deposit in the debt service reserve will be transferred to the renovation and tenant buyout reserve. In the event the balance of the renovation and tenant buyout reserve falls below $700,000, excess cash flow will be swept to the renovation and tenant buyout reserve until such balance is at least $700,000, provided, however, the Park West Village Borrower will not be required to maintain the balance of the renovation and tenant buyout reserve if and when the Park West Village Borrower has successfully converted 50 rent stabilized units to free market rate status following the origination of the Park West Village Mortgage Loan .

Lockbox and Cash Management. A soft lockbox is in place with respect to the Park West Village Whole Loan. The Park West Village Whole Loan has springing cash management. Prior to the continuance of a Cash Management Trigger Event (as defined below) for the Park West Village Whole Loan, all funds in the lockbox account will be disbursed to the Park West Village Borrower.

During the continuance of a Cash Management Trigger Event for the Park West Village Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Park West Village Whole Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Park West Village Borrower in connection with the operation and maintenance of the Park West Village Property, to pay debt service on the Park West Village Mezzanine Loans, and during the continuance of a Cash Sweep Trigger Event (as defined below), to disburse the remainder to an account to be held by the lender as additional security for the Park West Village Whole Loan (the “Excess Cash Flow Account”). During the continuance of an event of default under the Park West Village Mezzanine Loans, funds on deposit in the Excess Cash Flow Account will be allocated to the applicable mezzanine loan subaccount. Provided no event of default under the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

784, 788 and 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

Park West Village Mezzanine Loans and Cash Sweep Trigger Event has occurred and is continuing, funds on deposit in the Excess Cash Flow Account may be disbursed to the Park West Village Borrower in accordance with the loan documents.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Park West Village Whole Loan, (ii) an event of default under the mezzanine loans, (iii) any bankruptcy action involving the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, (iv) as of any date after the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the mezzanine loans) based on the trailing twelve-month period falling below 1.05x, or (v) any indictment for fraud or misappropriation of funds by the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 60 days for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the monetary obligations of the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, in regard to clause (iv) above, the date the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Lans) based on the trailing twelve-month period is greater than 1.05x for two consecutive calendar quarters, or in regard to clause (v) above, the dismissal of the related indictment for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or replacement of the property manager with a qualified manager pursuant to the loan documents. There will be no cure for a Cash Management Trigger Event caused by clause (iv) above prior to the date that is six months after the second anniversary of the first payment date.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the Park West Village Whole Loan, (ii) any bankruptcy action involving the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, or (iii) as of any date after the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the monetary obligations of the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, or in regard to clause (iii) above, the date the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period is greater than 1.05x for two consecutive calendar quarters. There will be no cure for a Cash Sweep Trigger Event caused by clause (iii) above prior to the date that is six months after the second anniversary of the first payment date.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Park West Village Mezzanine Loans refer to four mezzanine loans, with an aggregate original principal amount of $186,250,000, which funded concurrently with the funding of the Park West Village Mortgage Loan. The Mezzanine A loan has an original principal amount of $76,250,000, accrues interest at a rate of 5.0000% per annum and is senior to the Mezzanine B loan, Mezzanine C loan, and Mezzanine D loan. The Mezzanine B loan has an original principal amount of $35,000,000 and accrues interest at a rate of 5.5000% per annum and is senior to the Mezzanine C loan and Mezzanine D loan. The Mezzanine C loan has an original principal amount of $30,000,000 and accrues interest at a rate of 6.5500% per annum and is senior to the Mezzanine D loan. The Mezzanine D loan has an original principal amount of $45,000,000 and accrues interest at a rate of 2.9000% per annum. The Park West Village Mezzanine Loans are co-terminus with the Park West Village Mortgage Loan and are interest-only for their full terms. The Park West Village Mezzanine Loans are currently held by UBS AG and are expected to be purchased by one or more third party investors. The Park West Village Mezzanine Loans and the Park West Village Whole Loan are subject to an intercreditor agreement between the Park West Village Mezzanine Loans lenders and the Park West Village Mortgage Loan lender. The Park West Village Mezzanine Loans may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreements.

The following table presents certain information relating to the Park West Village Mezzanine Loans:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$76,250,000	5.0000%	60	0	60	1.78x	6.7%	35.8%
$35,000,000	5.5000%	60	0	60	1.43x	5.8%	41.7%
$30,000,000	6.5500%	60	0	60	1.19x	5.1%	46.7%
$45,000,000	2.9000%	60	0	60	1.07x	4.4%	54.2%

Release of Property. Not permitted.

Terrorism Insurance. The Park West Village Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

784, 788 and 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

784, 788 and 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

Park West Village
784, 788 & 792 Columbus Avenue
New York, NY 10025
Hudson River
H. Hudson Parkway
9A
Riverside Dr.
RIVERSIDE PARK
West End Ave.
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
CENTRAL PARK
Morningside Park
Columbia University
Columbia Law School
Barnard College
Vine Sushi
116TH ST/ BROADWAY
Lerner Hall
Butler Library
Mt. Sinai St. Luke's Hospital
W. 114th St.
Aerosoles
The Earth Inst.
W. 113th St.
Samuel J. Tilden Monument
La Monde
W. 112th St.
The Cathedral of St. John the Devine
Bank Street College of Education
W. 111th St.
Peace Fountain by Gregg Wyatt
W. 110th St.
110TH ST/ BROADWAY
Riverside Skate Park
The Hamilton
W. 109th St.
The Manchester Diner
Freda's
W. 108th St.
A Cafe New York
Spice
Contemporary African Art
Bank Street Bookstore
Thai Market
W. 107th St.
Neal's Place
Morningside Inn
Innovation Bike Shop
Game Stop
The Ellington
W. 106th St.
West End Hall
NY Brat Factory
Saiguette
Jazz on The Park Hostel
W. 105th St.
Szechuan Garden
Tum & Yum
455 Central Park West
W. 104th St.
The Great Hill
Huddlestone Arch
103RD ST.
W. 103rd St.
Arco Cafe
Aangan
W. 102nd St.
The Pool
The Loch
Broadway Hotel & Hostel
W. 101st St.
Frederick Douglass Playground
Gail Martin Gallery
Fox Gallery
Fireman's Memorial
W. 100th St.
NY Public Library
Michaels
petco
TJ maxx
North Meadow
Urban Outfitters
W. 99th St.
W. 98th St.
Petqua
HomeGoods
WHOLE FOODS
MODELL'S
16 Handles
Bubble Apparel
Westside Market
Ealy Mays Artworks
W. 97th St.
97th St. Transverse
Dinosaur Playground
Walgreens
CVS pharmacy
W. 96th St.
96TH ST.
Alan Kotz Gallery
The Hotel Newton
Buceo 95
W. 95th St.
Pio Pio
Little Shop of Crafts
W. 94th St.
Symphony Space
Days Inn
Vino Levantino
W. 93rd St.
CVS
Shishi
W. 92nd St.
Ran Art Gallery
W. 91st St.
Carmine's
Jacqueline Kennedy Onassis Reservoir
Soldiers' and Sailors' Monument
W. 90th St.
Artistic New Directions
Susan Eley Fine Art
Anthi's Greek Food
W. 89th St.
The Lusher Gallery
W. 88th St.
W. 87th Street Dog Run
W. 87th St.
Great Small Works Inc.
Barney Greengrass
86TH ST/ BROADWAY
86TH ST
W. 86th St.
85th St. Transverse
Bard Graduate Center Library
Bard Graduate Center Gallery
W. 85th St.
Fort Lee
BRONX
Cliffside Park
Washington Heights
Edgewater
Harlem
East Harlem
North Bergen
MANHATTAN
NEW JERSEY
Upper West Side
Central Park
Upper East Side
Astoria
West New York
QUEENS
Woodside
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Hoboken
Chelsea
Greenpoint
BROOKLYN
Williamsburg
East River

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

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22

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

Mortgage Loan Information				Property Information(4)
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$50,000,000			Location:	Various, FL
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	5.6%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Adam Hendry			Year Built/Renovated:	Various
Mortgage Rate:	4.9500%			Size:	2,382 Units
Note Date:	6/23/2017			Cut-off Date Balance per Unit(1):	$45,340
First Payment Date:	8/1/2017			Maturity Date Balance per Unit(1):	$40,090
Maturity Date:	7/1/2027			Property Manager:	Tzadik Properties, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(4)
IO Period:	36 months			UW NOI:	$11,320,015
Seasoning:	1 month			UW NOI Debt Yield(1):	10.5%
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	11.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.98x (IO) 1.55x (P&I)
Additional Debt Type:	Pari Passu			Most Recent NOI:	$11,829,875 (3/31/2017 TTM)
Additional Debt Balance:	$58,000,000			2nd Most Recent NOI:(5):	$10,511,963 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	N/A
Reserves(3)				Most Recent Occupancy(7):	95.4% (5/3/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.1% (3/31/2017)
RE Tax:	$1,033,388	$114,695	N/A	3rd Most Recent Occupancy:	94.0% (12/31/2016)
Insurance:	$845,916	$93,991	N/A	Appraised Value (as of):	$146,630,000 (Various)
Deferred Maintenance:	$904,090	$0	N/A	Cut-off Date LTV Ratio(1):	73.7%
Replacements:	$2,095,910	$174,409	N/A	Maturity Date LTV Ratio(1):	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$108,000,000	97.4%	Loan Payoff:	$74,832,795	67.5%
Borrower Equity:	$2,831,205	2.6%	Reserves:	$4,879,304	4.4%
			Closing Costs:	$2,022,502	1.8%
			Defeasance Costs:	$8,733,781	7.9%
			Partner Buyout:	$20,362,824	18.4%
Total Sources:	$110,831,205	100.0%	Total Uses:	$110,831,205	100.0%

(1)	The TZA Multifamily I Portfolio Mortgage Loan is part of the TZA Multifamily I Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original principal balance of $108,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the TZA Multifamily Portfolio I Whole Loan.

(2)	See “Release of Property” below for further discussion of partial release.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Property Information and Underwriting and Financial Information are based on a combination or sum of the fourteen multifamily properties that comprise the TZA Multifamily Portfolio I Property.

(5)	2nd Most Recent NOI is based on full year 2016 operating statements for 13 of the 14 TZA Multifamily Portfolio I Properties and an annualized March through December 2016 operating statement for the Timberfalls property.

(6)	The TZA Multifamily Portfolio I Properties were acquired between 2014 and 2016 and as such, 3rd Most Recent NOI is unavailable.

(7)	Most Recent Occupancy is as of the underwritten rent roll dated May 3, 2017.

The Mortgage Loan. The third largest mortgage loan (the “TZA Multifamily Portfolio I Mortgage Loan”) is part of a whole loan (the “TZA Portfolio Whole Loan”) evidenced by four pari passu promissory notes in the aggregate amount of $108,000,000, both of which are secured by a first priority fee mortgage encumbering a 14-property garden-style multifamily portfolio comprised of 2,382 units located in western, central and northern Florida (collectively, the “TZA Multifamily Portfolio I Properties”). Promissory Note A-1, in the original principal amount of $50,000,000, represents the TZA Multifamily Portfolio I Mortgage Loan and will be included in the UBS 2017-C2 Trust. Promissory Note A-2, Note A-3 and Note A-4, in the original principal balances of $30,000,000, $20,000,000 and $8,000,000, respectively are currently held by Société Générale. The TZA Multifamily Portfolio I Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

TZA Multifamily Portfolio I Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	UBS 2017-C2	Yes
Note A-2	$30,000,000	$30,000,000	Société Générale	No
Note A-3	$20,000,000	$20,000,000	Société Générale	No
Note A-4	$8,000,000	$8,000,000	Société Générale	No
Total	$108,000,000	$108,000,000

The proceeds of the TZA Multifamily Portfolio I Mortgage Loan and $2,831,205 of borrower equity, were used to refinance existing debt encumbering the TZA Multifamily Portfolio I Property, fund reserves, pay closing costs and defeasance costs, and buyout of a previous partner’s interest. All properties in the portfolio with the exclusion of the Timberfalls property were previously securitized in the JPMBB 2014-C25 transaction.

The Borrower and the Borrower Sponsor. The borrower is Tzadik Acquisitions, LLC, a single-purpose Delaware limited liability company with two independent directors (the “TZA Multifamily Portfolio I Borrower”). Majority equity ownership in the TZA Multifamily Portfolio I Borrower is held indirectly by Adam Hendry. The TZA Multifamily Portfolio I Mortgage Loan borrower sponsor and non-recourse carveout guarantor is Adam Hendry.

Adam Hendry is the founder and managing director of Tzadik Properties, LLC (“Tzadik Management”), which is the property manager of the TZA Multifamily Portfolio I Properties. Founded in 2007, Tzadik Management is a commercial real estate owner and operator specializing in multifamily properties located in Florida. Tzadik Management manages a portfolio of over $400 million of real estate comprised of approximately 5,000 apartments. The company develops, manages, and constructs multifamily properties.

The Properties. The TZA Multifamily Portfolio I Properties are comprised of 14 garden style multifamily properties totaling 2,382 units located throughout western, central, and northern Florida. The TZA Multifamily Portfolio Properties include 5 properties (847 units) located in the Tampa area (including 1 in Sarasota), 4 properties (532 units) located in Lakeland/Winter Haven in Central Florida, 3 properties (510 units) located in the Orlando area, and 2 properties (493 units) located in Jacksonville. The TZA Multifamily Portfolio I Properties were built between 1961 and 1995 and range in size from 18 units to 373 units, with an average size of approximately 170 units. Amenities at the TZA Multifamily Portfolio I Properties cumulatively include courtyards, pools, clubhouses, leasing offices, sport courts, playgrounds, BBQ/picnic areas, pet areas and laundry facilities. The TZA Multifamily Portfolio I Properties have recently benefited from a capital expenditure program, including upgrades to many unit interiors and exterior renovations and enhancements. Since the borrower sponsor began acquiring the TZA Multifamily Portfolio Properties in 2014, the borrower sponsor invested approximately $7.4 million in the properties, in addition to the prior owner’s investment of $15.8 million in 13 of the 14 properties. Additionally, the lender will collect capital expenditure reserves to be spent at the TZA Multifamily Portfolio I Properties totaling approximately $9.3 million within the first 3 years of the loan term.

As of May 3, 2017, the TZA Multifamily Portfolio I Properties were approximately 95.4% leased. According to the appraisals, within a three-mile radius of each of the 14 TZA Multifamily Portfolio I Properties, population and median household income range from 29,657 to 143,857 and from $42,561 to $61,663, respectively. The TZA Multifamily Portfolio I Properties’ seven different multifamily submarkets range in occupancy from 95.2% in the Westside submarket of Jacksonville to 98.3% in the North Lake submarket of Orlando. As of the first quarter of 2017, existing supply in the various multifamily submarkets ranged from 7,383 units in the North Lake submarket of Orlando to 24,301 units in the Sarasota submarket of Sarasota/Bradenton. Additionally, average monthly rent ranged from $808 per unit in the Westside submarket of Jacksonville to $1,163 per unit in University submarket of Tampa.

The following table represents each property comprising the TZA Multifamily Portfolio I Properties by descending Allocated Cut-off Date Loan Amount:

TZA Multifamily Portfolio I Properties Summary
Property Name	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	No. of Units	Allocated Cut-off Date Loan Amount Per Unit	Year Built / Renovated	Occupancy	Appraised Value	UW NCF DSCR(1)	Cut-off Date LTV Ratio
Rolling Hills	$16,299,802	15.1%	240	$67,916	1995 / 2014, 2015	97.5%	$22,130,000	1.55x	73.7%
Lakeland Manor	$14,583,646	13.5%	373	$39,098	1965, 1970, 1972 / N/A	91.4%	$19,800,000	1.55x	73.7%
Kings Trail	$13,103,185	12.1%	320	$40,947	1968 / N/A	97.2%	$17,790,000	1.55x	73.7%
Bella Mar	$11,541,704	10.7%	264	$43,719	1972 / N/A	94.3%	$15,670,000	1.55x	73.7%
Del Rio	$9,096,365	8.4%	160	$56,852	1982 / N/A	93.8%	$12,350,000	1.55x	73.7%
Timberfalls	$8,219,873	7.6%	184	$44,673	1972 / 2017	97.8%	$11,160,000	1.55x	73.7%
Jacksonville Heights	$7,181,341	6.6%	173	$41,511	1970 / N/A	93.1%	$9,750,000	1.55x	73.7%
Lago Bello	$6,400,600	5.9%	120	$53,338	1984 / N/A	96.7%	$8,690,000	1.55x	73.7%
North Washington	$5,840,824	5.4%	119	$49,083	1961 / N/A	96.6%	$7,930,000	1.55x	73.7%
Tanglewood	$4,794,926	4.4%	138	$34,746	1972 / N/A	97.1%	$6,510,000	1.55x	73.7%
Mount Dora	$4,765,464	4.4%	132	$36,102	1986 / N/A	96.2%	$6,470,000	1.55x	73.7%
Brandywyne	$3,277,638	3.0%	81	$40,465	1980 / N/A	97.5%	$4,450,000	1.55x	73.7%
The Landings	$2,143,354	2.0%	60	$35,723	1984 / 2015	96.7%	$2,910,000	1.55x	73.7%
Country Place	$751,279	0.7%	18	$41,738	1984 / N/A	94.4%	$1,020,000	1.55x	73.7%
Total/Wtd. Avg.	$108,000,000	100.0%	2,382	$45,340		95.4%	$146,630,000	1.55x	73.7%

(1)	UW NCF DSCR reflected is based on the P&I debt service following the interest-only payment period.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

The Market. The TZA Multifamily Portfolio I Properties are located in the Tampa – St. Petersburg Clearwater, North Port – Bradenton – Sarasota, Jacksonville, and Orlando metropolitan statistical areas. The chart below summarizes the Appraisal’s findings with respect to asking rents, concluded market rents and vacancy statistics for each individual property included in the TZA Multifamily Portfolio I Properties.

TZA Multifamily Portfolio I Properties Market Rent and Vacancy

Property Name	MSA	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	No. of Units	Asking Rent $/Unit	Contract Rent $/Unit	Appraiser Market Rent $/Unit	Market Vacancy	UW Vacancy
Rolling Hills	Orlando	$16,299,802	15.1%	240	$925	$860	$920	3.5%	5.0%
Lakeland Manor	Tampa – St. Petersburg Clearwater	$14,583,646	13.5%	373	$642	$638	$684	2.8%	8.6%
Kings Trail	Jacksonville	$13,103,185	12.1%	320	$719	$689	$719	4.7%	5.0%
Bella Mar	Tampa – St. Petersburg Clearwater	$11,541,704	10.7%	264	$716	$686	$712	4.1%	5.7%
Del Rio	Tampa – St. Petersburg Clearwater	$9,096,365	8.4%	160	$839	$794	$828	4.7%	6.3%
Timberfalls	Tampa – St. Petersburg Clearwater	$8,219,873	7.6%	184	$790	$736	$778	4.1%	5.0%
Jacksonville Heights	Jacksonville	$7,181,341	6.6%	173	$668	$690	$693	4.8%	6.9%
Lago Bello	Tampa – St. Petersburg Clearwater	$6,400,600	5.9%	120	$772	$741	$767	4.1%	5.0%
North Washington	North Port – Bradenton - Sarasota	$5,840,824	5.4%	119	$787	$740	$763	2.8%	5.0%
Tanglewood	Orlando	$4,794,926	4.4%	138	$637	$612	$636	1.7%	5.0%
Mount Dora	Orlando	$4,765,464	4.4%	132	$638	$615	$638	1.7%	5.0%
Brandywyne	Tampa – St. Petersburg Clearwater	$3,277,638	3.0%	81	$669	$624	$645	2.8%	5.0%
The Landings	Tampa – St. Petersburg Clearwater	$2,143,354	2.0%	60	$682	$635	$655	2.8%	5.0%
Country Place	Tampa – St. Petersburg Clearwater	$751,279	0.7%	18	$680	$668	$680	2.8%	5.6%
Total/Wtd. Avg.		$108,000,000	100.0%	2,382	$731	$702	$734	3.6%	5.9%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the TZA Multifamily Portfolio I Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(2)	3/31/2017 TTM	UW	UW per Unit
Gross Potential Rent	N/A	N/A	$19,269,789	$19,591,065	$19,923,040	$8,364
Other Income(3)	N/A	N/A	$1,718,611	$1,830,254	$1,830,254	$768
Less Vacancy & Credit Loss	N/A	N/A	($1,929,273)	($1,858,260)	($1,881,169)	($790)
Effective Gross Income	N/A	N/A	$19,059,127	$19,563,059	$19,872,125	$8,343
Total Operating Expenses	N/A	N/A	$8,547,163	$7,733,184	$8,552,111	$3,590
Net Operating Income	N/A	N/A	$10,511,963	$11,829,875	$11,320,015	$4,752
Capital Expenditures	N/A	N/A	$0	$0	$595,500	$250
Net Cash Flow	N/A	N/A	$10,511,963	$11,829,875(4)	$10,724,515	$4,502

Occupancy %	N/A	N/A	94.0%	94.1%	94.1%(5)
NOI DSCR (P&I)	N/A	N/A	1.52x	1.71x	1.64x
NCF DSCR (P&I)	N/A	N/A	1.52x	1.71x	1.55x
NOI Debt Yield	N/A	N/A	9.7%	11.0%	10.5%
NCF Debt Yield	N/A	N/A	9.7%	11.0%	9.9%

(1)	The TZA Multifamily Portfolio I Properties were acquired between 2014 and 2016 and as such, historical financial information is unavailable.

(2)	The aggregate TZA Multifamily Portfolio I Properties 2016 historical operating statement is based on full year 2016 operating statements for 13 of the 14 TZA Multifamily Portfolio I Properties and an annualized March through December 2016 operating statement for the Timberfalls property.

(3)	Other Income includes ratio utility billing systems (RUBS), laundry income, security deposit forfeitures, late fees and other miscellaneous income.

(4)	Increase in Net Cash Flow between 2016 and 3/31/2017 TTM is due to occupancy increasing from 94.0% to 95.4%. Additionally, the borrower sponsor streamlined the TZA Multifamily Portfolio I Properties’ operations, which resulted in decreased operating expenses.

(5)	The TZA Multifamily Portfolio I Properties were 95.4% physically occupied as of May 3, 2017, however, 3/31/2017 TTM and UW economic occupancy are 94.1%.

Escrows and Reserves. The TZA Multifamily Portfolio I Borrower deposited approximately $1,033,388 upfront in escrow for annual real estate taxes and is required to escrow monthly 1/12th of the annual estimated tax payments. The TZA Multifamily Portfolio I Borrower deposited approximately $845,916 upfront in escrow for annual insurance premiums and is required to escrow monthly 1/12th of the annual estimated insurance premiums. The TZA Multifamily Portfolio I Borrower deposited $904,090 upfront for required repairs at the TZA Multifamily Portfolio I Property, which includes $52,500 (150% of the estimated cost) to test, monitor and treat potential vapor intrusion in the soil of the Del Rio Property, which is located adjacent to a site which housed a dry cleaning facility from 1979 to 2011. The TZA Multifamily Portfolio I Borrower deposited $2,095,910 upfront for replacement reserves and is required to escrow monthly $174,409 for replacement reserves through the July 1, 2020. Commencing on the August 1, 2020 payment date through the maturity date, the Borrower will deposit $49,625 per month in replacement reserves.

Lockbox and Cash Management. The TZA Multifamily Portfolio I Whole Loan has a soft lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon lender giving notice to the clearing bank of the occurrence of any of the following: (i) the maturity date, (ii) an event of default, or (iii) the trailing 12 month debt service coverage ratio falling below 1.20x, and will end upon lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice lender will only be required to give if (1) the loan and all other obligations under the loan documents have been repaid in full or (2) the maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Provided no event of default exists under the TZA Multifamily Portfolio I Whole Loan, at any time after two years from the closing date of the last piece to be securitized and prior to April 1, 2027, the TZA Multifamily Portfolio I Borrower may obtain a release of any of the TZA Multifamily Portfolio I Properties, provided that among other conditions, (a) no event of default has occurred and is continuing, (b) partial defeasance of 115% of the released property’s allocated loan balance, (c) the loan-to-value ratio with respect to the remaining properties being no greater than the loan-to-value ratio immediately prior to the release, unless the lender receives an opinion of counsel that the applicable securitization will not fail to maintain its status as a REMIC Trust as a result of the release, and (d) an amount which would result in the amortizing debt service coverage ratio with respect to the remaining properties being no less than the greater of 1.50x and the debt service coverage ratio immediately prior to the release.

Terrorism Insurance. The TZA Multifamily Portfolio I Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

TZA Multifamily Portfolio I
1 Bella Mar Tampa, FL
2 Brandywyne Winter Haven, FL
3 Country Place Winter Haven, FL
4 Del Rio Tampa, FL
5 Jacksonville Heights Jacksonville, FL
6 Kings Trail Jacksonville, FL
7 Lago Bello Tampa, FL
8 Lakeland Manor Lakeland, FL
9 Mount Dora Mount Dora, FL
10 North Washington Sarasota, FL
11 Rolling Hills Orlando, FL
12 Tanglewood Eustis, FL
13 The Landings Winter Haven, FL
14 Timberfalls Tampa, FL
GEORGIA
Valdosta
Okefenokee Natl. Wildlife Refuge
CUMBERLAND ISLAND NATL. SEASHORE
JACKSONVILLE
TALLAHASSEE
APALACHICOLA NATIONAL FOREST
Perry
Lake City
FLORIDA
St. Augustine
Gainesville
Palatka
Palm Coast
Atlantic Ocean
Gulf of Mexico
Ocala
Daytona Beach
CANAVERAL NATIONAL SEASHORE
Mt. Dora
Leesburg
ORLANDO
Titusville
Spring Hill
Merritt Island
TAMPA
Kissimmee
Palm Harbor
Melbourne
Clearwater
Palm Bay
Lakeland
Winter Haven
ST. PETERSBURG
Florida's Tpke
Vero Beach
Bradenton
Sarasota
Fort Pierce
JACKSONVILLE
Eustis
Mount Dora
Apopka
TAMPA
SARASOTA
LAKELAND
Winter Haven
ORLANDO

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$45,000,000			Location:	Torrance, CA
Cut-off Date Balance(1):	$45,000,000			General Property Type:	Retail
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.			Year Built/Renovated:	1961/2017
				Size:	1,769,525 SF
				Cut-off Date Balance per SF(1):	$260
Mortgage Rate(1):	3.6575%			Maturity Date Balance per SF(1):	$260
Note Date:	5/12/2017			Property Manager:	Simon Management Associates II, LLC (borrower-related)
First Payment Date:	7/1/2017
Maturity Date:	6/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$59,343,892
Prepayment Provisions(2):	LO (26); DEF (87); O (7)			UW NOI Debt Yield(1):	12.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.9%
Additional Debt Type(1)(3):	Pari Passu/Subordinate Debt			UW NCF DSCR(1):	3.34x
Additional Debt Balance(1)(3):	$414,300,000/$125,700,000			Most Recent NOI:	$53,218,707 (3/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$51,101,092 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$35,039,436 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	85.2% (5/15/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	91.5% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	86.1% (12/31/2015)
Replacements:	$0	Springing	$446,400	Appraised Value (as of):	$1,155,000,000 (4/23/2017)
TI/LC:	$0	Springing	$6,465,600	Cut-off Date LTV Ratio(1):	39.8%
Other:	$8,071,240	$0	N/A	Maturity Date LTV Ratio(1):	39.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$585,000,000	100.0%	Loan Payoff:	$511,127,344	87.4%
			Closing Costs:	$3,288,487	0.6%
			Return of Equity:	$70,584,168	12.1%
Total Sources:	$585,000,000	100.0%	Total Uses:	$585,000,000	100.0%

(1)	The Del Amo Fashion Center Mortgage Loan is part of the Del Amo Fashion Center Whole Loan, which is comprised of sixteen promissory A-Notes (which are pari passu with each other) with an aggregate principal balance of $375,800,000, sixteen promissory B-Notes (which are subordinate to the A-Notes and pari passu with each other) with an aggregate principal balance of $83,500,000 (together, the “Del Amo Fashion Center Senior Loan”), and twelve subordinate mortgage notes with an aggregate principal balance of $125,700,000 (together, the “Del Amo Fashion Center Subordinate Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Del Amo Fashion Center Senior Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined principal balance of the promissory notes comprising the Del Amo Fashion Center Senior Loan and the Del Amo Fashion Center Subordinate Loan are $331, $331, 10.1%, 10.1%, 2.63x, 50.6% and 50.6%, respectively.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Del Amo Fashion Center Whole Loan promissory note to be securitized and (b) May 2, 2020. The assumed lockout period of 26 payments is based on the closing date of this transaction in August 2017.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Most Recent Occupancy includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018). Most Recent Occupancy also includes three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The Mortgage Loan. The fourth largest mortgage loan (the “Del Amo Fashion Center Mortgage Loan”) is part of a whole loan (the “Del Amo Fashion Center Whole Loan”) evidenced by sixteen promissory A-Notes in the aggregate original principal amount of $375,800,000, which are pari passu with each other, sixteen promissory B-Notes in the aggregate original amount of $83,500,000, which are subordinate to the A-Notes and pari passu with each other, and twelve subordinate promissory notes in the aggregate original principal amount of $125,700,000, which are evidenced by four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation, which are secured by a first priority fee mortgage encumbering 1,769,525 SF of a super regional mall in Torrance, California (the “Del Amo Fashion Center Property”). Promissory Note A-3-3 and Note B-3-3 (contributed by Société Générale) in the aggregate principal amount of $45,000,000, are from each of the two A and B tranches of pari passu components that comprise the Del Amo Fashion Center Senior Loan and represent the Del Amo Fashion Center Mortgage Loan and will be included in the UBS 2017-C2 Trust.

The Del Amo Fashion Center Whole Loan was co-originated by Société Générale, Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, National Association. The proceeds of the Del Amo Fashion Center Whole Loan were used to pay off previous mortgage debt, pay closing costs and to return equity to the borrower sponsors. Based on the total cost basis in the Del Amo Fashion Center Property, the borrower sponsors have over $350 million of equity invested in the asset. Following the lockout period, the borrower has the right to defease the Del Amo Fashion Center Whole Loan in whole, but not in part, on any date before December 1, 2026. In addition, the Del Amo Fashion Center Whole Loan is prepayable without penalty on or after December 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 2, 2020.

The following table presents a summary of the promissory notes comprising the Del Amo Fashion Center Whole Loan. The lender provides no assurances that any non-securitized notes will not be split further. The Del Amo Fashion Center Whole Loan is serviced pursuant to the trust and servicing agreement for the DAFC 2017-AMO Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Del Amo Fashion Center Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder(2)	Controlling Piece
A-1-1	$12,125,000	$12,125,000	DAFC 2017-AMO	Yes
A-1-2	$36,821,000	$36,821,000	BANK 2017-BNK5	No
A-1-3	$24,547,000	$24,547,000	BANK 2017-BNK6	No
A-1-4	$20,457,000	$20,457,000	Bank of America, NA	No
A-2-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-2-2	$36,821,000	$36,821,000	WFCM 2017-C39	No
A-2-3	$24,547,000	$24,547,000	WFCM 2017-C38	No
A-2-4	$20,457,000	$20,457,000	Barclays Bank PLC	No
A-3-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-3-2	$32,730,000	$32,730,000	Société Générale	No
A-3-3	$36,821,250	$36,821,250	UBS 2017-C2	No
A-3-4	$12,273,750	$12,273,750	Société Générale	No
A-4-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-4-2	$36,821,000	$36,821,000	BANK 2017-BNK5	No
A-4-3	$24,547,000	$24,547,000	WFCM 2017-C38	No
A-4-4	$20,457,000	$20,457,000	BANK 2017-BNK6	No
B-1-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-1-2	$8,179,000	$8,179,000	BANK 2017-BNK5	No
B-1-3	$5,453,000	$5,453,000	BANK 2017-BNK6	No
B-1-4	$4,543,000	$4,543,000	BANK 2017-BNK6	No
B-2-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-2-2	$8,179,000	$8,179,000	WFCM 2017-C39	No
B-2-3	$5,453,000	$5,453,000	WFCM 2017-C38	No
B-2-4	$4,543,000	$4,543,000	Barclays Bank PLC	No
B-3-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-3-2	$7,270,000	$7,270,000	Société Générale	No
B-3-3	$8,178,750	$8,178,750	UBS 2017-C2	No
B-3-4	$2,726,250	$2,726,250	Société Générale.	No
B-4-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-4-2	$8,179,000	$8,179,000	BANK 2017-BNK5	No
B-4-3	$5,453,000	$5,453,000	WFCM 2017-C38	No
B-4-4	$4,543,000	$4,543,000	Wells Fargo Bank, NA	No
Del Amo Fashion Center Subordinate Loan	$125,700,000	$125,700,000	DAFC 2017-AMO	No
Total Del Amo Fashion Center Whole Loan	$585,000,000	$585,000,000

(1)	The B-Notes are subordinate to the A-Notes.

(2)	The promissory notes currently held by Société Générale, Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, National Association are expected to be contributed to future securitization transactions or may be otherwise transferred at any time.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The Borrower and the Borrower Sponsors. The borrower is Del Amo Fashion Center Operating Company, L.L.C. (the “Del Amo Fashion Center Borrower”), which is a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors. Simon Property Group, L.P. is the non-recourse carveout guarantor (the “Del Amo Fashion Center Whole Loan Guarantor”). The Del Amo Fashion Center Whole Loan will be recourse to the Del Amo Fashion Center Whole Loan Guarantor pursuant to standard non-recourse carveouts, however, the non-recourse carveout guaranty and the environmental indemnity agreement provide that so long as Simon Property Group, L.P. is the Del Amo Fashion Center Whole Loan Guarantor (or SPF (as defined below) or certain affiliates of SPF should it be a replacement guarantor), its liability may not exceed $117,000,000 plus all reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The borrower sponsors are a 50/50 joint venture between subsidiaries of Simon Property Group, L.P. and Commingled Pension Trust Fund (Strategic Property) of J.P. Morgan Chase Bank, N.A. (“SPF”) (collectively, the “Del Amo Fashion Center Borrower Sponsors”). Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”) (NYSE: SPG). Simon is a publicly traded, self-administered and self-managed real estate investment trust focused on retail property ownership and management. Simon is one of the largest publicly-traded owners, operators and developers of retail assets in the United States. As of March 31, 2017, Simon owned or had an interest in 206 properties consisting of 108 malls, 67 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and thirteen other retail properties in 37 states and Puerto Rico, as well as redevelopment and expansion projects underway at 25 properties in the United States, Canada and Europe.

SPF is a JPMorgan Asset Management fund with a reported net asset value of approximately $30.9 billion and a gross asset value of approximately $41.7 billion as of March 31, 2017. SPF’s investment portfolio focuses on office, retail, residential and industrial investments.

The Property. The Del Amo Fashion Center Property consists of 1,769,525 SF of traditional mall, open air lifestyle and entertainment space which together with the non-collateral Macy’s and Sears anchors comprise the 2.51 million SF Del Amo Fashion Center mall, the largest shopping center in the western United States. The Del Amo Fashion Center Property is located in the suburban community of Torrance, California, at the intersection of Hawthorne and Sepulveda Boulevards. Hawthorne Boulevard is a ten-lane arterial providing access to the Pacific Coast Highway to the south and I-105 to the north. Sepulveda Boulevard is an eight-lane thoroughfare that provides access between Redondo Beach and I-110.

The Del Amo Fashion Center Property is a two-level super regional mall with a diverse retail tenancy including large chain stores such as Dick’s Sporting Goods, H&M, XXI Forever and Crate & Barrel; restaurants, including P.F. Chang’s China Bistro, Lazy Dog Cafe, Great Maple and Din Tai Fung (a Michelin-starred restaurant); entertainment options including the 18-screen AMC Theatres and Dave & Buster’s (not yet open) and over 100 in-line retailers and brands including Arhaus Furniture, Kate Spade New York, Hugo Boss, J. Crew, Lululemon and Michael Kors. Anchor tenants whose leases premises are included in the collateral include J.C. Penney and Nordstrom. Additionally, 11,892 parking spaces (approximately 6.7 spaces per 1,000 SF) are included in the collateral.

The Del Amo Fashion Center Property is currently undergoing a $423 million redevelopment that started in 2013. The multi-phased project includes (i) the renovation of the north mall area and creation of the new Patio Café Dining Pavilion which opened in 2014 and includes ten eateries, seating for 700 people, floor-to-ceiling living plant walls, skylights and lounge areas with complimentary WiFi, (ii) the addition of approximately 350,000 SF of in-line shops, the Nordstrom anchor and a multilevel parking deck, delivered in 2015, (iii) the renovation of the south mall area, completed in November 2016, (iv) the construction of the Dick’s Sporting Goods store, which opened in June 2017, and additional adjacent in-line stores and renovation of neighboring in-line stores, which construction and renovation was expected to have been completed in May 2017, (v) the build-out of two restaurant pads which are leased to BRIO Tuscan Grille and EMC Seafood & Raw Bar and which are expected to be completed in 2017), and (vi) the construction of the Marshalls and Dave & Buster’s spaces which are expected to be completed in May 2018. The remaining cost of the redevelopment has not been reserved for under the Del Amo Fashion Center Whole Loan documents and such redevelopment is not required to be completed by the Del Amo Fashion Center Borrower.

The Del Amo Fashion Center Property was 85.2% leased as of May 15, 2017 to 208 retail and restaurant tenants. The following table presents a summary of the historical in-line occupancy at the Del Amo Fashion Center Property.

Historical In-Line Occupancy
Historical Occupancy	2013	2014	2015	2016
In-Line (including Temp Tenants)	80.1%	92.8%	88.5%	93.8%
In-Line (excluding Temp Tenants)	75.2%	85.7%	79.7%	86.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The 2016 estimated total gross sales for the Del Amo Fashion Center Property were approximately $543.4 million. The following table presents a summary of historical anchor sales at the Del Amo Fashion Center Property:

Anchor Sales Summary
Tenant	2014	2015	2016	Sales PSF(1)
Macy’s (non-collateral)(2)(3)	$75,100,000	$62,000,000	$73,895,000	$175
Sears (non-collateral)(2)(4)	$32,500,000	$30,200,000	N/A(5)	$96
Nordstrom(6)	N/A	N/A	$51,480,000	$373
J.C. Penney	$23,689,000	$24,372,000	$21,061,000	$129
AMC Theatres(7)	$17,979,000	$18,114,000	$17,307,000	$961,500

(1)	Sales PSF reflects most recent year-end sales figures available.

(2)	Sales figures reflect estimates for non-collateral anchors.

(3)	Macy’s currently operates two stores at the Del Amo Fashion Center, totaling 423,307 SF. Sales figures are representative of both stores. 2014 sales represent three Macy’s stores.

(4)	Sears occupies 313,495 SF, with approximately two levels being used for merchandising and one level being used for office space. When excluding the office space, the adjusted estimated Sales PSF are approximately $144 PSF.

(5)	2016 sales data not yet available.

(6)	Nordstrom opened in October 2015.

(7)	AMC Theaters Sales PSF reflects sales per screen.

As of the trailing twelve-month period that ended March 31, 2017, the Del Amo Fashion Center Property had total comparable in-line sales of $124.3 million, with average in-line sales of $611 PSF and an occupancy cost of 13.7%. Although the renovations and redevelopment have been ongoing at the Del Amo Fashion Center Property since 2013, in-line sales PSF have grown from $441 PSF to $611 PSF, representing a 39% increase from 2013 to the trailing twelve-month period ended March 31, 2017.

Comparable In-line Sales Summary(1)
	2013	2014	2015	2016	3/31/2017 TTM
In-Line Sales PSF	$441	$449	$499	$560	$611
Occupancy Cost	14.3%	14.7%	15.9%	14.4%	13.7%

(1)	Information as provided by the Del Amo Fashion Center Borrower and only include tenants reporting comparable sales.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The following table presents certain information relating to the major tenants at the Del Amo Fashion Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent		Annual UW Rent PSF(3)(4)	Most Recent Sales(4)		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Anchor Tenants – Not Part of Collateral
Macy’s	BBB/Baa3/BBB-	423,307		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sears	CC/Caa2/CCC+	313,495

Anchor Tenants
J.C. Penney	B+/B1/B+	163,346	9.2%	$457,325	0.9%	$2.80	21,061,000	$129	N/A	12/31/2018
Nordstrom	BBB+/Baa1/BBB+	138,000	7.8%	$0(5)	0.0%(5)	$0(5)	51,480,000	$373	N/A	2/28/2031
AMC Theaters	NR/B1/NR	76,800	4.3%	$3,066,624	6.1%	$39.93	$17,307,000	$961,500(7)	17.7%	9/30/2021
Total Anchor Tenants		378,146	21.4%	$3,523,949	7.0%	$14.67(6)

Major Tenants(8)
LA Fitness	NR/NR/NR	47,137	2.7%	$1,792,237	3.6%	$38.02	N/A	N/A	N/A	1/31/2022
Dave & Buster’s(9)	NR/NR/NR	42,336	2.4%	$1,439,424	2.9%	$34.00	N/A	N/A	N/A	4/30/2033
Dick’s Sporting Goods	NR/NR/NR	83,210	4.7%	$1,352,163	2.7%	$16.25	N/A	N/A	N/A	4/30/2027
H&M	NR/NR/NR	25,086	1.4%	$1,076,189	2.1%	$42.90	N/A	N/A	N/A	1/31/2026
Zara	NR/NR/NR	26,802	1.5%	$1,050,625	2.1%	$39.20	$8,791,000	$328	12.0%	10/31/2027
Burlington Coat Factory(10)	NR/NR/NR	60,000	3.4%	$840,000	1.7%	$14.00	N/A	N/A	N/A	1/31/2025
Marshalls(9)	NR/A2/A+	30,716	1.7%	$752,542	1.5%	$24.50	N/A	N/A	N/A	2/29/2028
Express	NR/NR/NR	11,208	0.6%	$741,858	1.5%	$66.19	N/A	N/A	N/A	1/31/2026
Old Navy	BB+/Baa2/BB+	17,990	1.0%	$712,799	1.4%	$39.62	$7,784,000	$433	9.7%	1/31/2024
XXI Forever	NR/NR/NR	20,217	1.1%	$707,595	1.4%	$35.00	$7,613,000	$377	13.4%	1/31/2018

Subtotal/Wtd. Avg.		742,848	42.0%	$13,989,380	27.8%	$18.83
Other Retail Tenants(11)		764,810	43.2%	$36,415,851	72.2%	$47.61
Vacant Space		261,867	14.8%

Total/Wtd. Avg.		1,769,525	100.0%	$50,405,231		$33.43

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recent Sales $ and PSF represent trailing 12 months ending March 31, 2017 information for Old Navy and XXI Forever, and 2016 information for all other tenants.

(5)	Nordstrom opened in October 2015 and does not pay base rent but pays percentage rent equivalent to 2% of sales over a $60.0 million breakpoint.

(6)	The Total Anchor Tenants UW Rent PSF excludes Nordstrom SF. Including Nordstrom, the Annual UW Rent PSF is $9.32.

(7)	Most Recent Sales PSF for AMC Theaters represents Sales per screen.

(8)	Major Tenants are ordered by Annual UW Rent.

(9)	Dave & Buster’s and Marshalls have executed leases with expected May 2018 commencement dates. The Del Amo Fashion Center Whole Loan Guarantor has signed a ten-year master lease which provides for the annual rent obligations for these tenants.

(10)	Burlington Coat Factory has the option to terminate its lease at any time upon at least 270 days’ prior written notice.

(11)	Other Retail Tenants includes 11 tenants (representing 2.1% of NRA and 3.4% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The following table presents certain information relating to the lease rollover at the Del Amo Fashion Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2017	8	26,342	$39.50	1.5%	1.5%	$1,040,552	2.1%	2.1%
2018	11	204,233	$10.06	11.5%	13.0%	$2,054,097	4.1%	6.1%
2019	16	45,696	$44.89	2.6%	15.6%	$2,051,118	4.1%	10.2%
2020	12	88,993	$24.44	5.0%	20.6%	$2,174,566	4.3%	14.5%
2021	10	115,598	$39.74	6.5%	27.2%	$4,593,303	9.1%	23.6%
2022	11	67,982	$47.71	3.8%	31.0%	$3,243,680	6.4%	30.1%
2023	4	75,763	$18.02	4.3%	35.3%	$1,365,309	2.7%	32.8%
2024	17	51,974	$69.18	2.9%	38.2%	$3,595,680	7.1%	39.9%
2025	44	176,862	$50.40	10.0%	48.2%	$8,913,244	17.7%	57.6%
2026	56	222,472	$51.91	12.6%	60.8%	$11,548,229	22.9%	80.5%
2027	22	202,821	$33.39	11.5%	72.3%	$6,772,847	13.4%	93.9%
2028 & Beyond	6	228,922	$13.33	12.9%	85.2%	$3,052,606	6.1%	100.0%
Vacant	0	261,867	$0.00	14.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	217	1,769,525	$33.43	100.0%		$50,405,231	100.0%

(1)	Information is based on the underwritten rent roll and includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Del Amo Fashion Center Property is located in Torrance, California, in the coastal area of Los Angeles’ South Bay. Family-friendly destinations such as Disneyland Resort and Santa Catalina Island as well as the numerous local beaches provide tourist attractions within a short distance of Torrance. Torrance is also the U.S. home base for the Japanese corporations Honda, Mitsuwa and All Nippon Airways, as well as Honeywell and Robinson Helicopters.

According to the appraisal, the Del Amo Fashion Center Property is located within 4.5 miles of the Kings Harbor Marina, within 10.5 miles of the Los Angeles Airport (LAX), in close proximity to I-110 and I-405, and near high income demographic areas including Palos Verdes Peninsula, Redondo Beach, Hermosa and Manhattan Beach. Demographics surrounding the Del Amo Fashion Center Property include a 5-mile radius population of 504,851 with an average household income of $112,287 as of December 2016.

The Del Amo Fashion Center Property is located in the South Bay/Torrance submarket of Los Angeles, which as of year-end 2016 contained 6,154,000 SF (9.1% of the broader Los Angeles retail market inventory) with a vacancy rate of 3.9% and average asking rents of $35.43 PSF, as compared to the Los Angeles retail market which had a vacancy rate of 6.2% and average asking rents of $32.00 PSF. According to the appraisal, there is no proposed new competitive supply within the submarket and none of the proposed supply within the broader Los Angeles market would be competitive with the Del Amo Fashion Center Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The following table presents certain competitive retail properties to the Del Amo Fashion Center Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occupancy	Comparable In-line Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Del Amo Fashion Center Torrance, CA	Super Regional Mall	1961/2017	1,769,525	85.2%(1)	$611(2)	Macy’s (non-collateral), Sears (non-collateral), Nordstrom, J.C. Penney	N/A
South Bay Galleria Redondo Beach, CA	Super Regional Mall	1984/2014	960,200	84.9%	$435-$445	Macy’s, Kohl’s, Cinemas	3.5
Promenade on the Peninsula Rancho Palos Verdes, CA	Regional Center	1981/N/A	374,186	80.6%	$350-$375	Equinox Fitness, Cinemas	5.4
Manhattan Village Manhattan Beach, CA	Super Regional Mall	1981/N/A	620,008	99.4%	$450-$475	Macy’s, Fry’s Electronics, Ralph’s/CVS	7.5
South Bay Pavilion Carson, CA	Super Regional Mall	1973/ N/A	1,016,554	82.2%	N/A	J.C. Penney, Target, IKEA, 24-Hour Fitness, Cinemas	8.5

Source: Appraisal

(1)	Occupancy as of May 15, 2017 which includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Comparable inline sales shown as of March 31, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Del Amo Fashion Center Property:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$29,467,993	$33,241,859	$45,831,077	$46,804,573	$51,545,895	$29.13
Vacant Space	$0	$0	$0	$0	$11,430,694	$6.46
Total Recoveries	$12,142,979	$15,224,540	$25,514,526	$26,374,801	$25,211,150	$14.25
Specialty Leasing	$1,960,645	$2,348,117	$3,373,175	$3,266,342	$3,366,899	$1.90
Other Income(3)	$584,173	$964,983	$1,396,597	$1,359,783	$1,135,576	$0.64
Less Vacancy & Credit Loss	($316,274)	($134,368)	($441,700)	($630,344)	($11,430,694)	(6.46)
Effective Gross Income	$43,839,516	$51,645,131	$75,673,675	$77,175,155	$81,259,520	$45.92
Total Operating Expenses	$14,855,360	$16,605,695	$24,572,583	$23,956,448	$21,915,628	$12.39
Net Operating Income	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$59,343,892	$33.54
Capital Expenditures	$0	$0	$0	$0	$223,460	$0.13
TI/LC	$0	$0	$0	$0	$2,154,999	$1.22
Net Cash Flow	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$56,965,434	$32.19

Occupancy %	93.5%	86.1%	91.5%	85.2%(2)	87.0%
NOI DSCR(4)	1.70x	2.06x	3.00x	3.12x	3.48x
NCF DSCR(4)	1.70x	2.06x	3.00x	3.12x	3.34x
NOI Debt Yield(4)	6.3%	7.6%	11.1%	11.6%	12.9%
NCF Debt Yield(4)	6.3%	7.6%	11.1%	11.6%	12.4%

(1)	UW Base Rent is based on the May 15, 2017 underwritten rent roll and includes contractual rent steps through July 1, 2018.

(2)	Occupancy as of May 15, 2017. The May 15, 2017 underwritten rent roll includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan Guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(3)	Other income includes income from storage, stroller rentals, ATMs and other miscellaneous rental income.

(4)	Debt service coverage ratios and debt yields are based on the Del Amo Fashion Center Senior Loan and exclude the Del Amo Fashion Center Subordinate Loan.

Escrows and Reserves. During either an event of default or a DSCR Reserve Trigger Period (as defined below), the Del Amo Fashion Center Borrower is required to deposit monthly escrows for real estate taxes, insurance premiums (unless the Del Amo Fashion Center Property is insured under an acceptable blanket insurance policy), $18,600 for replacement reserves, capped at $446,400, and $179,600 for tenant improvement and leasing commissions, capped at $6,465,600. The Del Amo Fashion Center Borrower will additionally be required to deposit monthly escrows for real estate taxes if the Del Amo Fashion Center Borrower fails to provide evidence that the real estate taxes have been paid prior to the assessment of any penalty for late charges.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

At origination of the Del Amo Fashion Center Whole Loan, the Del Amo Fashion Center Whole Loan Guarantor provided guarantees in the amount of $7,242,346 for outstanding landlord obligations relating to fourteen tenants and $828,894 for abated rent periods relating to eleven tenants which continue through as late as February 1, 2018.

A “DSCR Reserve Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.50x for two consecutive quarters based on the trailing four quarters and will end (provided no event of default has occurred and is continuing) upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.50x for two consecutive quarters based on the trailing four quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Del Amo Fashion Center Whole Loan. Upon the occurrence of a Lockbox Event (as defined below), the Del Amo Fashion Center Borrower is required to establish a lender-controlled cash management account to which all amounts in the lockbox account are required to be automatically transferred, on a weekly basis for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an approved annual budget, with all excess cash being deposited to an excess cash reserve to be held as additional collateral for the Del Amo Fashion Center Whole Loan until the Lockbox Event ends.

A “Lockbox Event” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Del Amo Fashion Center Borrower, (iii) a bankruptcy action involving Simon Management Associates II, LLC (or a borrower-affiliated manager) without the manager being replaced within 60 days, (iv) a DSCR Trigger Period (as defined below), or (v) a Nordstrom Trigger Event (as defined below). A Lockbox Event will end, provided no event of default shall be continuing, upon, as applicable, (i) the lender’s acceptance of a cure of the event of default, (ii) Simon Management Associates II, LLC (or a borrower-affiliated manager) being replaced with a qualified manager or the bankruptcy involving the manager being discharged or dismissed, (iii) the end of a DSCR Trigger Period, or (iv) the end of a Nordstrom Trigger Event. A Lockbox Event may not be cured if triggered by a bankruptcy action of the Del Amo Fashion Center Borrower.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.40x for two consecutive quarters based on the trailing four quarters and will end upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.40x for two consecutive quarters based on the trailing four quarters.

A “Nordstrom Trigger Event” will occur upon Nordstrom (i) vacating or terminating or giving notice to vacate or terminate its lease or (ii) commencing to exercise remedies pursuant to its lease in connection with the Del Amo Fashion Center Borrower’s failure to complete the removal of the former TJ Maxx/Marshalls space from the Del Amo Fashion Center Property, and will end upon the earlier of (i) at least 75% of Nordstrom’s leased space being released to one or more replacement tenants, which tenant(s) are in occupancy, open for business and paying full unabated rent with no outstanding landlord obligations, or (ii) the balance collected to the excess cash flow reserve during the Nordstrom Trigger Event being equal to or greater than $1,380,000.

Additional Secured Indebtedness (not including trade debts). The Del Amo Fashion Center Property also secures fifteen senior pari passu promissory A-Notes with an aggregate principal balance of $338,978,750 (which are pari passu with each other and the A-Notes included in the Del Amo Fashion Center Mortgage Loan) and fifteen senior promissory B-Notes (which are pari passu with each other and the B-Notes included in the Del Amo Fashion Center Mortgage Loan) with an aggregate principal balance of $75,321,250 (the “Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans”) as well as the Del Amo Fashion Center Subordinate Loan, which includes twelve subordinate mortgage notes, comprised of four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation), with an aggregate principal balance of $125,700,000. The Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Loan accrue interest at the same rate as the Del Amo Fashion Center Mortgage Loan. The Del Amo Fashion Center Mortgage Loan is entitled to payments of principal (if applicable) and interest on a pro rata and pari passu basis with the Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans (provided that all A-Notes are entitled to payments of principal (if applicable) and interest prior to all B-Notes) before payments of principal (if applicable) and interest to the Del Amo Fashion Center Subordinate Loan. The holders of the Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Del Amo Fashion Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. No material releases permitted.

Terrorism Insurance. The Del Amo Fashion Center Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Del Amo Fashion Center Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premiums for property insurance required under the related Del Amo Fashion Center Whole Loan documents (on a standalone basis), but excluding the wind and flood components of such premiums.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

Lennox
Hawthorne
Inglewood
105
Los Angeles International Airport
1
Aviation/LAX
Boeing
Robert F. Kennedy Medical Ctr.
120th St
105
Crenshaw
METRO
Mariposa
Northrop Grumman
405
El Segundo
Hawthorne
Hawthorne Municipal Airport
El Segundo
Raytheon
Del Aire
107
135th St
Chevron Oil Refinery
Plaza El Segundo
Douglas
Aviation Blvd
San Diego Fwy
Inglewood Ave
Hawthorne Blvd
Crenshaw Blvd
Rosecrans Ave
Rosecrans Ave
Highland Ave
Manhattan Village
Sepulveda Blvd
Gardena
Marine Ave
Marine Ave
Redondo Beach
Lawndale
Alondra Park
Manhattan Beach County Park
DOWNTOWN MANHATTAN BEACH
Manhattan Beach Blvd
El Camino College
Alondra Park GC
Redondo Beach Blvd
Manhattan Beach
Manhattan Beach Pier, Roundhouse Aquarium
Ocean Dr
Redondo Beach Ave
1
Artesia Blvd
91
Van Ness Ave
91
Artesia Blvd
91
Grant Ave
South Bay Galleria
405
182nd St
Victoria St
StubHub Center
Hermosa Beach
Cal. State University - Dominguez Hills
Ripley Ave
Columbia Regional Park
107
190th St
Hermosa Beach Pier
Clark Stadium
Anita St
South Bay Medical Center
Hermosa Ave
Beryl St
LOS ANGELES COUNTY
Victoria Golf Course
Del Amo Blvd
110
Del Amo Blvd
Redondo Beach Pier
DOWNTOWN REDONDO BEACH
Anza Ave
Torrance Cultural Arts Ctr.
SouthBay Pavilion
Shell Oil
The Pier Shopping Center
Redondo Beach
Torrance Courthouse
Torrance Blvd
San Diego Fwy
Western Ave
Normandie Ave
Vernon Ave
Central Ave
Carson City Hall
Pacific Ocean
1
Maple Ave
Crenshaw Blvd
Carson St
Carson St
Harbor UCLA Medical Center
Harbor Fwy
223rd St
405
Redondo Beach State Park
Torrance
Sepulveda Blvd
Del Amo Fashion Center
3525 West Carson Street
Torrance, CA 90503
Torrance Memorial Medical Center
235th St
LOS ANGELES
Carson
Pacific Coast Hwy
Torrance Airport
Torrance Technology Center
Sepulveda Blvd
Lomita Blvd
Phillips 66
Crossroads Shopping Center
Palos Verdes Golf Course
Lomita
Kaiser Permanente South Bay Medical Center
Figueroa St
Wilmington Blvd
Avalon Blvd
47
Palos Verdes Estates
1
Pacific Coast Hwy
1
South Coast Botanic Garden
Harbor Park Muni. GC
Harbor Fwy
Alameda St
Palos Verdes Dr West
Hawthorne Blvd
Rolling Hills Country Club
Wilmington
Crenshaw Blvd
Los Angeles Harbor College
Anaheim St
Rolling Hills Estates
Palos Verdes Dr North
Phillips Corporation
Harry Bridges Blvd
Western Ave
47
110
Rolling Hills
Downtown Long Beach 3 miles
Los Verdes Golf Course
Rancho Palos Verdes
Park Plaza
VINCENT THOMAS BRIDGE
Point Vincente Interpretive Center
Point Vicente Park
Peck Park
Front St
47
Palos Verdes Dr South
San Pedro
Point Vincente Lighthouse
San Pedro Medical Center
Gaffey St
PORT OF LOS ANGELES
Terminal Island
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
ANGELES NATIONAL FOREST
LOS ANGELES COUNTY
Simi Valley
Chatsworth
Northridge
San Fernando
La Canada Flintridge
VENTURA COUNTY
Thousand Oaks
Burbank
Glendale
Altadena
Pasadena
Calabasas
SAN MONICA MTS.
Encino
Sherman Oaks
Hollywood
Alhambra
El Monte
LOS ANGELES
Malibu
Santa Monica
Pacific Palisades
Beverly Hills
Downtown
Monterey Park
Culver City
Venice
Marina del Rey
Pico Rivera
Inglewood
Downey
Whittier
El Segundo
Norwalk
Manhattan Beach
Gardena
Compton
Fullerton
Pacific Ocean
Redondo Beach
Torrance
Carson
Lakewood
ANAHEIM
ORANGE COUNTY
Garden Grove
Rancho Palos Verdes
LONG BEACH
San Pedro
Seal Beach
Long Beach Harbor
Huntington Beach

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

(THIS PAGE INTENTIONALLY LEFT BLANK)

40

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	GACC			Single Asset/Portfolio:	Portfolio
Original Balance(2):	$37,500,000			Location:	Various
Cut-off Date Balance(2):	$37,500,000			General Property Type:	Hospitality
% of Initial Pool Balance:	4.2%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Various
Borrower Sponsor:	SCG Hotel Investors Holdings, L.P.			Year Built/Renovated:	Various / Various
Mortgage Rate:	4.4860%			Size:	6,366 Rooms
Note Date:	5/24/2017			Cut-off Date Balance per Room(2):	$90,680
First Payment Date:	7/1/2017			Maturity Date Balance per Room(2):	$90,680
Maturity Date:	6/1/2027			Property Manager(7):	Various
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions(3):	LO (12); YM1 (105); O (3)			UW NOI(8):	$71,329,392
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield(2)(8):	12.4%
Additional Debt Type(2):	Pari Passu			UW NOI Debt Yield at Maturity(2)(8):	12.4%
Additional Debt Balance(2):	$539,770,000			UW NCF DSCR(2)(8):	2.72x
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			Most Recent NOI:	$72,574,924 (3/31/2017 TTM)
Reserves(5)				2nd Most Recent NOI:	$74,469,397 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$74,006,639 (12/31/2015)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy:	74.6% (3/31/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	74.7% (12/31/2016)
Larkspur Landing Work:	$6,385,000	$0	N/A	3rd Most Recent Occupancy:	74.8% (12/31/2015)
FF&E(6):	$0	4.0% of Revenue	N/A	Appraised Value (as of)(2)(9):	$956,000,000 (4/23/2017)
Capital Work:	$5,883,991	Springing	N/A	Cut-off Date LTV Ratio(2)(9):	60.4%
Ground Rent:	$0	Springing	N/A	Maturity Date LTV Ratio(2)(9):	60.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$577,270,000	100.0%	Loan Payoff:	$425,033,863	73.6%
			Reserves:	$12,268,991	2.1%
			Closing Costs:	$8,975,399	1.6%
			Return of Equity:	$130,991,748	22.7%
Total Sources:	$577,270,000	100.0%	Total Uses:	$577,270,000	100.0%

(1)	The SCG Hotel Portfolio Whole Loan was co-originated by JPMCB, BANA, Barclays and DBNY.

(2)	The SCG Hotel Portfolio Mortgage Loan is part of the SCG Hotel Portfolio Whole Loan, which is comprised of 18 pari passu promissory notes with an aggregate principal balance of $577,270,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the SCG Hotel Portfolio Whole Loan.

(3)	See “Release of Property” below.

(4)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future debt permitted.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Monthly FF&E reserve deposits will equal the greater of 4.0% of gross revenues for the calendar month which occurred two months prior, and any amount required under the franchise agreements.

(7)	Hersha Hospitality Management L.P., First Hospitality Group, Inc., TMI Property Management, L.L.C., Schulte Hospitality Group, Inc. and Pillar Hotels and Resorts, LLC.

(8)	UW NOI is calculated net of FF&E reserves. Inclusive of the FF&E reserves, UW NOI would be $80,062,224, and DSCR and Debt Yield calculations based on UW NOI would be 3.05x and 13.9% respectively.

(9)	Based on the “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole, which reflects an 8.1% premium to the aggregate “As-Is” value of the individual properties. In addition, the appraised value for nine of the properties (identified under “The Properties” below) is based on the “As Renovated” value which assumes PIP required renovations have been completed. The sum of the “As-Is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million, which represents a Cut-off Date LTV and Balloon LTV of 64.9%. Additionally, the aggregate “As-Is” value for each individual property as of April 23, 2017 is $884.7 million, which results in a Cut-off Date LTV and Balloon LTV of 65.3%.

The Mortgage Loan. The fifth largest mortgage loan (the “SCG Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “SCG Hotel Portfolio Whole Loan”) in the total original principal amount of $577,270,000. The SCG Hotel Portfolio Whole Loan is secured by the fee (64 properties) and leasehold (one property) interests in a hospitality portfolio (the “SCG Hotel Portfolio”), consisting of 65 properties located across 21 states throughout the continental United States (each a “Property” and collectively, the “SCG Hotel Portfolio Properties”). The SCG Hotel Portfolio Whole Loan was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”), Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation), Bank of America, N.A. (“BANA”) and Barclays Bank PLC (“Barclays”). The SCG Hotel Portfolio Whole Loan is comprised of 18 pari passu notes, with an aggregate outstanding principal balance of $577,270,000. Promissory Note A-11 and Note A-12, with a principal balance of $37,500,000, represent the SCG Hotel Portfolio Mortgage Loan and will be included in the UBS 2017-C2 Trust. The controlling Note A-1 and non-controlling Note A-7, with an aggregate original principal balance of $80,000,000 were included in the DBJPM 2017-C6 Trust. The non-controlling Note A-

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

3, with an original principal balance of $72,500,000, was contributed to the BANK 2017-BNK5 Trust. The non-controlling Note A-5, with an original principal balance of $50,000,000, was contributed to the WFCM 2017-C38 Trust. The remaining pari passu promissory notes, with an aggregate original principal balance of $337,270,000, are currently held by JPMCB, Barclays, DBNY and Starwood Mortgage Funding II LLC, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The lender provides no assurances that any non-securitized notes will not be split further. The SCG Hotel Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the DBJPM 2017-C6 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

SCG Hotel Portfolio Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1, A-7	$80,000,000	$80,000,000	DBJPM 2017-C6	Yes
A-2, A-9, A-14	$91,817,500	$91,817,500	JPMCB	No
A-3	$72,500,000	$72,500,000	BANK 2017-BNK5	No
A-4	$59,317,500	$59,317,500	BANA	No
A-5	$50,000,000	$50,000,000	WFCM 2017-C38	No
A-6, A-17	$81,817,500	$81,817,500	Barclays	No
A-11, A-12	$37,500,000	$37,500,000	UBS 2017-C2	No
A-8, A-10, A-13	$54,317,500	$54,317,500	DBNY	No
A-15, A-16-1, A-16-2	$50,000,000	$50,000,000	Starwood Mortgage Funding II LLC	No
Total	$577,270,000	$577,270,000

The proceeds of the SCG Hotel Portfolio Whole Loan were used to refinance a previous loan of approximately $425.0 million, return equity of approximately $131.0 million to the SCG Hotel Portfolio Borrower, fund upfront reserves and pay closing costs. The most recent prior financing of 55 of the 65 properties that comprise the SCG Hotel Portfolio were included in previous securitizations.

The Borrowers and the Borrower Sponsor. The borrowers consist of 92 single purpose, Delaware limited liability companies and 36 single purpose, Delaware limited partnerships, each structured to be bankruptcy remote, with two independent directors in its organizational structure (individually, a “Borrower”, collectively, the “SCG Hotel Portfolio Borrowers”). Each of the mortgaged properties are subject to operating leases with affiliates of the related borrowers. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties” and “Footnotes to Annex A-1” in the Preliminary Prospectus.

The borrower sponsor of the SCG Hotel Portfolio Borrowers and nonrecourse carve-out guarantor is SCG Hotel Investors Holdings, L.P. (the “SCG Borrower Sponsor”), an affiliate of Starwood Capital Group (“SCG”) and Starwood Mortgage Funding II LLC. The aggregate recourse to the SCG Borrower Sponsor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the SCG Hotel Portfolio Whole Loan outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. For additional information, see “Description of the Mortgage Pool–Non-Recourse Carveout Limitations” in the Preliminary Prospectus. SCG is a private alternative investment firm with a primary focus on global real estate. Since its inception in 1991, SCG has raised over $40 billion of equity capital and currently manages over $51 billion in assets. Over the past 26 years, SCG has acquired over $86.5 billion of assets across virtually every major real estate asset class, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk/reward dynamics to be evolving. SCG directly employs over 2,200 professionals and approximately 16,000 additional employees through various portfolio operating companies through offices in Atlanta, Chicago, Greenwich, Hong Kong, London, Los Angeles, Luxembourg, Miami, San Francisco and Washington D.C.

The Properties. The SCG Hotel Portfolio Whole Loan is secured by the fee (64 properties) and leasehold interests (one property) in 65 hospitality properties located across 21 states, totaling 6,366 rooms.

More specific information about SCG Hotel Portfolio Properties and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)

Year	SCG Hotel Portfolio			Competitive Set			Penetration Factor

Occupancy(2)		ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
2014	73.7%	$112.28	$82.80	66.0%	$103.25	$67.56	111.7%	108.7%	122.6%
2015	74.8%	$116.76	$87.29	66.6%	$108.28	$71.42	112.2%	107.8%	122.2%
2016	74.7%	$119.48	$89.23	65.9%	$110.28	$71.95	113.4%	108.3%	124.0%
3/31/2017 TTM	74.6%	$119.07	$88.81	65.9%	$110.31	$72.05	113.1%	107.9%	123.3%

(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on operating statements provided by the SCG Hotel Portfolio Borrowers and weighted based on available rooms and occupied rooms, as applicable.

(3)	Competitive Set data for each individual property provided from a third party hospitality research report.

(4)	Penetration Factor data for each individual property is calculated based on operating statements provided by the SCG Hotel Portfolio Borrowers and competitive set data provided by a third party hospitality research report. Portfolio level statistics are weighted based on total room count.

A summary of each individual portfolio Property is provided on the subsequent page.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

Portfolio Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	%	Appraised Value(1)	UW NCF	%	TTM Occupancy	TTM RevPAR Penetration(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	28,706,103	5.0%	43,900,000	3,562,157	5.0%	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	25,240,446	4.4%	38,600,000	3,199,426	4.5%	84.3%	93.3%
Larkspur Landing San Francisco(3)	S. San Francisco, CA	111	1999 / NAP	20,793,943	3.6%	31,800,000	2,426,585	3.4%	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	20,336,214	3.5%	31,100,000	2,438,362	3.4%	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	18,112,963	3.1%	27,700,000	2,173,526	3.0%	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	13,535,680	2.3%	20,700,000	1,816,912	2.5%	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	13,208,731	2.3%	20,200,000	1,836,126	2.6%	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	13,208,731	2.3%	20,200,000	1,708,763	2.4%	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	13,077,951	2.3%	20,000,000	1,694,132	2.4%	80.3%	103.3%
Holiday Inn Arlington NE Rangers Ballpark	Arlington, TX	147	2008 / 2013	12,554,833	2.2%	19,200,000	1,537,247	2.2%	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	12,424,054	2.2%	19,000,000	1,468,871	2.1%	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	11,900,936	2.1%	18,200,000	1,358,744	1.9%	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	10,985,479	1.9%	16,800,000	1,414,791	2.0%	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	10,789,310	1.9%	16,500,000	1,388,767	1.9%	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	10,593,141	1.8%	16,200,000	1,253,360	1.8%	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center (4)	Edison, NJ	132	2002 / 2014	10,593,141	1.8%	16,200,000	1,317,397	1.8%	78.1%	135.7%
Hilton Garden Inn St Paul Oakdale	Oakdale, MN	116	2005 / 2013	10,462,361	1.8%	16,000,000	1,689,847	2.4%	80.0%	141.9%
Residence Inn Grand Rapids West(5)	Grandville, MI	90	2000 / 2017	10,331,582	1.8%	15,800,000	1,106,127	1.6%	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	10,266,192	1.8%	15,700,000	1,158,027	1.6%	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	10,200,802	1.8%	15,600,000	1,396,943	2.0%	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	10,004,633	1.7%	15,300,000	1,439,185	2.0%	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	9,677,684	1.7%	14,800,000	1,255,566	1.8%	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	9,677,684	1.7%	14,800,000	1,232,210	1.7%	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	9,219,956	1.6%	14,100,000	1,095,610	1.5%	77.4%	106.0%
Hampton Inn Morehead(5)	Morehead City, NC	118	1991 / 2017	8,958,397	1.6%	13,700,000	1,094,065	1.5%	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	8,696,838	1.5%	13,300,000	1,208,180	1.7%	88.0%	166.0%
Courtyard Lufkin(5)	Lufkin, TX	101	2009 / 2017	8,304,499	1.4%	12,700,000	738,285	1.0%	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	8,239,109	1.4%	12,600,000	1,116,905	1.6%	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	8,239,109	1.4%	12,600,000	876,108	1.2%	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	8,173,720	1.4%	12,500,000	1,271,230	1.8%	87.1%	106.3%
Waco Residence Inn(5)	Waco, TX	78	1997 / 2012	7,977,550	1.4%	12,200,000	912,234	1.3%	82.0%	112.5%
Holiday Inn Express Fishers	Fishers, IN	115	2000 / 2012	7,454,432	1.3%	11,400,000	951,428	1.3%	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	7,258,263	1.3%	11,100,000	858,864	1.2%	86.4%	98.1%
Springhill Suites Chi. Naperville Warrenville	Warrenville, IL	128	1997 / 2013	6,865,924	1.2%	10,500,000	667,822	0.9%	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	6,800,535	1.2%	10,400,000	798,480	1.1%	72.6%	126.5%
Toledo Homewood Suites(5)	Maumee, OH	78	1997 / 2014	6,800,535	1.2%	10,400,000	944,205	1.3%	82.2%	123.0%
Grand Rapids Homewood Suites(5)	Grand Rapids, MI	78	1997 / 2013	6,604,365	1.1%	10,100,000	739,572	1.0%	84.1%	113.7%
Cheyenne Fairfield Inn and Suites	Cheyenne, WY	60	1994 / 2013	6,146,637	1.1%	9,400,000	753,591	1.1%	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	6,146,637	1.1%	9,400,000	657,471	0.9%	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	6,015,858	1.0%	9,200,000	886,115	1.2%	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	5,688,909	1.0%	8,700,000	786,149	1.1%	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	5,688,909	1.0%	8,700,000	850,105	1.2%	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	5,623,519	1.0%	8,600,000	728,609	1.0%	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	5,558,129	1.0%	8,500,000	752,132	1.1%	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	5,492,740	1.0%	8,400,000	650,443	0.9%	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	5,492,740	1.0%	8,400,000	470,046	0.7%	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	5,427,350	0.9%	8,300,000	853,603	1.2%	74.5%	139.5%
Shawnee Hampton Inn(5)	Shawnee, OK	63	1996 / 2013	5,427,350	0.9%	8,300,000	618,775	0.9%	77.6%	146.0%
Racine Fairfield Inn(5)	Racine, WI	62	1991 / 2016	5,296,570	0.9%	8,100,000	603,823	0.8%	68.6%	154.1%
Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	5,165,791	0.9%	7,900,000	687,279	1.0%	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	4,904,232	0.8%	7,500,000	605,485	0.8%	84.0%	183.4%
Westchase Homewood Suites(5)	Houston, TX	96	1998 / 2016	4,746,774	0.8%	9,800,000	379,742	0.5%	63.4%	142.9%
HIE & Suites Tyler South	Tyler, TX	88	2000 / 2015	4,708,062	0.8%	7,200,000	599,880	0.8%	65.9%	132.5%
HIE & Suites Huntsville	Huntsville, TX	87	2008 / 2013	4,511,893	0.8%	6,900,000	689,387	1.0%	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	4,119,555	0.7%	6,300,000	400,369	0.6%	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	3,465,657	0.6%	5,300,000	541,569	0.8%	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	3,269,488	0.6%	5,000,000	311,718	0.4%	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	2,649,352	0.5%	4,600,000	211,948	0.3%	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	2,354,031	0.4%	3,600,000	251,060	0.4%	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	2,252,646	0.4%	3,600,000	180,212	0.3%	64.6%	228.4%
Holiday Inn Express & Suites Texarkana E.	Texarkana, AR	88	2009 / NAP	2,086,036	0.4%	4,100,000	166,883	0.2%	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	1,869,354	0.3%	3,600,000	149,548	0.2%	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	1,445,301	0.3%	2,600,000	115,624	0.2%	75.0%	110.1%
Country Inn & Suites Houston IC Airport E.(6)	Humble, TX	62	2001 / 2017	1,372,592	0.2%	3,200,000	109,807	0.2%	54.1%	86.8%
Total / Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6%	123.3%
Total w/ Portfolio Premium						$956,000,000

(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As-Is” value of the individual properties. The sum of the value of the “As-Is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As-Is” value for each individual Property as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the SCG Hotel Portfolio Borrowers and competitive set data provided by a third party hospitality research report. The SCG Hotel Portfolio weighted average is weighted based on total room count.

(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the SCG Hotel Portfolio Borrower.

(4)	Hilton Garden Inn Edison Raritan Center is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent of $275,517.

(5)	The appraised value shown above reflects the “As Renovated” appraised value which assumes that the required PIP renovations have been completed.

(6)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The SCG Hotel Portfolio Borrowers used approximately $1.1 million of insurance proceeds to renovate the Property, which is currently back online and in ramp up.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which expires on September 30, 2076 with no extension options. The ground lease requires a current annual rent of $275,517 and is subject to scheduled rent increases every five years during the term of the ground lease.

The SCG Hotel Portfolio Properties are comprised of 65 hotels offering a range of amenities, spanning the limited service, full service and extended stay varieties. The hotels range in size from 56 to 147 rooms with an average count of 98 rooms. The SCG Hotel Portfolio benefits from geographic diversity, in addition to an overall granular property mix. No individual Property accounts for more than 2.3% of total rooms or 5.8% of underwritten net cash flow. Further, the top 10 properties based on allocated loan amount account for only 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 hotels in the SCG Hotel Portfolio are operated pursuant to management agreements with one of Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels). The hotels range in age from seven to forty-two years old with an average age of approximately 16 years, while 59.0% of the SCG Hotel Portfolio based on underwritten net cash flow has been renovated since 2012.

Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the SCG Hotel Portfolio and maintain competitiveness within each Property’s market. Going forward, the SCG Hotel Portfolio Borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans (“PIPs”), which brand mandated PIP amount was reserved at origination. Additionally, at origination, the SCG Hotel Portfolio Borrowers reserved approximately $6.4 million ($5,000 per Larkspur Landing branded room) for any future capital work or FF&E associated with the Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the SCG Borrower Sponsor, which may be terminated upon 60 days’ notice, as further described below.

Historically, the SCG Hotel Portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, 80.1% of the portfolio (on an individual basis) has outperformed its competitive set based on room count achieving a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending March 31, 2017. Further, dividing the portfolio by Property sub-type, the portfolio has outperformed its competitive set across the limited service, extended stay and full service sectors.

A summary detailing the composition of the portfolio by Property sub-type is provided below:

Property Sub-Type
Property Sub-Type	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room	TTM RevPAR Penetration(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7%	$32,572,979	45.7%	$403,300,000	$108,007	131.5%
Full Service	3	388	6.1%	$3,678,146	5.2%	$44,200,000	$113,918	106.4%
Total / Wtd. Avg.	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%

(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As-Is” value of the individual properties. The sum of the value of the “As-Is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As-Is” value for each individual Property as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the SCG Hotel Portfolio Borrowers and competitive set data provided by a third party hospitality research report as of March 31, 2017. The individual Property sub-types and the SCG Hotel Portfolio weighted averages are weighted based on total room count.

A summary of both historical and budgeted capital expenditures at the SCG Hotel Portfolio Properties are provided below:

Historical & Budgeted Capital Expenditures

	2012	2013	2014	2015	2016	2017B	2018B	2019B	Total
Total	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837

Source: SCG Hotel Portfolio Borrower

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

A summary of franchise agreement expirations during the term of the loan is provided below:

Franchise Expiration Rollover(1)
Year	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Cumulative Rooms Expiring	Cumulative % of Rooms Expiring	Cumulative UW NCF Expiring	Cumulative % of UW NCF Expiring
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8%	$1,158,027	2.5%	90	1.8%	$1,158,027	2.5%
2019	3	337	6.6%	$2,892,322	6.2%	427	8.4%	$4,050,349	8.7%
2020	0	0	0.0%	$0	0.0%	427	8.4%	$4,050,349	8.7%
2021	1	62	1.2%	$603,823	1.3%	489	9.6%	$4,654,173	10.0%
2022	21	2,025	39.8%	$18,055,211	38.8%	2,514	49.4%	$22,709,384	48.8%
2023	0	0	0.0%	$0	0.0%	2,514	49.4%	$22,709,384	48.8%
2024	0	0	0.0%	$0	0.0%	2,514	49.4%	$22,709,384	48.8%
2025	4	378	7.4%	$4,634,247	10.0%	2,892	56.8%	$27,343,631	58.8%
2026	1	128	2.5%	$1,396,943	3.0%	3,020	59.3%	$28,740,574	61.8%
2027	2	140	2.8%	$1,022,042	2.2%	3,160	62.1%	$29,762,616	64.0%
2028 & Beyond	21	1,929	37.9%	$16,729,941	36.0%	5,089	100.0%	$46,492,556	100.0%
Total	54	5,089	100.0%	$46,492,556	100.0%

(1)	The above Franchise Expiration Rollover is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the SCG Borrower Sponsor. The Larkspur Landing brand/flag is owned by an affiliate of SCG. At origination, the SCG Hotel Portfolio Borrower reserved approximately $6.4 million for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

The SCG Hotel Portfolio benefits from its brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% based on room count and 53.0% based on underwritten net cash flow of the portfolio properties are associated with Marriott or Hilton affiliated flags, providing the portfolio with institutional quality brand affiliations across the majority of the portfolio properties. Approximately 20.1% based on room count and 34.8% by underwritten new cash flow of the portfolio properties are associated with the Larkspur Landing brand, all of which are located on the west coast. Larkspur Landing is an upscale select service and extended stay brand, which has developed guest loyalty since the brand’s inception in the late 1990s. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of SCG (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual Property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice of termination by either the licensor or the licensee. Per the terms of the loan documents, the Larkspur Landing licensing agreements may not be terminated by the licensor during the term of the loan unless the SCG Hotel Portfolio Borrower replaces the Larkspur Landing flag with a “qualified franchisor” (as defined the loan documents).

In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, a full excess cash flow sweep will be triggered, as further described in the “Lockbox and Cash Management” section. Additionally, there is recourse to the SCG Hotel Portfolio Borrowers and the SCG Borrower Sponsor for any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement in violation of the loan documents without the prior written consent of the lender.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

The SCG Hotel Portfolio Properties are operated under six brands and 14 flags, a summary of which is provided below:

Flag Breakdown
Brand	# Hotels	Rooms	% of Rooms	Allocated Loan Amount ($)	Allocated Loan Amount ($)/Room	Appraised Value(1)	LTV(1)	UW NCF	% UW NCF
Larkspur Landing
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Marriott
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1%
Courtyard	5	506	7.9%	$44,138,087	$87,229	$67,500,000	65.4%	$5,412,556	7.6%
Fairfield Inn & Suites	6	483	7.6%	$30,902,406	$63,980	$48,000,000	64.4%	$3,747,382	5.3%
SpringHill Suites	3	372	5.8%	$20,597,773	$55,370	$31,500,000	65.4%	$2,013,975	2.8%
TownePlace Suites	1	83	1.3%	$5,688,909	$68,541	$8,700,000	65.4%	$850,105	1.2%
Total Marriot	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hilton
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9%
Hilton Garden Inn	2	248	3.9%	$21,055,502	$84,901	$32,200,000	65.4%	$3,007,244	4.2%
Homewood Suites	3	252	4.0%	$18,151,674	$72,030	$30,300,000	59.9%	$2,063,519	2.9%
Total Hilton	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
IHG
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6%
Holiday Inn	3	388	6.1%	$28,902,272	$74,490	$44,200,000	65.4%	$3,678,146	5.2%
Candlewood	1	80	1.3%	$1,445,301	$18,066	$2,600,000	55.6%	$115,624	0.2%
Total IHG	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Choice
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Total Choice	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Carlson
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%

(1)	The “As Portfolio” Appraised Value of $956.0 million of the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As-Is” value of the individual properties. The sum of the value of the “As-Is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As-Is” value for each individual Property as of April 23, 2017 is $884.7 million.

The Market. The SCG Hotel Portfolio Properties have broad exposure to the hospitality industry across the United States with properties located in 21 states and 55 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the SCG Hotel Portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. No other state accounts for more than 18.8% of total underwritten net cash flow, which is represented by 20 properties located in Texas.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

A summary demonstrating exposure across all states in the SCG Hotel Portfolio is provided below:

Regional Breakdown
Region	# Hotels	Rooms	% of Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of UW NCF
California	10	1,068	16.8%	84.2%	$145.56	$122.72	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5%	70.2%	$104.82	$73.59	131.2%	$13,438,906	18.8%
Indiana	5	525	8.2%	77.4%	$109.06	$83.34	114.0%	$5,560,538	7.8%
Washington	2	253	4.0%	79.6%	$122.67	$97.56	105.9%	$3,867,658	5.4%
Michigan	3	297	4.7%	76.2%	$131.21	$99.85	118.5%	$3,681,825	5.2%
Ohio	3	287	4.5%	76.3%	$121.58	$92.95	121.8%	$3,299,191	4.6%
Illinois	3	380	6.0%	67.1%	$104.93	$70.56	103.1%	$2,534,810	3.6%
Pennsylvania	3	243	3.8%	77.1%	$123.01	$94.83	191.7%	$2,532,793	3.6%
Virginia	2	228	3.6%	72.3%	$118.96	$86.15	131.4%	$2,234,852	3.1%
Minnesota	2	177	2.8%	72.4%	$120.21	$88.03	127.6%	$1,839,395	2.6%
Oregon	1	124	1.9%	74.1%	$115.72	$85.79	77.6%	$1,708,763	2.4%
Kentucky	1	106	1.7%	72.9%	$135.94	$99.11	102.1%	$1,388,767	1.9%
New Jersey	1	132	2.1%	78.1%	$126.40	$98.76	135.7%	$1,317,397	1.8%
Arizona	1	90	1.4%	80.8%	$120.72	$97.54	145.9%	$1,158,027	1.6%
North Carolina	1	118	1.9%	66.6%	$108.23	$72.10	139.7%	$1,094,065	1.5%
Oklahoma	2	131	2.1%	72.3%	$94.31	$68.74	148.7%	$830,723	1.2%
Wyoming	1	60	0.9%	74.6%	$118.88	$88.74	117.6%	$753,591	1.1%
Connecticut	1	135	2.1%	56.7%	$131.41	$74.49	116.3%	$752,132	1.1%
Maryland	1	109	1.7%	79.9%	$97.48	$77.87	139.2%	$657,471	0.9%
Wisconsin	1	62	1.0%	68.6%	$115.68	$79.34	154.1%	$603,823	0.8%
Arkansas	1	88	1.4%	66.5%	$75.50	$50.18	100.5%	$166,883	0.2%
Total / Wtd. Avg.	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%

(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on operating statements dated as of March 31, 2017 provided by the SCG Hotel Portfolio Borrowers, and weighted based on available rooms and occupied rooms, as applicable. TTM RevPAR Penetration is calculated based on operating statements provided by the SCG Hotel Portfolio Borrowers and competitive set data provided by a third party hospitality research report, and weighted based on total rooms. The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the SCG Hotel Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM(1)	UW	UW per Room
Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
ADR	$112.28	$116.76	$119.48	$119.07	$118.83
RevPAR	$82.80	$87.29	$89.23	$88.81	$88.68

Rooms Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	$32,367
Food & Beverage	$4,481,265	$5,413,425	$5,367,185	$5,436,865	$5,449,118	$856
Parking Income	$2,518,145	$1,839,946	$2,161,754	$2,093,187	$2,104,554	$331
Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	$33,553
Total Expenses	$122,976,824	$127,591,123	$131,010,137	$131,381,993	$133,537,987	$20,977
FF&E	$7,980,358	$8,583,513	$8,756,495	$8,693,699	$8,732,831	$1,372
Net Operating Income(2)	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205
Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205

NOI DSCR(3)	2.61x	2.82x	2.84x	2.76x	2.72x
NCF DSCR(3)	2.61x	2.82x	2.84x	2.76x	2.72x
NOI Debt Yield(3)	11.9%	12.8%	12.9%	12.6%	12.4%
NCF Debt Yield(3)	11.9%	12.8%	12.9%	12.6%	12.4%

(1)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1.1 million to renovate the property, which is currently back online and in ramp up.

(2)	UW Net Operating Income (NOI) is calculated net of FF&E reserves. Inclusive of the FF&E reserves, UW NOI would be $80,062,224, and DSCR and Debt Yield calculations based on underwritten NOI would be 3.05x and 13.9% respectively.

(3)	Debt service coverage ratios and debt yields are based on the SCG Hotel Portfolio Whole Loan.

Escrows and Reserves. At origination, the SCG Hotel Portfolio Borrower deposited (i) $6,385,000 into the Larkspur Landing work reserve account to be used towards capital work and FF&E expenditures only at the Larkspur Landing flagged properties and (ii) $5,883,991 into a general capital work reserve account to be used towards existing capital improvement and PIP work as described in the loan documents at origination.

Upon the occurrence and during the continuance of a Cash Management Trigger Period (as defined below), on a monthly basis, the SCG Hotel Portfolio Borrowers are required to make deposits of (i) 1/12 of the required annual taxes, (ii) 1/12 of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place or (b) an event of default has occurred and is continuing and (iii) 1/12 of the ground rent that lender reasonably estimates will be payable under the ground lease encumbering the Hilton Garden Inn Edison Raritan Center property.

On a monthly basis, regardless of whether a Cash Management Trigger Period has occurred and is continuing, the SCG Hotel Portfolio Borrowers are required to make deposits equal to the greater of (a) 4.0% of gross revenue for the calendar month that is two months prior to the applicable payment date and (b) the amount required under the franchise agreement for FF&E work. For any future capital work required under any franchise agreement after the origination date of the loan, the SCG Hotel Portfolio Borrowers are required to deposit the capital work reserve account an amount equal to (x) 100.0% of any future capital work required pursuant to a replacement franchise agreement mandated PIP less (y) any amounts then on deposit in the FF&E reserve account (provided that a capital work guaranty or a letter of credit may be provided by the SCG Borrower Sponsor in lieu of such deposit).

Lockbox and Cash Management. A soft lockbox is in place with respect to the SCG Hotel Portfolio Whole Loan. The SCG Hotel Portfolio Whole Loan has springing cash management. At origination, the SCG Hotel Portfolio Borrowers were required to establish seven lender-controlled lockbox accounts. Prior to the occurrence of a Hard Lockbox Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited directly into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Hard Lockbox Trigger Period, the borrowers or managers are required to (i) deposit all revenues received by the borrowers and property managers directly into such lockbox accounts within two business days of receipt and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the lockbox accounts are required to be swept each business day into the applicable Borrower’s operating account, unless a Cash Management Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into the applicable lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents and any excess cash flow is required to be retained by the lender as additional collateral for the SCG Hotel Portfolio Whole Loan.

A “Hard Lockbox Trigger Period” will commence upon the DSCR (as calculated in the loan documents) for the SCG Hotel Portfolio Whole Loan falling below 2.00x as of the last day of any calendar quarter and will cease to exist upon the DSCR (as calculated in the loan documents) being at least 2.00x for two consecutive calendar quarters.

A “Cash Management Trigger Period” will commence upon (i) an event of default under the loan documents, (ii) any bankruptcy or insolvency action of any property manager, (iii) any termination, expiration or cancellation of a franchise agreement or Larkspur Landing license agreement in violation of the loan documents, (iv) the DSCR (as calculated in the loan documents) for the SCG Hotel Portfolio Whole Loan falling below 1.75x or (v) any borrower is subject to an involuntary bankruptcy or insolvency action.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

A Cash Management Trigger Period will cease to exist upon: (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion, (b) with respect to clause (ii) above, the related Borrower entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (c) with respect to clause (iii) above, the SCG Hotel Portfolio Borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the of the existing franchise agreement expiration, cancellation or termination (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (d) with respect to clause (iv) above, the DSCR (as defined in the loan documents) being at least 1.75x for two consecutive calendar quarters, which may be achieved at any time (x) the underwritten net cash flow has increased to achieve such DSCR threshold or (y) by a prepayment of principal or deposit of cash in an amount determined by the lender such that the DSCR is at least 1.75x for two consecutive calendar quarters (provided such prepayment is to be accompanied by applicable yield maintenance premium) and (e) with respect to clause (v) above, the date such involuntary bankruptcy or insolvency proceeding is discharged, stayed or dismissed.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The SCG Hotel Portfolio Borrower is permitted to obtain a mezzanine loan from and after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all notes comprising of the SCG Hotel Portfolio Whole Loan have been securitized, certain direct and indirect owners of the SCG Hotel Portfolio Borrowers are permitted to obtain mezzanine financing secured by the direct or indirect ownership interests in the SCG Hotel Portfolio Borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the combined LTV ratio does not exceed 64.9%, (iii) the combined DSCR (calculated as described in the mortgage loan documents) is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the mezzanine borrowers have obtained an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike rate that provides for a DSCR of not greater than 1.75x, (v) the mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to the mortgage lender, and (vi) the SCG Hotel Portfolio Borrowers deliver a rating agency confirmation.

Release of Property. After June 1, 2018, the SCG Hotel Portfolio Borrowers may obtain the release of an individual property or properties from the lien of the SCG Hotel Portfolio Whole Loan subject to, among other terms and conditions: (i) no monetary event of default has occurred and is continuing, (ii) the remaining collateral has a DSCR (as calculated in the loan documents) no less than the greater of (a) 2.65x and (b) the DSCR in place immediately prior to the release and (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, provided the DSCR test may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with lender in an amount reasonably determined by the lender to meet such test. The “Release Price” is an amount equal to, (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any release property is to be conveyed to an affiliate of the SCG Hotel Portfolio Borrowers, any related principals, operating companies or the SCG Borrower Sponsor, 120% of the allocated loan amount of each such individual property.

In addition, with respect to the Holiday Inn Express & Suites Terrell property, pursuant to a recorded declaration, Tanger Properties Limited Partnership, together with its successors and assigns, have the right to purchase the property. In the event that such purchase option is exercised, the applicable borrower is required to promptly cause the release of the property in compliance with the release provisions described above, including payment of yield maintenance (except that the applicable Borrower may obtain the release of such property during the lockout period). The SCG Hotel Portfolio Whole Loan is recourse to the SCG Borrower Sponsor for any losses suffered by the lender if and when the purchase option is exercised.

Environmental Matters. The Phase I environmental reports dated between March and April 2017 (each, an “ESA”) recommended no further action at the SCG Hotel Portfolio Properties, with the exception of the Hampton Inn Morehead and Hampton Inn Carlisle properties. With respect to the Hampton Inn Morehead property, the ESA recommended that certain surveys and limited subsurface investigation be conducted. With respect to the Hampton Inn Carlisle property, the ESA recommended that a regulatory file review be conducted. The SCG Hotel Portfolio Borrower obtained an environmental insurance policy in lieu of any post-origination remediation work for the Hampton Inn Morehead and Hampton Inn Carlisle properties. The policy was issued by Great American E&S Insurance Company with individual and aggregate claim limits of $1.0 million and a $25,000 deductible. The policy names the lender as a named insured, has an expiration date of May 24, 2030 and premiums were paid in full on the origination date.

Terrorism Insurance. The Starwood Capital Group Hotel Portfolio Whole Loan documents require that the “all risks” insurance policy that is required to be maintained by the SCG Hotel Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Starwood Capital Group Hotel Portfolio Property. Terrorism coverage is provided under a stand-alone policy for both Foreign and Domestic Acts with a sublimit of $500,000,000 per occurrence and in the annual aggregate, subject to a $25,000 deductible.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

CANADA
Vancouver
Calgary
Winnipeg
Québec
Montreal
Ottawa
Toronto
Seattle
Bellevue
Renton
Portland
WA
MT
ND
MN
OR
ID
SD
WY
NE
NV
UT
CO
KS
MO
IA
WI
MI
IL
IN
OH
PA
NY
VT
NH
ME
MA
CT
RI
NJ
DE
MD
WV
VA
KY
TN
NC
SC
GA
AL
MS
AR
LA
OK
TX
NM
AZ
CA
FL
Lake Superior
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
Boise
Chico
Salt Lake City
Cheyenne
Minneapolis
Mankato
Milwaukee
Grand Rapids
Detroit
Chicago
Omaha
Peoria
Indianapolis
Cleveland
Pittsburgh
Columbus
Boston
Norwich
New York
Philadelphia
Baltimore
Washington, DC
Williamsburg
Norfolk
Morehead City
San Francisco
Sacramento
Milpitas
Campbell
Denver
UNITED STATES
Kansas City
St. Louis
Bloomington
Louisville
Las Vegas
Los Angeles
San Diego
Peoria
Phoenix
Tucson
Albuquerque
El Paso
Oklahoma City
Shawnee
Wichita Falls
Paris
Texarkana
Memphis
Nashville
Charlotte
Atlanta
Charleston
Sweetwater
Dallas
Tyler
Waco
Lufkin
Austin
Buda
San Antonio
Houston
New Orleans
Jacksonville
Orlando
Tampa
Miami
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
MEXICO
CUBA
Caribbean Sea

Starwood Capital Group Hotel Portfolio

No.	Hotel	Location
1	Larkspur Landing Sunnyvale	Sunnyvale, CA
2	Larkspur Landing Milpitas	Milpitas, CA
3	Larkspur Landing Campbell	Campbell, CA
4	Larkspur Landing San Francisco	South San Francisco, CA
5	Larkspur Landing Pleasanton	Pleasanton, CA
6	Larkspur Landing Bellevue	Bellevue, WA
7	Larkspur Landing Sacramento	Sacramento, CA
8	Hampton Inn Ann Arbor North	Ann Arbor, MI
9	Larkspur Landing Hillsboro	Hillsboro, OR
10	Larkspur Landing Renton	Renton, WA
11	Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX
12	Residence Inn Toledo Maumee	Maumee, OH
13	Residence Inn Williamsburg	Williamsburg, VA
14	Hampton Inn Suites Waco South	Waco, TX
15	Holiday Inn Louisville Airport Fair Expo	Louisville, KY
16	Courtyard Tyler	Tyler, TX
17	Hilton Garden Inn Edison Raritan Center	Edison, NJ
18	Hilton Garden Inn St Paul Oakdale	Oakdale, MN
19	Residence Inn Grand Rapids West	Grandville, MI
20	Peoria, AZ Residence Inn	Peoria, AZ
21	Hampton Inn Suites Bloomington Normal	Normal, IL
22	Courtyard Chico	Chico, CA
23	Hampton Inn Suites Kokomo	Kokomo, IN
24	Hampton Inn Suites South Bend	South Bend, IN
25	Courtyard Wichita Falls	Wichita Falls, TX
26	Hampton Inn Morehead	Morehead City, NC
27	Residence Inn Chico	Chico, CA
28	Courtyard Lufkin	Lufkin, TX
29	Hampton Inn Carlisle	Carlisle, PA
30	Springhill Suites Williamsburg	Williamsburg, VA
31	Fairfield Inn Bloomington	Bloomington, IN
32	Waco Residence Inn	Waco, TX
33	Holiday Inn Express Fishers	Fishers, IN
34	Larkspur Landing Folsom	Folsom, CA
35	Springhill Suites Chicago Naperville Warrenville	Warrenville, IL
36	Holiday Inn Express & Suites Paris	Paris, TX
37	Toledo Homewood Suites	Maumee, OH
38	Grand Rapids Homewood Suites	Grand Rapids, MI
39	Cheyenne Fairfield Inn and Suites	Cheyenne, WY
40	Fairfield Inn Laurel	Laurel, MD
41	Courtyard Akron Stow	Stow, OH
42	Larkspur Landing Roseville	Roseville, CA
43	Towneplace Suites Bloomington	Bloomington, IN
44	Hampton Inn Danville	Danville, PA
45	Holiday Inn Norwich	Norwich, CT
46	Hampton Inn Suites Longview North	Longview, TX
47	Springhill Suites Peoria Westlake	Peoria, IL
48	Hampton Inn Suites Buda	Buda, TX
49	Shawnee Hampton Inn	Shawnee, OK
50	Racine Fairfield Inn	Racine, WI
51	Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA
52	Holiday Inn Express & Suites Terrell	Terrell, TX
53	Westchase Homewood Suites	Houston, TX
54	Holiday Inn Express & Suites Tyler South	Tyler, TX
55	Holiday Inn Express & Suites Huntsville	Huntsville, TX
56	Hampton Inn Sweetwater	Sweetwater, TX
57	Comfort Suites Buda Austin South	Buda, TX
58	Fairfield Inn & Suites Weatherford	Weatherford, TX
59	Holiday Inn Express & Suites Altus	Altus, OK
60	Comfort Inn & Suites Paris	Paris, TX
61	Hampton Inn Suites Decatur	Decatur, TX
62	Holiday Inn Express & Suites Texarkana East	Texarkana, AR
63	Mankato Fairfield Inn	Mankato, MN
64	Candlewood Suites Texarkana	Texarkana, TX
65	Country Inn & Suites Houston Intercontinental Airport East	Humble, TX

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

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52

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$34,000,000			Location:	New York, NY 10004
Cut-off Date Balance(1):	$34,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.8%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsor:	ICR US LP			Year Built/Renovated:	1983/2015
Mortgage Rate:	3.41253%			Size:	1,118,512 SF
Note Date:	5/24/2017			Cut-off Date Balance per SF(1):	$151
First Payment Date:	7/5/2017			Maturity Date Balance per SF(1):	$151
Maturity Date:	6/5/2027			Property Manager:	Callahan Capital Properties LLC
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(6):	$25,930,418
Prepayment Provisions:	LO(11);YM1(15);DEF/YM1(87);O(7)			UW NOI Debt Yield(1):	15.3%
Lockbox/Cash Mgmt Status(2):	Hard/Springing			UW NOI Debt Yield at Maturity(1):	15.3%
Additional Debt Type(3):	Pari Passu/Subordinate Debt			UW NCF DSCR(1):	4.11x
Additional Debt Balance(3):	$169,000,000/$189,600,000			Most Recent NOI:	$23,906,564 (2/28/2017 TTM)
Future Debt Permitted (Type) (3):	Yes (Mezzanine)			2nd Most Recent NOI:	$23,122,035 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$14,270,387 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	87.1% (4/19/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	88.7% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	74.8% (12/31/2015)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$652,000,000 (4/30/2017)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	25.9%
Other:	$8,741,590	$0	N/A	Maturity Date LTV Ratio(1):	25.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount (Senior Note)(1):	$169,000,000	25.3%	Purchase Price:	$652,000,000	97.7%
Loan Amount (Subordinate Notes)(1):	$189,600,000	28.4%	Reserves:	$8,741,590	1.3%
Borrower Equity:	$308,786,179	46.3%	Closing Costs:	$6,644,590	1.0%
Total Sources:	$667,386,179	100.0%	Total Uses:	$667,386,179	100.0%

(1)	The 85 Broad Street Mortgage Loan is part of the 85 Broad Street Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $169,000,000 and three subordinate promissory notes with an aggregate original principal balance of $189,600,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the 85 Broad Street Whole Loan are $321, $321, 7.2%, 7.2%, 1.75x, 55.0% and 55.0%, respectively.

(2)	See “Lockbox and Cash Management” below for further discussion of cash management status.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The sixth largest mortgage loan (the “85 Broad Street Mortgage Loan”) is part of a whole loan (the “85 Broad Street Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance of $169,000,000: a $70,000,000 A-A-1 Note, a $20,000,000 A-A-2 Note, a $45,000,000 A-A-3 Note, and a $34,000,000 A-A-4 Note (collectively, the “85 Broad Street Pari Passu Companion Loans”), and by three subordinate promissory notes with an aggregate original principal balance of $189,600,000: a $72,000,000 A-B Note, a $58,800,000 B-A Note, which is subordinate to A-B Note, and a $58,800,000 B-B Note, which is subordinate to aggregate of A-B Note and B-A Note. The 85 Broad Street Whole Loan is secured by a first priority fee mortgage encumbering the borrower’s fee interest in a 1,118,512 SF office property known as 85 Broad Street in New York, New York (the “85 Broad Street Property”). The $34,000,000 A-A-4 Note represents the 85 Broad Street Mortgage Loan and will be included in the UBS 2017-C2 Trust. The A-A-1 Note, the A-A-2 Note and the A-B Note were contributed to the CSAIL 2017-C8 securitization transaction. The lender provides no assurances that any non-securitized notes will not be split further. The 85 Broad Street Whole Loan is being serviced pursuant to the pooling and servicing agreement for the CSAIL 2017-C8 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Following the lockout period, the 85 Broad Street Borrowers have the right to prepay the 85 Broad Street Whole Loan in whole but not in part on any date before December 5, 2026; provided that the 85 Broad Street Borrowers are required to pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding principal balance of the 85 Broad Street Whole Loan. The 85 Broad Street Borrowers also have the right to defease the entire amount or a portion of the 85 Broad Street Whole Loan after the earlier of (i) the third anniversary of the loan closing date, or (ii) two years from the closing date of the securitization of the last the 85 Broad Street Whole Loan promissory note to be securitized, but before December 5, 2026. The 85 Broad Street Whole Loan is prepayable without penalty on or after December 5, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

85 Broad Street Whole Loan Summary
Note	Original Balance	Cut-off Balance	Anticipated Note Holder	Controlling Piece
A-A-1 Note	$70,000,000	$70,000,000	CSAIL 2017-C8	No
A-A-2 Note	$20,000,000	$20,000,000	CSAIL 2017-C8	No
A-A-3 Note	$45,000,000	$45,000,000	Natixis	No
A-A-4 Note	$34,000,000	$34,000,000	UBS 2017-C2	No
A-B Note	$72,000,000	$72,000,000	CSAIL 2017-C8	No
B-A Note	$58,800,000	$58,800,000	Natixis	No
B-B Note	$58,800,000	$58,800,000	Natixis	Yes
Total	$358,600,000	$358,600,000

(1)	Cumulative basis PSF is calculated based on 1,118,512 SF.

(2)	Based on an as-is appraised value of $652.0 million ($582.92 PSF) as of April 30, 2017 per the appraisal.

(3)	Based on the UW NOI of approximately $25.9 million.

(4)	Based on UW NCF of approximately $24.0 million and the coupon of 3.41253% on the aggregation of A-A-1 Note, A-A-2 Note, A-A-3 Note and A-A-4 Note, the coupon of 3.69300% on the A-B Note, the coupon of 4.08000% on the B-A Note, and the coupon of 4.60000% on the B-B Note.

(5)	Implied Equity is based on the estimated as-is appraised value of $652.0 million, less total debt of $358.6 million.

The Borrowers and the Borrower Sponsor. The borrowers are 85 Broad Street Property Owner LLC and 85 Broad Street TRS LLC (collectively, the “85 Broad Street Borrowers”), both of which are Delaware limited liability companies and special purpose entities. The borrower sponsor and non-recourse carveout guarantor is ICR US LP, which is required to maintain a minimum net worth of $100.0 million. The maximum aggregate liability of the guarantor for the non-recourse carveouts for bankruptcy will be capped at 15.0% of the original 85 Broad Street Whole Loan plus costs of enforcement and collection. ICR US LP is controlled by Ivanhoé Cambridge, the real estate subsidiary of the Caisse de dépôt et placement du Québec, one of Canada’s leading institutional fund managers. La Caisse de dépôt et placement du Québec (“CDPQ”) is a long-term institutional investor that manages funds primarily for public and parapublic pension and insurance plans. As of December 31, 2016, it held CDN$270.7 billion in net assets.

Ivanhoé Cambridge is a global real estate firm that invests in high-quality properties and companies in select cities around the world. Founded in Québec in 1953, Ivanhoé Cambridge has built a vertically integrated business across Canada. Internationally, the company invests alongside key partners that are leaders in their respective markets. Through subsidiaries and partnerships, Ivanhoé Cambridge holds interests in close to 500 properties, consisting primarily in office, retail, residential and logistics real estate. Ivanhoé Cambridge held more than CDN$55.0 billion in assets as of December 31, 2015.

The Property. The 85 Broad Street Property consists of a 30-story, Class A, platinum LEED certified office building totaling 1,118,512 SF, located at 85 Broad Street in New York, New York. Originally constructed in 1983 as Goldman Sachs’ headquarters, the property was converted to a multi-tenant building after Goldman Sachs vacated in 2011. The 85 Broad Street Property features unique physical characteristics, including extensive light and panoramic views resulting from all four exposed sides, column-free floor plates and a full city block location. The 85 Broad Street Property underwent an extensive $112.0 million ($100 PSF) capital improvement program in 2015, which entailed numerous building systems upgrades, lobby and plaza enhancements, elevator modifications and tenant amenity spaces. The lobby is finished with marble floors and walls. Investment in new HVAC, electrical and chilled water systems has resulted in the recently awarded LEED platinum certification in January 2017. The 85 Broad Street Property has a modernized security system that includes card-key access in the elevators and security cameras located in the lobby and elevators. The lobby is equipped with a concierge desk and security personnel that patrol the perimeter of the 85 Broad Street Property after hours. The interiors include high-end finishing and decorative fluorescent or incandescent light fixtures. The majority of the floors are column less floors due to the prior trading floor use. Amenities to the tenants include a 976 SF bike room that has space for 84 bicycles, a 10,461 SF cafeteria in concourse operated by Le Pain Quotidien, a full-service Belgian bistro, a high-end 14,007 SF conference and wellness center operated by WeWork, which is expected to open in August 2017 and be available to all tenants at a nominal rate.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

Major Tenants.

WeWork (292,956 SF, 26.2% of NRA, 30.8% of underwritten rent). WeWork is a New York-based provider of shared office space that brings together entrepreneurs, freelancers, startups, and small businesses, creating both physical and virtual communities where members learn from, grow with, and support each other. The property is WeWork’s first full service location with a wellness center, restaurant & bar, and lounge floor fully operated by the company. The main lobby entrance is located on Broad Street and WeWork is in the process of constructing a private entrance on South William Street. The tenant initially was leasing 253,857 SF in 2015 and expanded in 2016 to the 27th floor.

Oppenheimer (275,792 SF, 24.7% of NRA, 28.4% of underwritten rent). Oppenheimer provides a range of financial services including brokerage, investment banking, asset management, lending, and research. Oppenheimer’s Private Client segment, which offers retail brokerage, wealth management, and margin lending to affluent business clients in the US and Latin America, makes up the bulk of sales. The group also has operations in the UK, Israel, and Hong Kong. It has more than $77 billion of private client assets under management as of December 31, 2016. The Company generated $883 million of gross revenues in 2016 and has a market capitalization of $216.4 million as of July 10, 2017. Oppenheimer has been a tenant at the property since 2011.

Nielsen (117,207 SF, 10.5% of NRA, 13.1% of underwritten rent). Nielsen provides demand analysis, product development, sales measurement, price and trade promotion strategies, and product launch services. Founded in 1923 and headquartered in Oxford, the United Kingdom and New York, NY, Nielsen employed approximately 43,000 employees as of December 31, 2016 and offers has a presence in more than 100 countries and its services cover about 90% of the globe’s population and about 80% of the global advertising spend. As of July 10, 2017, Nielson had a market capitalization of $13.4 billion. Nielsen has been a tenant at the property since 2013.

Vox Media (85,733 SF, 7.7% of NRA, 9.4% of underwritten rent) (“North South Productions”). Vox Media creates and distributes online content, and connects with educated young adults worldwide. Vox Media is a portfolio of eight influential brands focusing on key passion points that engage hundreds of millions of people. The company was founded in 2003 and is based in Washington, District Of Columbia with additional offices in New York, Chicago and San Francisco. In December 2014, Vox Media raised a $46.5 million, estimating the media company’s value at around $380 million. More recently, in August 2015, NBC Universal made a $200 million equity investment in Vox Media Inc. This investment estimates the company’s value at more than $1 billion.

Banco Popular (53,229 SF, 4.8% of NRA, 5.0% of underwritten rent). Popular, Inc., doing business as Banco Popular in Puerto Rico and the Virgin Islands and as Popular Community Bank in the United States, is a financial services conglomerate that has been operating in Puerto Rico for almost 120 years and in the United States for over 52 years. In recent years, it has expanded into other areas of the Caribbean and Central America.

The following table presents certain information relating to the leases at the 85 Broad Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration
Tenant
WeWork(4)	NR/NR/NR	292,956	26.2%	$13,414,234	30.8%	$45.79	8/31/2033
Oppenheimer(5)	B2/B+/NR	275,792	24.7%	$12,363,838	28.4%	$44.83	2/28/2028
Nielsen(6)	Ba3/BB+/NR	117,207	10.5%	$5,691,743	13.1%	$48.56	3/31/2025
Vox Media(7)	NR/NR/NR	85,733	7.7%	$4,115,184	9.4%	$48.00	1/31/2031
Banco Popular(8)	(P)B2/BB-/BB-	53,229	4.8%	$2,174,153	5.0%	$40.85	2/28/2026
Subtotal/Wtd. Avg.		824,917	73.8%	$37,759,152	86.6%	$45.77
Remaining Tenants(9)		148,759	13.3%	$ 5,849,428	13.4%	$39.32
Vacant Space		144,836	12.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,118,512	100.0%	$ 43,608,579	100.0%	$44.79

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF have been underwritten based on the April 19, 2017 rent roll, which includes rent steps of $1,704,721 through May 2018. Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	WeWork occupies 11 suites within the property; each lease has two, five-year renewal options remaining.

(5)	Oppenheimer occupies ten suites (two of which are storage within the property); each lease has one, 5- or 10-year renewal option remaining. The eight office suites have a one-time termination option effective as of February 1, 2024 to either terminate (i) the highest full floor; (ii) the lowest full floor; or (iii) the entirety of its lease with 18 months’ notice and a penalty equal to the unamortized transaction costs at an interest rate of 8%.

(6)	Nielsen occupies four suites within the property, each subject to a separate lease that has one, 5- or 10-year renewal option remaining. Following the 7th anniversary of the rent commencement date, Nielsen has the ability to terminate a portion or the entirety of its lease with 15 months’ notice. The termination payment is the sum of five times the annual rent, tax payments, operating payments and cafeteria rent, the landlord’s contribution, rent, tax and operating payments during the abatement period amortized on a monthly basis with a 7.0% interest rate and brokerage commissions. 50% of the termination payment is due concurrently with the termination notice and the remaining 50% is due on or before the termination date.

(7)	Vox Media occupies three suites within the property; each lease has one, five-year renewal option remaining.

(8)	Banco Popular occupies two suites within the property; each lease has one, five-year renewal option remaining.

(9)	Bike room and management office occupies totally 5,462 SF, but do not pay rent for this space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

The following table presents certain information relating to the lease rollover schedule at the 85 Broad Street Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling(2)	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)(4)	Total UW Base Rent Rolling(3)(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(3)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	1	12,598	1.1%	1.1%	$42.50	$535,415	1.2%	1.2%
2020	0	0	0.0%	1.1%	$0.00	$0	0.0%	1.2%
2021	1	484	0.0%	1.2%	$55.81	$27,012	0.1%	1.3%
2022	0	0	0.0%	1.2%	$0.00	$0	0.0%	1.3%
2023	0	0	0.0%	1.2%	$0.00	$0	0.0%	1.3%
2024	1	38,407	3.4%	4.6%	$45.50	$1,747,519	4.0%	5.3%
2025	4	117,207	10.5%	15.1%	$48.56	$5,691,743	13.1%	18.3%
2026	2	53,229	4.8%	19.8%	$40.85	$2,174,153	5.0%	23.3%
2027	1	8,082	0.7%	20.6%	$51.00	$412,182	0.9%	24.3%
2028 & Beyond	31	743,669	66.5%	87.1%	$44.40	$33,020,556	75.7%	100.0%
Vacant	0	144,836	12.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	41	1,118,512	100.0%		$44.79	$43,608,579	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Multiple tenants operate under more than one lease. There are 12 tenants at the property.

(3)	Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF have been underwritten based on the April 19, 2017 rent roll, which includes rent steps of $1,704,721 through May 2018.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The property is located on Broad Street between South William Street and Pearl Street, in close proximity to Wall Street, Battery Park, the Federal Reserve, the New York Stock Exchange, the National Museum of the American Indian, Federal Hall, the National September 11 Memorial and Museum, St. Paul’s Chapel, New York City Hall and the Fulton Street Transit Center, which is a recently completed $1.4 billion project by the Metropolitan Transit providing access to five different subway lines. Additionally, the property is near the World Trade Center Transportation Hub, which connects 11 different subway lines, the PATH rail system, the Battery Park City Ferry Terminal, and the Westfield World Trade Center, which opened in August 2016. Santiago Calatrava designed the center that is now home to over 125 retail shops and restaurants including: Apple, Michael Kors, Breitling and Eataly.

The area offers easy access to 13 subway lines, 30 local and express bus routes, 20 ferry routes, and the PATH transit system. In addition, the Brooklyn-Battery tunnel and the Brooklyn and Manhattan bridges connect Lower Manhattan with Brooklyn, Queens and Long Island, while the Holland Tunnel, directly north of the district, connects Lower Manhattan to New Jersey. Furthermore, the district is accessible via the FDR Drive, located on the east side of the district, and the West Side Highway.

According to a third party research report, the property is located in Lower Manhattan within the Class A Financial District submarket. As of the first quarter of 2017, the Class A Financial District submarket of New York City had approximately 35.2 million SF of office inventory with a vacancy of 9.7% and asking rents of $53.86 PSF. According to a third party research report as April 2017, the Financial District had the strongest rent growth in Manhattan and the New York Metro in 2016, with rent growth of 10.1%.

According to a third party research report, the estimated 2017 population within a one-, three- and five-mile radius of the property is 82,908, 838,005 and 2,304,923, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the property is $189,852, $139,663 and $114,797, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

The following table presents competitive office buildings with respect to the 85 Broad Street Property:

Property Name/Address	Year Built	Year Renovated	Size (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Major Tenants
225 Liberty Street 225 Liberty Street, New York, New York, 10281	1987	NAV	2,200,000	$70.00	97.2%	0.8	Rauxa
1 Liberty Street 1 Liberty Street, New York, New York, 10281	1972	NAV	2,121,437	$54.00	NAV	0.7	AON
200 Vesey Street 200 Vesey Street, New York, New York 10080	1985	NAV	2,300,000	$55.00	91.0%	0.9	Tullett Prebon
28 Liberty Street 28 Liberty Street, New York, New York 10080	1960	NAV	1,898,158	$58.00	77.9%	0.3	New York State Attorney General’s Office
One New York Plaza One New York Plaza, New York, New York 10080	1968	1994	2,103,750	$57.00	95.3%	0.2	Revlon, Inc.
1 Whitehall Street 1 Whitehall Street, New York, New York 10080	1962	1989	285,000	$50.00	97.6%	0.1	Selligent

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 85 Broad Street Property:

Cash Flow Analysis
	2014(1)	2015	2016	2/28/2017 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	N/A	$19,589,718	$33,990,919	$35,096,005	$50,771,104	$45.39
Total Recoveries	N/A	$2,121,256	$2,330,022	$2,386,220	$2,415,192	$2.16
Rent Adjustment(3)	N/A	$12,425,956	$6,570,969	$6,463,290	$0	$0.00
Total Other Income	N/A	$1,340,413	$1,299,980	$1,267,039	$1,201,605	$1.07
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($7,162,525)	($6.40)
Effective Gross Income	N/A	$35,477,343	$44,191,890	$45,212,554	$47,225,377	$42.22
Total Operating Expenses	N/A	$21,206,955	$21,069,855	$21,305,990	$21,294,959	$19.04
Net Operating Income	N/A	$14,270,387	$23,122,035	$23,906,564	$25,930,418	$23.18
Capital Expenditures	N/A	$0	$0	$0	$223,702	$0.20
TI/LC	N/A	$0	$0	$0	$1,677,768	$1.50
Net Cash Flow	N/A	$14,270,387	$23,122,035	$23,906,564	$24,028,948	$21.48

Occupancy %	N/A	43.1%	74.8%	88.7%	87.1%
NOI DSCR(4)	N/A	2.44x	3.95x	4.09x	4.43x
NCF DSCR(4)	N/A	2.44x	3.95x	4.09x	4.11x
NOI Debt Yield(4)	N/A	8.4%	13.7%	14.1%	15.3%
NCF Debt Yield(4)	N/A	8.4%	13.7%	14.1%	14.2%

(1)	The property was built to suit for Goldman Sachs in 1983. The seller bought the property in 2014 following Goldman Sachs vacating the building, and leased up the building from approximately 25.0% at acquisition to its current occupancy of 87.1%. 2015 cash flows are significantly lower than historical as the seller offered free rent and TI packages in order to attract tenants. The seller also completed a $112 million ($100 PSF) capital improvement program, which entailed numerous building systems upgrades, lobby and plaza enhancements, elevator modifications and tenant amenity spaces.

(2)	UW Gross Potential Rent is underwritten based on the April 19, 2017 rent roll, includes rent steps of $1,704,721 through May 2018, and includes $7,162,525 vacant income.

(3)	Rent adjustment is rent from FAS 13 GAAP Adjustment. This adjustment allows for rent payment based on lease term to be included in the operating statements.

(4)	Debt service coverage ratios and debt yields are based on the senior portion of the 85 Broad Street Whole Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

Escrows and Reserves. At origination, the 85 Broad Street Borrowers deposited into escrow $8,170,739 for unfunded lease obligations and $570,850 for free rent. Provided that no event of default has occurred and is continuing, the lender will be required to disburse funds held in such unfunded lease obligations reserve to the borrower within 15 days after the borrower delivers a request to the lender therefor (but not more than once per month) in increments of at least $5,000, provided that (i) such disbursement is for an approved leasing expense as provided in the related loan documents, (ii) if applicable, the lender has, at its discretion, verified the performance of any construction work associated with such approved leasing expense and (iii) the request is accompanied by certain information and an officer’s certificate as detailed under the related loan documents. If an event of default exists, any such disbursement in an amount of more than $10,000 may, at the lender’s discretion, be made by joint check payable to the borrower and the payee of any such approved leasing expense.

Tax Escrows - During a Cash Management Period (as defined below), the borrowers are required to escrow 1/12th of annual tax payments, currently equal to $787,180.

Insurance Escrows - The loan documents do not require monthly escrows for insurance, provided that (i) no event of default under the loan has occurred and is continuing, and (ii) the borrowers provide evidence that the insurance coverages required pursuant to the loan documents are being maintained under an acceptable blanket insurance policy.

Replacement Reserves - During a Cash Management Period, the borrowers are required to escrow for $18,636 ($0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - During a Cash Management Period, the borrowers are required to escrow for $139,768 ($1.50 per square foot annually) for TI/LC reserves.

Lockbox and Cash Management. The 85 Broad Street Whole Loan is structured with a hard lockbox and springing cash management. Tenants have been directed to remit all payments due under their respective leases directly into the lockbox account. During the continuance of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents.

A “Cash Management Period” will commence upon: (i) an event of default under the 85 Broad Street Whole Loan documents; (ii) the failure by the borrowers, after the end of two consecutive calendar quarters, to maintain a debt service coverage ratio of at least 1.20x; (iii) a Primary Tenant Sweep Period (as defined below); or (iv) an approved mezzanine loan exists; and will end with respect to clause (i) above, if such event of default has been cured or waived by the lender; with respect to clause (ii) above, if for two consecutive calendar quarters since the commencement of the existing Cash Management Period (A) no event of default under the 85 Broad Street Whole Loan documents has occurred, (B) no event that constitutes another Cash Management Period has occurred, and (C) the debt service coverage ratio at least equal to 1.20x, and with respect to clause (iii) above, a Primary Tenant Sweep Period Cure (as defined below) has occurred and no event that triggers another Cash Management Period has occurred.

A “Primary Tenant Sweep Period” will commence on the earliest of (i) the earlier of the date that is 12 months prior to (x) the then-scheduled expiration, termination or contraction date of any Primary Tenant (as defined below) lease, whether such lease is in its initial term or any renewal term and (y) the date by which any Primary Tenant is required to exercise its renewal option under any Primary Tenant lease (provided such renewal has not yet been exercised);(ii) any termination, cancellation or surrender of, or receipt by the borrowers of a notice to terminate any one of the Primary Tenant leases; (iii) a Primary Tenant “going dark” (i.e. vacates, surrenders or otherwise ceases to operate its business) in a majority of the applicable Primary Tenant premises; (iv) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) under any Primary Tenant lease or (v) a Primary Tenant, its corporate parent and/or guarantor becoming the subject of a bankruptcy action.

A “Primary Tenant Sweep Period Cure” will commence (A) with respect to clause (i), (ii), (iv) and (v) above, if a Primary Tenant Replacement Event (as defined below) has occurred; (B) with respect to clause (iii) above, if the Primary Tenant or an acceptable replacement tenant re-opens for business for a continuous period of not less than three months; (C) with respect to clause (iv) above, if the default is cured and no other default (beyond any applicable notice and/or cure period) exists under the Primary Tenant lease; (D) with respect to clause (v) above, if the bankruptcy action is dismissed and the primary tenant lease is affirmed and (E) the date on which the following amounts have accumulated in the Primary Tenant reserve subaccount (exclusive of any amounts on deposit in the Primary Tenant reserve subaccount attributable to the Primary Tenant Sweep Period Cure with respect to any other trigger): (x) $80.00 PSF with respect to any portion of the applicable Primary Tenant premises that has not been re-tenanted and (y) to the extent all or a portion of the applicable Primary Tenant premises has been demised to an acceptable replacement tenant, in the lender’s judgment, sufficient funds to cover all anticipated Primary Tenant re-leasing costs related to the space that has been re-tenanted and all the cost of landlord work required under such replacement tenant lease.

A “Primary Tenant Replacement Event” means (X) either (a) the termination of a Primary Tenant lease and the borrowers entering into one or more new leases that, in the aggregate, demise all of the applicable Primary Tenant premises or (b) the renewal of the applicable Primary Tenant lease for the entire Primary Tenant premises in accordance with its terms as in existence on the date hereof or otherwise on terms and conditions approved in writing by the lender, such approval not to be unreasonably conditioned, withheld or delayed and, (Y) in either instance, in the lender’s judgment, sufficient funds have been accumulated and remain available on deposit in the Primary Tenant reserve subaccount (exclusive of any amounts on deposit attributable to the Primary Tenant Sweep Period Cure with respect to any other trigger) to pay all Primary Tenant re- leasing costs with respect to both such new lease and/or renewal of a Primary Tenant lease.

A “Primary Tenant” means initially either or both of Oppenheimer and WeWork and thereafter any acceptable replacement tenant that leases in excess of 160,000 SF.

Additional Secured Indebtedness (not including trade debts). In addition to A-A-4 Note, the 85 Broad Street Property is also security for the pari passu A-A-1 Note, A-A-2 Note and A-A-3 Note, and three subordinate companion notes (A-B Note, B-A Note and B-B Note). The A-A-1 Note, A-A-2 Note and A-A-3 Note accrue interest at the same rate as the 85 Broad Street Mortgage Loan and entitled to payments of principal and interest on a pro rata and pari passu basis with the 85 Broad Street Mortgage Loan. The A-B Note has an outstanding principal balance as of the cut-off date of $72.0 million and accrues interest at a rate of 3.6930%, which is subordinate to each of A-A-1 Note, A-A-2 Note, A-A-3 Note and A-A-4 Note. The B-A Note has an outstanding principal balance as of the cut-off date of $58.8 million and accrues interest at a rate of 4.0800%, which is subordinate to each of A-A-1 Note, A-A-2 Note, A-A-3 Note, A-A-4 Note and A-B Note. The B-B Note has an outstanding principal balance as of the cut-off date of $58.8 million and accrues interest at a rate of 4.6000%, which is subordinate to each of A-A-1 Note, A-A-2 Note, A-A-3 Note, A-A-4 Note, A-B Note and B-B Note. The holders of

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

the 85 Broad Street Mortgage Loan, A-A-1 Note, A-A-2 Note, A-A-3 Note, A-B Note, B-A Note and B-B Note have entered into a co-lender agreement which sets forth the allocation of collections on the 85 Broad Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The 85 Broad Street Borrowers have the one-time right, at any time following the securitization of the 85 Broad Street Whole Loan, upon no less than 45 business days prior written notice to the lender to obtain a mezzanine loan secured by a pledge of all of the direct ownership interests in the borrowers upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified lender provision in the loan documents; (ii) the combined loan-to-value ratio on the origination date of the mezzanine loan does not exceed 55.0%; (iii) the combined debt service coverage ratio is not less than 1.75x, (iv) the combined debt yield is not less than 6.6%; and (v) the lenders enter into an intercreditor agreement in form and substance reasonably acceptable to the mortgage lender and the rating agencies.

Release of Property. Not permitted.

Terrorism Insurance. The 85 Broad Street Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

85 Broad Street
85 Broad Street
New York, NY 10004
MANHATTAN
Financial District
Battery Park City
Two Bridges
Hudson River
East River
Battery Park
Brooklyn Bridge
BROOKLYN BATTERY TUNNEL
LIBERTY ISLAND FERRY
STATEN IS. FERRY
FDR Drive
Broadway
West St.
Broad St.
Water St.
Pearl St.
Wall St.
Fulton St.
John St.
Maiden Ln.
Exchange Pl.
Beaver St.
Bridge St.
State St.
Greenwich St.
Trinity Pl.
Rector St.
Thames St.
Albany St.
Liberty St.
Cortlandt St.
Dey St.
Vesey St.
Barclay St.
Murray St.
Warren St.
Old Slip
Gov. Nelson A. Rockefeller Park
Robert F. Wagner, Jr. Park
1 World Trade Ctr.
2 World Trade Ctr.
3 World Trade Ctr.
4 World Trade Ctr.
5 World Trade Ctr.
7 World Trade Ctr./ Westfield WTC
WTC TRANSPORTATION HUB
National September 11 Memorial
North Pool
South Pool
Memorial Museum
9/11 Tribute Center
One Liberty Plaza
Woolworth Building
NYC City Hall
Tweed Courthouse
Pace University
New York Downtown Hospital
Federal Reserve Bank
Federal Hall
Equitable Building
Trinity Church
NY Stock Exchange
Museum of Finance
The Fulton Center
Goldman Sachs Tower
BROOKFIELD PLACE
Irish Hunger Memorial
Museum of Jewish Heritage
The Skyscraper Museum
The Whitehall Building
Fort Amsterdam/ Natl. Museum of the American Indian
Castle Clinton Natl. Monument
Whitehall Terminal (South Ferry)
Maritime Battery Building
Downtown Manhattan Heliport
Fulton Market
SOUTH STREET SEAPORT
Continental Tower
1 New York Plaza
2 & 4 New York Plaza
1 Financial Square
10 Hanover Square
7 Hanover Square
2 Broadway
17 State Street
60 Broad Street
75 Broad Street
55 Wall Street
40 Wall Street
60 Wall St.
100 Wall Street
120 Wall Street
95 Wall
111 Wall Street
75 Wall Street
77 Water Street
Twenty Exchange Place
PATH
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
Weehawken
West New York
North Bergen
Midtown
Chelsea
Greenwich Village
SoHo
Tribeca
Chinatown
Williamsburg
Long Island City
Astoria
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GACC			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$32,400,000			Location:	Various
Cut-off Date Balance(1):	$32,400,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.6%			Detailed Property Type:	Various
Loan Purpose:	Acquisition			Title Vesting:	Various
Borrower Sponsor:	American Hotel Income Properties REIT Inc.			Year Built/Renovated:	Various
Mortgage Rate:	4.5300%			Size:	491 Rooms
Note Date:	6/22/2017			Cut-off Date Balance per Room(1):	$106,721
First Payment Date:	8/6/2017			Maturity Date Balance per Room(1):	$97,709
Maturity Date:	7/6/2027			Property Manager(3):	Various
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$6,930,981
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield(1):	13.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.58x (IO) 1.94x (P&I)
Additional Debt Balance(1):	$20,000,000			Most Recent NOI:	$7,840,534 (3/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$7,729,413 (12/31/2016)
Reserves(2)				3rd Most Recent NOI:	$6,886,639 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	84.5% (3/31/2017)
RE Tax:	$518,238	$40,000	N/A	2nd Most Recent Occupancy:	82.8% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	79.8% (12/31/2015)
FF&E:	$0	Springing	N/A	Appraised Value (as of)(4):	$87,500,000 (Various)
PIP Reserve:	$2,055,697	$0	N/A	Cut-off Date LTV Ratio(1)(4):	59.9%
Ground Rent Reserve:	$88,855	Springing	N/A	Maturity Date LTV Ratio(1)(4):	54.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$52,400,000	58.8%	Purchase Price(5):	$85,500,000	95.9%
Borrower Equity:	$36,726,347	41.2%	Reserves:	$2,662,790	3.0%
			Closing Costs:	$963,558	1.1%
Total Sources:	$89,126,347	100.0%	Total Uses:	$89,126,347	100.0%

(1)	The AHIP Northeast Portfolio III Mortgage Loan is part of the AHIP Northeast Portfolio III Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $52,400,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers above are based on the aggregate principal balance of the promissory notes comprising the AHIP Northeast Portfolio III Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The properties are managed by One MD Baltimore 8477 Management LLC, One NJ Egg Harbor HW Management LLC, One NY Bellport 2 Management LLC and One MD Baltimore HI Management LLC, each an affiliate of the AHIP Northeast Portfolio III Borrowers.

(4)	The Appraised Value represents the “as-complete” appraised value, which assumes that the scheduled PIP renovations at each of the properties have been completed. Based on the “as-is” appraised value of $82,500,000 as of June 1, 2017, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 63.5% and 58.2% respectively.

(5)	The allocated purchase prices are as follows: the Hampton Inn Baltimore - White Marsh ($21,500,000), the Fairfield Inn & Suites Baltimore - White Marsh ($15,400,000), the SpringHill Suites – Bellport ($26,400,000), and the Homewood Suites - Egg Harbor ($22,200,000).

The Mortgage Loan. The seventh largest mortgage loan (the “AHIP Northeast Portfolio III Mortgage Loan”) is part of a whole loan (the “AHIP Portfolio III Whole Loan”) evidenced by two pari passu promissory notes in the aggregate amount of $52,400,000, secured by fee and leasehold mortgages, as applicable, encumbering a portfolio of 491 rooms throughout three limited service hospitality properties located in Maryland and New York and one extended stay hospitality property located in New Jersey (collectively the “AHIP Northeast Portfolio III Properties”). The controlling promissory Note A-1, in the original principal amount of $32,400,000, represents the AHIP Northeast Portfolio III Mortgage Loan and will be included in the UBS 2017-C2 Trust. Promissory Note A-2 with an original principal balance of $20,000,000 is currently held by Deutsche Bank AG, acting though its New York Branch (“DBNY”) (an affiliate of GACC). The lender provides no assurances that any non-securitized notes will not be split further. The AHIP Northeast Portfolio III Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

AHIP Northeast Portfolio Pool III Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$32,400,000	$32,400,000	UBS 2017-C2	Yes
Note A-2	$20,000,000	$20,000,000	DBNY	No
Total	$52,400,000	$52,400,000

The proceeds of the AHIP Northeast Portfolio III Mortgage Loan, along with $36,726,347 of borrower sponsor equity were used to purchase the AHIP Northeast Portfolio Properties, fund upfront reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are AHIP MD Baltimore 8477 Properties LLC, AHIP MD Baltimore 8477 Enterprises LLC, AHIP NJ Egg Harbor 3008 Properties LLC, AHIP NJ Egg Harbor 3008 Enterprises LLC, AHIP NY Bellport Properties LLC, AHIP NY Bellport Enterprises LLC, AHIP MD Baltimore 8225 Properties LLC and AHIP MD Baltimore 8225 Enterprises LLC (each, a “Borrower” and together the “AHIP Northeast Portfolio III Borrowers”), each a Delaware limited liability company, structured to be bankruptcy remote with two independent directors. The non-recourse carveout guarantor and borrower sponsor for the AHIP Northeast Portfolio III Mortgage Loan is American Hotel Income Properties REIT Inc. (“AHIP REIT Inc.”).

AHIP REIT Inc. is the United States holding company for all of American Hotel Income Properties REIT LP’s (“AHIP REIT L.P.”) U.S. assets. AHIP REIT L.P., (TSX:HOT.UN), is a publicly owned real estate investment trust that invests in the real estate markets across United States. AHIP REIT L.P. invests in transportation oriented select-service, and limited service hotel portfolios in close proximity to railroads, airports, highway interchanges and other transportation hubs servicing as demand generators. AHIP REIT L.P. was formed in 2012 and is based in Vancouver, British Columbia.

Following the acquisition of the AHIP Northeast Portfolio Properties, AHIP REIT Inc. has holdings of 113 hotel properties totaling approximately 11,570 guestrooms across the United States. As of March 31, 2017, AHIP REIT Inc. reported shareholder’s equity of approximately $413.2 million with cash and cash equivalents of approximately $18.0 million.

The Properties. The AHIP Northeast Portfolio III Properties consist of four hotel properties containing 491 rooms located in Baltimore, MD, Egg Harbor Township, NJ, and Bellport, NY as follows:

●	the 116 room Fairfield Inn & Suites Baltimore – White Marsh property, located in Baltimore, MD, is managed by One MD Baltimore 8477 Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Marriott International, Inc. that expires in 2033;

●	the 120 room Homewood Suites – Egg Harbor property, located in Egg Harbor Township, NJ, is managed by One NJ Egg Harbor HW Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Hilton Franchise Holding LLC that expires in 2032;

●	the 128 room SpringHill Suites – Bellport property, located in Bellport, NY, is managed by One NY Bellport 2 Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Marriott International, Inc. that expires in 2032;

●	the 127 room Hampton Inn Baltimore – White Marsh property, located in Baltimore, MD, is managed by One MD Baltimore HI Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Hilton Franchise Holding LLC that expires in 2032.

AHIP REIT Inc. purchased the AHIP Northeast Portfolio Properties as part of a larger 18-hotel portfolio that was acquired from MCR Development for a total portfolio purchase price of approximately $395,000,000. The AHIP Northeast Portfolio Properties have an allocated purchase price of $85,500,000. In connection with loan origination, the AHIP Northeast Portfolio III Borrowers escrowed $2,055,697 in a PIP renovation reserve, which represents 100% of the anticipated costs to complete the PIP work. See the “Portfolio Summary” table below and “Escrow and Reserves” for PIP reserve information on a property-by property basis. The AHIP Northeast Portfolio Properties each operate under new franchise agreements of at least 15-years with Marriott International, Inc. or Hilton Franchise Holding LLC, as described above, that were signed at loan origination.

Portfolio Summary
Property	Rooms	Type	Year Built / Renovated	Ownership Interest	Allocated Loan Amount ($)	% of Allocated Loan Amount	UW NCF	Appraised Value(3)	PIP Amount
Fairfield Inn & Suites Baltimore – White Marsh(1)	116	Limited Service	2008 / 2014	Leasehold	$10,180,571	19.4%	$1,221,289	$17,000,000	$355,370
Homewood Suites – Egg Harbor	120	Extended Stay	2012 / N/A	Fee	$12,576,001	24.0%	$1,439,018	$21,000,000	$625,130
SpringHill Suites – Bellport(2)	128	Limited Service	2010 / 2016	Fee	$15,869,714	30.3%	$1,862,552	$26,500,000	$167,218
Hampton Inn Baltimore – White Marsh	127	Limited Service	1997 / 2014	Fee	$13,773,714	26.3%	$1,675,409	$23,000,000	$907,979
Total / Wtd. Avg.	491				$52,400,000	100.0%	$6,198,269	$87,500,000	$2,055,697

(1)	The Fairfield Inn & Suites Baltimore – White Marsh property is subject to a ground lease with a 5-year initial term and nine, 5-year extension options. The ground lease has a fully extended expiration date of March 31, 2057. See “Fairfield Inn & Suites Baltimore – White Marsh Ground Lease” below.

(2)	The SpringHill Suites – Bellport property is currently receiving tax benefits as part of a 10-year PILOT program, which bases the tax liability on the property’s assessed land value. The PILOT program expires in November 30, 2021. See “SpringHill Suites – Bellport Development Agency Lease” below.

(3)	The Appraised Value represents the “as-complete” appraised value as of June 1, 2018 for the Fairfield Inn & Suites Baltimore - White Marsh property, the SpringHill Suites – Bellport property and the Hampton Inn Baltimore – White Marsh property, and as of June 1, 2019 for the Homewood Suites – Egg Harbor property, which assumes that the scheduled PIP renovations at each of the properties has been completed.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

More specific information about each of the AHIP Northeast Portfolio Properties and the related competitive sets are set forth in the following tables:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Fairfield Inn & Suites Baltimore – White Marsh			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	70.3%	$90.64	$63.75	66.0%	$127.45	$84.08	93.8%	140.6%	131.9%
2013	67.4%	$93.64	$63.12	56.9%	$111.39	$63.41	84.5%	118.9%	100.5%
2014	72.1%	$95.49	$68.89	73.4%	$108.72	$79.80	101.7%	113.8%	115.8%
2015	73.3%	$100.98	$74.00	79.2%	$113.56	$89.93	108.1%	112.5%	121.5%
2016	74.7%	$102.63	$76.67	81.9%	$115.77	$94.80	109.6%	112.8%	123.7%
3/31/2017 TTM	73.3%	$103.18	$75.65	84.0%	$114.83	$96.43	114.5%	111.3%	127.5%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Fairfield Inn & Suites Baltimore – White Marsh property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for Fairfield Inn & Suites Baltimore – White Marsh includes La Quinta Inns & Suites Baltimore North White Marsh, SpringHill Suites Edgewood Aberdeen, Country Inn & Suites Baltimore North and Home2 Suites Baltimore White Marsh.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Homewood Suites – Egg Harbor			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	53.2%	$94.44	$50.22	67.9%	$116.79	$79.34	127.8%	123.7%	158.0%
2013	47.6%	$94.60	$45.07	75.8%	$109.87	$83.34	159.2%	116.1%	184.9%
2014	52.2%	$96.75	$50.54	77.7%	$112.12	$87.11	148.7%	115.9%	172.4%
2015	53.8%	$96.26	$51.78	79.0%	$120.32	$95.03	146.8%	125.0%	183.5%
2016	55.8%	$98.80	$55.14	86.2%	$122.28	$105.36	154.4%	123.8%	191.1%
3/31/2017 TTM	56.1%	$98.69	$55.40	86.1%	$122.00	$105.00	153.3%	123.6%	189.5%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Homewood Suites – Egg Harbor property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for the Homewood Suites – Egg Harbor property includes Howard Johnson Atlantic City Egg Harbor Township, Days Inn Hotel Egg Harbor Township Pleasantville Atlantic City, Comfort Inn & Suites Pleasantville, Best Western Plus Atlantic City West Extended Stay & Suites, Sonesta ES Suites Somers Point, and Residence Inn Atlantic City Airport Egg Harbor Township. In addition, the 2012-2013 competitive set excludes Sonesta ES Suites Somers Point and includes Holiday Inn Express West Atlantic City and Residence Inn Atlantic City Somers Point.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			SpringHill Suites – Bellport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	78.4%	$119.29	$93.49	73.0%	$113.61	$82.90	93.1%	95.2%	88.7%
2013	81.1%	$121.92	$98.83	81.1%	$116.14	$94.22	100.1%	95.3%	95.3%
2014	79.6%	$123.65	$98.40	82.8%	$115.39	$95.59	104.1%	93.3%	97.2%
2015	80.1%	$129.86	$103.99	84.9%	$123.78	$105.06	106.0%	95.3%	101.0%
2016	80.5%	$134.56	$108.35	83.8%	$130.95	$109.71	104.1%	97.3%	101.3%
3/31/2017 TTM	76.5%	$126.53	$96.77	88.5%	$128.79	$114.04	115.8%	101.8%	117.8%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the AHIP SpringHill Suites – Bellport property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for the SpringHill Suites – Bellport property includes Comfort Inn Medford, Courtyard Long Island MacArthur Airport, Hampton Inn Long Island Brookhaven, Hilton Garden Inn Islip MacArthur Airport, Residence Inn Long Island Holtsville and Fairfield Inn Medford Long Island. In addition, the 3/31/2017 TTM competitive set excludes Courtyard Long Island MacArthur Airport and Hilton Garden Inn Islip MacArthur Airport and includes Ramada Plaza Long Island MacArthur Airport and Hilton Garden Inn Stony Brook.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hampton Inn Baltimore – White Marsh			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	70.3%	$90.64	$63.75	65.3%	$133.67	$87.25	92.8%	147.5%	136.9%
2013	67.4%	$93.64	$63.12	72.3%	$123.45	$89.21	107.2%	131.8%	141.3%
2014	72.1%	$95.49	$68.89	73.0%	$118.45	$86.53	101.3%	124.0%	125.6%
2015	73.3%	$100.98	$74.00	75.9%	$126.62	$96.13	103.6%	125.4%	129.9%
2016	74.7%	$102.63	$76.67	78.9%	$125.52	$99.10	105.7%	122.3%	129.3%
3/31/2017 TTM	73.3%	$103.18	$75.65	79.4%	$125.23	$99.41	108.3%	121.4%	131.4%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hampton Inn Baltimore – White Marsh property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for the Hampton Inn Baltimore – White Marsh property includes La Quinta Inns & Suites Baltimore North White Marsh, SpringHill Suites Edgewood Aberdeen, Country Inn & Suites Baltimore North, and Home2 Suites Baltimore White Marsh.

The Market.

Baltimore / White Marsh, MD

The Fairfield Inn & Suites Baltimore – White Marsh and Hampton Inn Baltimore – White Marsh are located on the outskirts of Baltimore in White Marsh, MD in the White Marsh/Nottingham submarket. White Marsh is suburb of Baltimore, located approximately 15 miles northeast of the central business district just off of I-95 near the intersection with Maryland Route 43. The local area surrounding the properties consists primarily of hotels, retail, businesses and residential communities. The surrounding area is home to headquarters and regional offices of various national and international companies such as the Social Security Administration, T. Rowe Price Associates, Greater Baltimore Medical Center, Towson University, McCormick & Company, UMBC, Sheppard Pratt Health Systems, Johns Hopkins University, Exelon, and M&T Bank. According to the appraisal, nearby leisure demand generators in the City of Baltimore include cultural and historic sites including the Walters Art Museum, the Maryland Zoo in Baltimore, the Howard Peters Rawling Conservatory and Botanic Gardens of Baltimore, and Patterson Park. There are also numerous colleges and universities located in the surrounding area including Johns Hopkins University, Loyola University Maryland, Towson University, Morgan State University and the Community College of Baltimore County.

According to the appraisal, the Fairfield Inn & Suites Baltimore – White Marsh property’s estimated demand segmentation is approximately 55% commercial, 15% meeting & group and 30% leisure, while the Hampton Inn Baltimore – White Marsh property’s estimated demand segmentation is approximately 60% commercial, 15% meeting & group and 25% leisure. The appraiser noted one new property in White Marsh, Maryland that may compete with the Fairfield Inn & Suites Baltimore – White Marsh and the Hampton Inn Baltimore – White Marsh. The 120-room SpringHill Suites is expected to open in March 2018 as part of the $750 million Greenleigh at Crossroads mixed-use development project. The appraiser expects this hotel to be 100% competitive given its similarities in location, target market, and ADR positioning.

Atlantic City / Egg Harbor, NJ

The Homewood Suites – Egg Harbor is located in Egg Harbor Township, New Jersey, approximately 13 miles northwest of Atlantic City. The property is also located proximate to Black Horse Pike and the Garden State Parkway. Egg Harbor Township is located in Atlantic County, which comprises much of southern New Jersey. The township is situated approximately 60 miles southeast of Philadelphia, PA, and 120 miles southwest of New York City. The area’s principal industries include casino gaming, health care, aviation testing and engineering, agriculture, professional and business services, retail industry, and boat building, among others. Major demand generators in the area are focused around tourism and leisure, including the Atlantic City casinos and boardwalk, the area’s many beaches and golf courses. Additionally, according to the appraiser, over the course of the last decade, the county has made an effort to develop tourist attractions outside of the casino industry such as Bader Field, which has been repurposed from its prior use as a general aviation airport to a sport, recreation and concert venue. In addition to tourism and leisure, there are significant commercial and government demand generators in the area. The Egg Harbor Township is home to the Federal Aviation Administration’s William J. Hughes Technical Center, the nation’s premier air transportation system laboratory as well as the primary office for one of Lockheed Martin’s aerospace subsidiaries – Lockheed Martin Integrated Systems, Inc. There are also a number of medical centers and organizations in the surrounding area including Shore Medical Center, Bacharach Rehabilitation Hospital and AtlantiCare (the regions’ largest non-casino employer).

According to the appraisal, the Homewood Suites – Egg Harbor property’s estimated demand segmentation is approximately 35% commercial, 10% meeting and group, 10% leisure, and 45% government. The appraiser notes that there are two properties that may compete with the Homewood Suites – Egg Harbor property. There is a newly constructed 101-room Hampton Inn Atlantic City/Absecon that opened in June 2017 and a proposed 114-room Home2Suites by Hilton that is expected to open in July 2018, each of which will offer amenities similar to those of the Homewood Suites – Egg Harbor. The appraiser considers these hotels to be 100% competitive given the Hilton family brand affiliations and similarities in location, target market, and ADR positioning.

Long Island / Bellport, NY

The SpringHill Suites – Bellport is located in Bellport, New York, within close proximity to the Long Island Expressway. Bellport is located in Suffolk County in Long Island, and is approximately 60 miles east of New York City and approximately 60 miles west of Montauk. Bellport is a hamlet located within the Town of Brookhaven in Suffolk County. The local area is suburban in nature, home to many families that commute to New York City. Demand generators in the area include the Brookhaven National Laboratory, located approximately 10 miles from the SpringHill Suites – Bellport. The Brookhaven National Laboratory is a multipurpose research institution funded primarily by the US Department of Energy’s Office of Science. The laboratory employs over 3,000 scientists, engineers and support staff, and is visited by more than 4,000 researchers from around the world annually. The hotel is also located

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

approximately 20 minutes from Stony Brook University, part of the State University of New York (SUNY) system. Other local demand stems from the various major corporate presences including Siemens, Boeing, Luitpold, Amneal, Perfumania, McKeon Door Company, Kongsberg Integrated Tactical Systems, and Lockheed Martin.

According to the appraisal, the SpringHill Suites – Bellport property’s estimated demand segmentation is approximately 55% commercial, 30% meeting and group and 15% leisure. The appraiser noted that there are no new directly competitive hotels planned in the area but that there are several secondary competitors in the construction pipeline. The appraiser expects the additional supply to capture any increased demand from growing economic drivers throughout the Long Island area. The new supply includes a 122-room Homewood Suites in Ronkonkoma, a 114-room Residence Inn in Riverhead, a 165-room Hilton Garden Inn in Port Washington, and a 125-room Courtyard by Marriott in Central Islip.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AHIP Northeast Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW per Room
Occupancy	76.9%	79.8%	82.8%	84.5%	82.1%
ADR	$113.74	$121.27	$123.85	$122.92	$122.09
RevPAR	$87.43	$96.72	$102.49	$103.82	$100.25

Rooms Revenue	$15,669,283	$17,333,119	$18,393,159	$18,606,921	$17,966,582	$36,592
Other Departmental Revenue	$468,685	$341,386	$356,207	$362,325	$351,221	$715
Other Income	$0	$0	$0	$0	$0	$0
Total Revenue	$16,137,968	$17,674,505	$18,749,366	$18,969,246	$18,317,803	$37,307
Total Expenses(1)(2)	$10,248,973	$10,787,866	$11,019,953	$11,128,712	$11,386,823	$23,191
Net Operating Income	$5,888,995	$6,886,639	$7,729,413	$7,840,534	$6,930,981	$14,116
FF&E	$645,520	$706,980	$749,975	$758,770	$732,712	$1,492
Net Cash Flow	$5,243,475	$6,179,659	$6,979,438	$7,081,764	$6,198,269	$12,624

NOI DSCR (P&I)	1.84x	2.15x	2.42x	2.45x	2.17x
NCF DSCR (P&I)	1.64x	1.93x	2.18x	2.21x	1.94x
NOI Debt Yield	11.2%	13.1%	14.8%	15.0%	13.2%
NCF Debt Yield	10.0%	11.8%	13.3%	13.5%	11.8%

(1)	Taxes for the SpringHill Suites – Bellport property are underwritten at $340,500, which is based on the appraiser’s average tax estimate during the term of the loan. The mortgaged property is currently receiving tax benefits in the form of a payment-in-lieu-of-taxes (“PILOT”) program. The 10-year program began in 2010 and stipulates that the tax liability of the property is based solely on the assessed value of the land. The property is in year 6 of the PILOT program, with the most recent tax liability equal to $8,929. According to the appraisal, the property’s tax liability will remain the same until the final tax year of the schedule, which ends November 30, 2021, at which point the appraiser estimates the tax expense will increase to $520,711.

(2)	Ground rent for the Fairfield Inn & Suites Baltimore – White Marsh property was underwritten based on the average annual ground rent over the loan term of $177,710.

Escrows and Reserves. At origination, the AHIP Northeast Portfolio III Borrowers deposited in escrow (i) $518,238 for real estate taxes, (ii) $2,055,697 for the PIP renovations and (iii) $88,855 for Ground Rent payments at the Fairfield Inn & Suites Baltimore – White Marsh property. On a monthly basis, the AHIP Northeast Portfolio III Borrowers are required to deposit (i) $40,000 for real estate taxes and (ii) the monthly amount required for ground rent if a Trigger Period occurs or the AHIP Northeast III Borrowers fail to pay ground rent prior to the date it is due. Monthly deposits of 1/12 of the annual insurance premiums are currently waived so long as an acceptable blanket policy remains in place. Beginning with the payment date in July 2019, the greater of (i) 1/12th of an amount equal to 4% of annual gross rent estimated in the AHIP Northeast Portfolio III Borrowers’ approved annual budget for the fiscal year and (ii) the then-current amount required by the franchise agreements for approved capital expenditures and replacement of the FF&E.

The $2,055,697 PIP reserve includes $907,979 allocated to the Hampton Inn Baltimore – White Marsh property, $625,130 allocated to the Homewood Suites – Egg Harbor property, $355,370 to the Fairfield Inn & Suites Baltimore – White Marsh property, and $167,218 to the SpringHill Suites – Bellport property.

Lockbox and Cash Management. The AHIP Northeast Portfolio III Mortgage Loan provides for a hard lockbox and springing cash management. All credit card receipts are required to be deposited directly into a clearing account controlled by the lender and the AHIP Northeast Portfolio III Borrowers and the property managers are required to deposit all other rent and payments into the clearing account within one day of receipt. Unless a Trigger Period (defined below) is ongoing, all amounts on deposit in the clearing account are required to be swept daily into the AHIP Northeast Portfolio III Borrowers’ account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender.

A “Trigger Period” will comment upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio falling below 1.25x as of any calendar quarter; and will end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by lender (and no other event of default is then continuing) or (B) with respect to a Trigger Period continuing due to clause (ii), the debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

Release of Property. The AHIP Northeast Portfolio III Borrowers may obtain the release of an individual property after the defeasance lockout expiration date in connection with a bona fide third-party sale of any of such individual property, subject to terms and conditions set forth in the loan documents, including but not limited to: (i) delivery of defeasance collateral in an amount equal to 110% of the allocated loan amount for the property to be released; (ii) the debt service coverage ratio of the remaining properties is at least the greater of (x) 1.80x and (y) the debt service coverage ratio immediately prior to such release; (iii) the loan to value ratio of the remaining properties is no more than the lesser of (x) 59.9% and (y) the aggregate loan to value immediately prior to such release, provided, however, that the loan to value ratio condition will not apply if, after giving effect to such sale and defeasance, the debt yield for the remaining properties is 15.0% or higher and (iv) no event of default is continuing.

Terrorism Insurance. The AHIP Northeast Portfolio III Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic. Terrorism coverage is included with limits of $250,000,000 per occurrence.

Fairfield Inn & Suites Baltimore – White Marsh Ground Lease. The Fairfield Inn & Suites Baltimore – White Marsh property is subject to a ground lease with Cordon Fairfield Business Trust (an affiliate of Federal Realty Investment Trust), as ground lessor, dated as of October 16, 2006 and having a commencement date of April 1, 2007. The ground lease has a current expiration date of March 31, 2037, with four remaining five-year options to extend the term through March 31, 2057. Annual rent due under the ground lease is approximately $165,313 through March 31, 2022, and increases every five years to an amount equal to 115% of the ground rent payable in the immediately preceding lease year. The next rent increase will take place April 1, 2022. Ground rent was underwritten based on the average annual ground rent over the loan term of $177,710. The AHIP Northeast Portfolio III Borrowers have a one-time option to purchase the ground lessor’s fee interest for $1,857,310, which may be exercised by notice given no later than October 3, 2018, subject to the satisfaction of the conditions as set forth in the AHIP Northeast Portfolio III Mortgage Loan documents.

SpringHill Suites – Bellport Development Agency Lease. The SpringHill Suites – Bellport property is subject to a lease and project agreement (the “IDA Lease”) between the Brookhaven Industrial Development Agency (the “Agency”), as lessor, and the related Borrower AHIP Northeast Portfolio III that expires on November 30, 2021. The IDA Lease (i) requires the payment of annual base rent equal to $1.00 plus a $1,000 annual compliance fee (due by January 1 of each year beginning in 2018) and (ii) permits the related borrower, as a payment-in-lieu-of-taxes, to pay an amount equal to the normal tax assessment on the land and improvements existing as of December 1, 2008 (approximately $8,929 per the appraiser). Upon the expiration or earlier termination of the IDA Lease, the SpringHill Suites – Bellport property will be reassessed (to include the new improvements) and it is anticipated that annual taxes commencing December 1, 2021 will be approximately $520,711 per the appraiser. Real estate taxes for the SpringHill Suites – Bellport property are underwritten at $340,500, based on the appraiser’s average tax estimate during the term of the AHIP Northeast Portfolio III Mortgage Loan. In connection with the origination of the AHIP Northeast Portfolio III Mortgage Loan, the Agency granted a first priority lien on its fee interest in the SpringHill Suites – Bellport property to the lender. Upon termination of the IDA lease, the Agency is obligated to sell the SpringHill Suites – Bellport property to the applicable Borrower for a purchase price of $1.00, plus applicable fees, subject to the satisfaction of the certain conditions set forth in the AHIP Northeast Portfolio III Mortgage Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

Perry Hall
Carney
Parkville
White Marsh
Nottingham
BALTIMORE COUNTY
Overlea
Rossville
BALTIMORE
Middle River
Rosedale
Essex
MARTIN STATE AIRPORT
PULASKI INDUSTRIAL AREA

Smithville
Galloway Township
Pomona
Atlantic City International Airport
Hamilton Township
Absecon
Absecon Bay
Egg Harbor Township
Pleasantville
Atlantic City
ATLANTIC COUNTY
Northfield
Lakes Bay
Great Island
Linwood
Ventnor City
Margate City
Somers Point
Atlantic Ocean

AHIP Northeast Portfolio III

1	Fairfield Inn & Suites Baltimore - White Marsh	Baltimore, MD
2	Homewood Suites - Egg Harbor	Egg Harbor Township, NJ
3	SpringHill Suites - Bellport	Bellport, NY
4	Hampton Inn Baltimore - White Marsh	Baltimore, MD

NEW YORK
PENNSYLVANIA
New York
NEW JERSEY
Philadelphia
MARYLAND
Baltimore
Atlantic City
Washington, DC
DEL.

Centereach
Coram
Middle Island
Ridge
Selden
Farmingville
Medford
Yaphank
Long Island Expwy
Holtsville
SUFFOLK COUNTY
Mastic
Long Island MacArthur Airport
Holbrook
North Patchogue
North Bellport
Shirley
Brookhaven
Mastic Beach
Sayville
Patchogue
East Patchogue
Bellport
Blue Point
Bayport
Sayville
Great South Bay
Fire Island
FIRE ISLAND NATIONAL SEASHORE
Atlantic Ocean

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GACC			Single Asset/Portfolio:	Single Asset
Original Balance:	$32,400,000			Location:	Milpitas, CA 95035
Cut-off Date Balance:	$32,359,632			General Property Type:	Industrial
% of Initial Pool Balance:	3.6%			Detailed Property Type:	Flex
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsor:	Mounir Kardosh			Year Built/Renovated:	1981 - 1985 / 2008
Mortgage Rate:	4.3000%			Size:	180,086 SF
Note Date:	6/29/2017			Cut-off Date Balance per SF:	$180
First Payment Date:	8/6/2017			Maturity Date Balance per SF:	$139
Maturity Date:	7/6/2027			Property Manager:	Nazareth Enterprises, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term(1):	360 months for the first 5 years (300 months thereafter)
				Underwriting and Financial Information
IO Period:	0 months			UW NOI(4):	$3,044,087
Seasoning:	1 month			UW NOI Debt Yield:	9.4%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	12.2%
Lockbox/Cash Mgmt Status(2):	Springing/Springing			UW NCF DSCR(1):	1.41x
Additional Debt Type:	N/A			Most Recent NOI(5):	$1,351,483 (3/31/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(5):	$1,307,096 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,198,109 (12/31/2015)
Reserves(3)				Most Recent Occupancy:	100.0% (8/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2016)
RE Tax:	$289,292	$48,215	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance:	$8,065	$4,032	N/A	Appraised Value (as of):	$50,000,000 (5/22/2017)
Replacements:	$0	$2,251	$54,026	Cut-off Date LTV Ratio:	64.7%
TI/LC:	$0	$15,008	$720,344	Maturity Date LTV Ratio:	50.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$32,400,000	64.4%	Purchase Price:	$49,847,797	99.1%
Borrower Equity:	$17,911,071	35.6%	Reserves:	$297,357	0.6%
			Closing Costs:	$165,917	0.3%
Total Sources:	$50,311,071	100.0%	Total Uses:	$50,311,071	100.0%

(1)	UW NCF DSCR is calculated based on a 300-month amortization schedule and the original loan amount of $32,400,000. Based on the current 360-month amortization schedule, UW NCF DSCR is 1.55x and based on the average debt service payment over the term of the loan, the UW NCF DSCR is 1.48x.

(2)	See “Lockbox and Cash Management” below for further discussion of cash management status.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	UW NOI includes UW Gross Potential Rent which has been underwritten based on the July 1, 2017 rent roll and includes full credit for the first rent step on July 1, 2018 ($81,039), and a straight line average of all subsequent rent steps through the lease term ($484,165), which expires June 30, 2027 for Abbott Medical Optics, a subsidiary of Johnson & Johnson.

(5)	The decrease in Most Recent NOI and 2nd Most Recent NOI was due to free rent provided to the sole tenant, Abbott Medical Optics, after the tenant executed a lease amendment extending its lease to June 30, 2027.

The Mortgage Loan. The seventh largest mortgage loan (the “510 Cottonwood Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $32,400,000 and secured by a fee mortgage encumbering a 180,086 SF industrial flex property located in Milpitas, California (the “510 Cottonwood Property”). The proceeds of the 510 Cottonwood Mortgage Loan, along with approximately $17,911,071 of borrower equity were used to purchase the 510 Cottonwood Property, fund upfront reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Cottonwood Drive, LLC (the “510 Cottonwood Borrower”), a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and non-recourse carveout guarantor of the 510 Cottonwood Mortgage Loan is Mounir Kardosh.

Mr. Kardosh, a real estate investor and developer with nearly 50 years of experience across all facets of real estate ownership and operations, is the founder and CEO of Nazareth Enterprises, a commercial and residential real estate developer founded in 1978 and based in San Mateo, CA.

The Property. The 510 Cottonwood Property is a 180,086 SF industrial flex building comprised of (i) approximately 50.0% office, research and development space, (ii) approximately 35.0% production and lab space and (iii) approximately 15.0% temperature controlled warehouse space. The office space is improved with a ground floor lobby, perimeter private offices and conference rooms, as well as open floor plan offices. The production areas and labs are improved with dropped ceiling, power drops and vinyl floor tiles. The first floor includes a customer demonstration room, a fitness room and an employee cafeteria. The second floor is predominately improved with open office areas, interior private offices and conference rooms as well as some dry labs. Ceiling heights are approximately nine feet in finished spaces and 28 feet in warehouse areas. The 510 Cottonwood Property also has two dock

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

areas located on the southeast and southwest corners of the building. The 510 Cottonwood Property features approximately 695 surface parking spaces for a parking ratio of 3.86 spaces per 1,000 SF.

The 510 Cottonwood Property was originally built in 1981, expanded in 1985 and underwent a major renovation from 2007 to 2008, as Abbott Medical Optics began its lease for 100.0% of the 510 Cottonwood Property. At lease commencement in July 2007, Abbott Medical Optics and prior ownership invested a reported $16.0 million ($88.85 PSF), $11.5 million of which was contributed by Abbott Medical Optics, into the 510 Cottonwood Property. The renovation consisted of updating the entire building interior, including restroom cores, electrical and plumbing, adding an elevator, replacing roofs and air handlers. Additionally, the facilities have been FDA approved for the development and manufacturing of laser eye and cataract surgical products, which is a multi-year process and required a specialized build-out of the 510 Cottonwood Property.

Major Tenant.

Abbott Medical Optics (180,086 SF, 100.0% of NRA, 100.0% of underwritten rent). Abbott Medical Optics products and services address a wide range of vision disorders and meet the needs of patients who seek freedom from the limitations of eyeglasses. Abbott Medical Optics offers a wide range of refractive technologies for patients with myopia (nearsightedness), hyperopia (farsightedness) and astigmatism (condition that causes blurred vision), presbyopia (diminished ability to focus on near objects) cataract, spherical aberration (difficulty focusing) and corneal health. Abbott Medical Optic’s programs and systems help eye care professionals address vision care challenges and master refractive technologies. Products in the ophthalmic surgical line include intraocular lenses, laser vision correction systems, phacoemulsification systems, viscoelastic, microkeratomes and related products used in cataract and refractive surgery. Abbott Medical Optics employs approximately 4,200 worldwide, has operations in 24 countries and markets products in approximately 60 countries. In the first quarter of 2017, Johnson & Johnson Vision Care, Inc. (“Johnson & Johnson”, rated AAA/Aaa/AAA by Fitch/Moody’s/S&P) acquired Abbott Medical Optics for approximately $4.3 billion. Johnson & Johnson provides a partial guaranty for the lease at the 510 Cottonwood Property. The guarantor’s liability under the partial guaranty of the lease is capped and decreases each year per a schedule attached to the lease guaranty. As of December 2016, prior to the sale to Johnson & Johnson, Abbott Medical Optics reported net sales of approximately $1.0 billion and income before taxes of approximately $20.0 million.

The following table presents certain information relating to the lease at the 510 Cottonwood Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Tenants
Abbott Medical Optics(3)	AAA/Aaa/AAA	180,086	100.0%	$2,701,290	100.0%	$15.00	6/30/2027
Subtotal/Wtd. Avg.		180,086	100.0%	$2,701,290	100.0%	$15.00
Vacant Space		0	0.0%	$0.00	0.0%	$0.00
Total/Wtd. Avg.		180,086	100.0%	$2,701,290	100.0%	$15.00

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Abbott Medical Optics has one, five-year renewal option upon notice no more than 15 months and no less than 9 months prior to the lease expiration date of June 30, 2027, provided the tenant occupies at least two-thirds of the 510 Cottonwood Property net rentable area. The tenant does not have any termination options.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

The following table presents certain information relating to the lease rollover schedule at the 510 Cottonwood Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(2)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	1	180,086	100.0%	100.0%	$15.00	$2,701,290	100.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	180,086	100.0%		$15.00	$2,701,290	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The 510 Cottonwood Property is located within Silicon Valley in Milpitas, California, approximately 6.4 miles north of the San Jose central business district and approximately 46.5 miles southeast of the San Francisco central business district. The local area consists predominantly of office and research and development (“R&D”) facilities built in the 1980’s to the very early-2000’s. The majority of the construction consists of one and two-story, concrete tilt-up buildings. Notable occupants in the immediate area include: A24 Solar, Aperto Networks, Asante Solutions, Cordis, Creation Technologies, CSR, KEMET Electronics Corporation, Larson Automation, Quanta and Spectra Laboratories. According to the appraisal, Silicon Valley’s economy is one of the strongest metropolitan areas in the nation, aided by high-value-added technology services, rising payrolls, and healthy consumer confidence. Though San Jose’s expansion is moderating, job and income growth is still expected to outpace the national average, and tech and bio-tech is the main reason.

The 510 Cottonwood Property is located in western Milpitas, California approximately 4.0 miles from the Milpitas central business district. The local area boundaries are generally defined as State Highway 237 to the north, Montague Expressway to the south, Interstate 880 to the east, and Coyote Creek to the west. The 510 Cottonwood Property features access to the surrounding region via Interstate 880, U.S. Highway 101 and State Highway 237. Interstate 880 is located just east of the 510 Cottonwood Property and runs the length of the San Francisco East Bay providing access from San Jose to Oakland. McCarthy Boulevard provides the primary north south access through the Milpitas area. McCarthy Boulevard runs from State Highway 237 southerly through the area and intersects Montague Expressway at the Milpitas southerly city limits. East Tasman Drive and Montague Expressway are the primary east to west arterials and provide access from North First Street in San Jose easterly intersecting with Interstate 880.

According to a third party market research report, the 510 Cottonwood Property is located in the Milpitas R&D submarket of Silicon Valley. The Silicon Valley R&D submarket vacancy rate decreased slightly during the first quarter of 2017 to 10.2%, down from 10.3% in fourth quarter of 2016. Net absorption rebounded this quarter with positive 371,568 SF. The average asking rent for R&D space in Silicon Valley is currently $25.08 PSF NNN annually, an increase from $23.64 PSF one year prior.

As of the first quarter of 2017, the Milpitas R&D Submarket had an inventory of approximately 12.9 million SF with a vacancy rate of 12.5%. Net absorption has been positive at 46,917 SF. The overall average asking rent is $19.80 PSF NNN annually, which puts the 510 Cottonwood Property 24.2% below market rent. The third party market research report also noted no new construction in the pipeline within the submarket.

The following table presents recent leasing data at competitive office buildings with respect to the 510 Cottonwood Property:

Competitive Office Lease Summary
Property Name/Address	Year Built / Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
673 S. Milpitas Boulevard	1986	44,550	SEMI	44,550	Jul-16	10	$17.88	NNN
601 McCarthy Boulevard	1998	189,481	Fire Eye	189,481	Aug-16	10	$28.20	NNN
698 Gibraltar Court	1986	55,296	LI Rising Enviro Tech, LLC	55,296	Feb-17	7.17	$17.76	NNN
McCarthy Center	2001	62,874	Kohl’s Department Stores	62,874	Apr-17	5.42	$16.20	NNN
Alviso Technology Park	1997	55,976	Hypergrid	55,976	May-17	10	$20.40	NNN

Source: Appraisal

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 510 Cottonwood Property:

Cash Flow Analysis
	2013	2014	2015	2016(1)	3/31/2017 TTM(1)	UW	UW PSF
Gross Potential Rent(2)	$1,815,267	$1,988,149	$2,161,032	$1,658,592	$1,701,813	$3,266,494	$18.14
Total Recoveries	$408,299	$466,731	$425,081	$425,565	$427,033	$715,761	$3.97
Total Other Income	$95,977	$95,977	$95,977	$120,604	$126,060	$0	$0.00
Less Vacancy & Credit Loss(3)	$0	$0	$0	($431,870)	($431,870)	($199,113)	($1.11)
Effective Gross Income	$2,319,543	$2,550,857	$2,682,090	$1,772,890	$1,823,036	$3,783,142	$21.01
Total Operating Expenses	$459,910	$523,375	$483,981	$465,794	$471,553	$739,055	$4.10
Net Operating Income	$1,859,633	$2,027,482	$2,198,109	$1,307,096	$1,351,483	$3,044,087	$16.90
Capital Expenditures	$0	$0	$0	$0	$0	$27,013	$0.15
TI/LC	$0	$0	$0	$0	$0	$28,265	$0.16
Net Cash Flow	$1,859,633	$2,027,482	$2,198,109	$1,307,096	$1,351,483	$2,988,809	$16.60

Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR(4)	0.88x	0.96x	1.04x	0.62x	0.64x	1.44x
NCF DSCR(4)	0.88x	0.96x	1.04x	0.62x	0.64x	1.41x
NOI Debt Yield	5.7%	6.3%	6.8%	4.0%	4.2%	9.4%
NCF Debt Yield	5.7%	6.3%	6.8%	4.0%	4.2%	9.2%

(1)	The decrease in 2016 and 3/31/2017 TTM Net Operating Income was due to free rent provided to the sole tenant, Abbott Medical Optics, after the tenant executed a lease amendment extending its lease to June 30, 2027. In addition, the current Abbott Medical Optics base rent of $15.00 PSF is approximately 24.2% below the overall average submarket asking rent of $19.80 PSF NNN annually.

(2)	UW Net Operating Income includes UW Gross Potential Rent which has been underwritten based on the June 1, 2017 rent roll and includes full credit for the first rent step on July 1, 2018 ($81,039), and a straight line average of all subsequent rent steps through the lease term ($484,165), and which expires in June 30, 2027. The Abbott Medical Optics lease, a subsidiary of Johnson & Johnson.

(3)	Vacancy underwritten to 5.0%. The 510 Cottonwood Property is 100.0% occupied as of August 1, 2017.

(4)	Historical and UW NOI DSCR and NCF DSCR are based on a 300-month amortization schedule. Based on the current 360-month amortization schedule, UW NOI DSCR and UW NCF DSCR are 1.58x and 1.55x, respectively, and based on the average debt service payment over the term of the loan, the UW NOI DSCR and NCF DSCR are 1.51x and 1.48x, respectively.

Escrows and Reserves. The 510 Cottonwood Borrower deposited in escrow $289,292 into a tax reserve account and $8,065 into an insurance reserve account at loan origination and is required to escrow monthly (i) $48,215 into a tax reserve account, (ii) $15,008 for tenant improvements and leasing commissions, subject to a reserve cap of $720,344, (iii) 4,032 into an insurance reserve account and (iv) 2,251 for annual capital expenditures, subject to a reserve cap of $54,026. On each monthly payment during a Lease Sweep Period (as defined below), all excess cash is required to be deposited in the lease sweep reserve.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) upon the earlier to occur of (a) the date that is eighteen (18) months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms) or (b) the date required under a Lease Sweep Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (ii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the date on which the 510 Cottonwood Borrower or property manager receives notice from a tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate its lease, (iii) the tenant under a Lease Sweep Lease discontinuing its business at the premises, goes dark or gives notice that it intends to discontinue its business at the 510 Cottonwood Property, (iv) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable tenant thereunder; or (v) the occurrence of an insolvency proceeding with respect to a tenant under a Lease Sweep Lease.

A “Lease Sweep Lease” means (i) the Abbott Medical Optics Lease or (ii) any replacement lease that, either individually or when taken together with any other lease with the same tenant or its affiliates, and assuming all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the applicable space under the Lease Sweep Lease.

Lockbox and Cash Management. At origination, the 510 Cottonwood Borrower entered into a clearing account agreement with a financial institution acceptable to the lender, pursuant to which from and after the first occurrence of a Lockbox Trigger Event (defined below), a lockbox and clearing account controlled by the lender (the “Clearing Account”) is required to be established by the 510 Cottonwood Borrower with such financial institution, into which all rents, revenues and receipts from the 510 Cottonwood Property are required to be deposited directly by the tenants. In connection with the foregoing, at origination, the 510 Cottonwood Borrower (i) executed account opening documentation required by the Clearing Account financial institution in order to establish the Clearing Account and (ii) executed letters directing the tenant under the Lease Sweep Lease to deposit all sums due under their leases directly into the Clearing Account to be held in escrow pending the occurrence of a Lockbox Trigger Event. All funds in the lockbox accounts are required to be swept on each business day into the 510 Cottonwood Borrower’s operating account, unless a Cash Management Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept on each business day into the applicable lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents. Any excess cash flow is required to be retained by the lender as additional collateral for the 510 Cottonwood Mortgage Loan.

A “Lockbox Trigger Event” will commence (i) upon the continuation of an event of default, (ii) as of the last day of each calendar quarter, the debt service coverage ratio is less than 1.15x, (iii) the date that is twenty-one (21) month prior to the earliest stated expiration of a Lease Sweep Lease unless prior to such date the tenant under a Lease Sweep Lease exercises its renewal or extension option with respect to all of its space, (iv) the commencement of a Lease Sweep Period.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

A “Cash Management Trigger Period” will commence upon (i) the occurrence of an event of default, (ii) if, as of the last day of each calendar quarter, the debt service coverage ratio is less than 1.15x, or (iii) upon the commencement of a Lease Sweep Period.

Additional Secured Indebtedness (not including trade debts. Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Environmental Matters. The Phase I environmental report dated May 25, 2017 recommended no further action at the 510 Cottonwood Property.

Terrorism Insurance. The 510 Cottonwood Mortgage Loan documents require “all risk” insurance / umbrella coverage in an amount equal to 100% of the full replacement cost and a commercial general liability insurance policy with a limit of not less than $2,000,000 in the aggregate. Terrorism coverage is required to be included in the property insurance policy, commercial general liability, umbrella liability insurance and rental loss and/or business interruption insurance.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

510 Cottonwood
510 Cottonwood Drive
Milpitas, CA 95035
FREMONT
ALAMEDA COUNTY
Ed Levin County Park
Oakland Intl. Airport 25 miles
Sinclair Fwy
Dixon Landing Rd.
Nimitz Fwy
BART (Under Construction)
Milpitas Blvd.
Summitpointe Golf Club
Spring Valley Golf Course
Jacklin Rd.
Evans Rd.
Abel St.
Beresford Shopping Center
Milpitas Town Center
Calaveras Blvd.
McCarthy Ranch
Calaveras Plaza
Milpitas
Yosemite Dr.
Grand Blvd.
Zanker Rd.
South Bay Fwy
Milpitas Square
Main St.
Great Mall
Landess Ave.
Piedmont Rd.
N. 1st St.
I-880/ Milpitas
Great Mall/Main
VTA
Northwood Square
Cropley Ave.
Santa Clara Golf & Tennis Club
Lick Mill
Champion
Samsung
Tasman
Baypointe
Cisco
Montague
MILPITAS (Opens December 2017)
Great America
Maximum Integrated
River Oaks
McCarthy Blvd.
Trade Zone Blvd.
Cropley
Morrill Ave.
Hostetter Rd.
Levi's Stadium
Sun Power
River Oaks Pkwy.
Cataldi Park
Lafayette St.
Lick Mill Blvd.
LIGHT RAIL
Broadcom
Lundy Ave.
California's Great America
SK Hynix
Cadence Design Systems
Montague Expwy.
Oakland Rd.
Hostetter
Sierra Rd.
Oracle
Orchard
Agnew Rd.
Qualcomm
SANTA CLARA COUNTY
San Francisco Intl. Airport 29 miles
Intel
Bonaventura
Supermicro
SANTA CLARA
North Park Plaza
Berryessa
Penitencia Creek
Trimble Rd.
Charcot Ave.
Component
Berryessa Rd.
Cavium
SAN JOSE
Bayshore Fwy
eBay
Karina
San Jose Mun. Golf Course
Central Expwy.
PayPal
Bay 101 Casino
Mabury Rd.
Walsh Ave.
San Jose International Airport
Metro/ Airport
Gish Rd.
BERRYESSA (Opens 2018)
Sony
The San Jose Flea Market
Overfelt Gardens Park
CALTRAIN
Guadalupe Fwy
Gish
BART Silicon Valley Extension (Future Phase)
De La Cruz Blvd.
Northside
McKee Rd.
Santa Tomas Expwy.
Scott Blvd.
SANTA CLARA (Planned)
Hedding St.
Watson Park
El Camino Real
BART Extension (Future Phase)
Taylor St.
N. 17th St.
N. 13th St.
Alum Rock Ave.
Santa Clara Town Center
Santa Clara University
Civic Center
N. 10th St.
N. 7th St.
ALUM ROCK (Planned)
Bellomy St.
Downtown San Jose 1 mile
Japantown/ Ayer Station
Julian St.
Richmond
Corte Madera
Mill Valley
Pleasant Hill
Concord
Antioch
Briones Reg. Park
Walnut Creek
East Bay Reg. Park
Mt. Diablo State Park
Sausalito
Berkeley
Lafayette
Alamo
CONTRA COSTA COUNTY
GOLDEN GATE NATL. REC. AREA
OAKLAND
Danville
SAN FRANCISCO
Alameda
Anthony Chabot Reg. Park
San Ramon
San Francisco Bay
Castro Valley
Dublin
Oakland Intl. Airport
Daly City
San Francisco Intl. Airport
Livermore
Hayward
Pleasanton
Pacifica
Union City
Millbrae
San Mateo
Hillsborough
Redwood City
Fremont
Belmont
Newark
Half Moon Bay
Mtn. View
Moffett Federal Airfield
Woodside
Palo Alto
Milpitas
Pacific Ocean
Portola Valley
Sunnyvale
San Jose Intl. Airport
Santa Clara
SAN JOSE
SAN MATEO COUNTY
Cupertino
SANTA CLARA COUNTY
Saratoga
Los Gatos

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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78

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale			Single Asset/Portfolio:	Single Asset
Original Balance(2):	$32,000,000			Location:	New York, NY 10167
Cut-off Date Balance(2):	$32,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.6%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsor:	HNA Group			Year Built/Renovated:	1965/2006
Mortgage Rate:	3.6694%			Size(4):	1,779,515 SF
Note Date:	5/5/2017			Cut-off Date Balance PSF(2)(4):	$607
First Payment Date:	7/1/2017			Maturity Date Balance PSF(2)(4):	$607
Maturity Date:	6/1/2027			Property Manager:	Brookfield Properties Management LLC
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI(6):	$115,307,942
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(2):	10.7%
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield at Maturity(2):	10.7%
Additional Debt Balance(3):	$1,048,000,000/$120,000,000/$568,000,000			UW NCF DSCR(2):	2.73x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(6):	$107,676,674 (3/31/2017 TTM)
Reserves(5)				2nd Most Recent NOI(6):	$106,715,962 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	$102,667,705 (12/31/2015)
RE Tax:	$0	$3,878,518	N/A	Most Recent Occupancy(4)(7):	91.2% (2/28/2017)
Insurance:	$227,000	$113,500	N/A	2nd Most Recent Occupancy:	95.0% (12/31/2016)
Replacements:	$47,738	$47,738	N/A	3rd Most Recent Occupancy:	93.6% (12/31/2015)
TI/LC	$0	Springing	N/A	Appraised Value (as of):	$2,210,000,000 (4/1/2017)
Outstanding TI/LC:	$10,298,441	$0	N/A	Cut-off Date LTV Ratio(2):	48.9%
Free Rent:	$1,133,167	$0	N/A	Maturity Date LTV Ratio(2):	48.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$1,200,000,000	52.4%	Purchase Price:	$2,210,000,000	96.4%
Mezzanine Loan:	$568,000,000	24.8%	Reserves:	$11,706,346	0.5%
Borrower Equity:	$524,062,579	22.9%	Closing Costs:	$70,356,233	3.1%
Total Sources:	$2,292,062,579	100.0%	Total Uses:	$2,292,062,579	100.0%

(1)	The 245 Park Avenue Whole Loan was co-originated by Société Générale, JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Barclays Bank PLC, and Deutsche Bank AG.

(2)	The 245 Park Avenue Mortgage Loan (as defined below) is part of the 245 Park Avenue Whole Loan (as defined below), which is comprised of 20 pari passu promissory notes with an aggregate original principal balance of $1.08 billion and five pari passu subordinate notes with an aggregate original principal balance of $120 million. The 245 Park Avenue Whole Loan is accompanied by the 245 Park Avenue Mezzanine Loans (as defined below) with an outstanding aggregate principal balance of $568 million. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loan. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the 245 Park Avenue Whole Loan are $674, $674, 9.6%, 9.6%, 2.45x, 54.3% and 54.3%, respectively.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	Based on remeasured net rentable area (“NRA”) of 1,779,515 SF in accordance with current Real Estate Board of New York (“REBNY”) standards, which is the basis for the square footage in future leasing. The 245 Park Avenue Property’s contractual square footage is 1,723,993 SF as leased.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in 2016 NOI from 2015 NOI is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in in-place weighted average base rent PSF from approximately $72.69 to approximately $74.66 PSF. The increase in UW NOI from TTM NOI is primarily due to the inclusion of underwritten rent steps over underwritten rents in place, which rent steps equate to (i) for non-investment-grade tenants, base rent steps through April 2018, and (ii) for investment-grade tenants, the average base rent over the lesser of the loan term and lease term; with respect to the JPMorgan Chase Bank space subleased to Société Générale, the underwritten rent step is calculated using the average over the loan term of the JPMorgan Chase Bank base rent of $61.50 PSF to October 2022 and the base rent pursuant to Société Générale’s direct lease of $88.00 PSF on a remeasured square footage that is 30,831 SF higher than the current JPMorgan Chase Bank NRA through the remainder of the loan term.

(7)	Most Recent Occupancy includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured NRA), which have executed leases but have not yet taken occupancy.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

The Mortgage Loan. The ninth largest mortgage loan is part of a whole loan (the “245 Park Avenue Whole Loan”) secured by a first priority fee mortgage encumbering a 44-story, remeasured 1,779,515 SF Class A office building that occupies the entire city block between 46th and 47th Streets and Park and Lexington Avenues in Midtown Manhattan, New York (the “245 Park Avenue Property”). The 245 Park Avenue Whole Loan consists of (i) a senior loan, comprised of 20 pari passu notes, with an aggregate outstanding principal balance of $1.08 billion (one of which, Note A-2-D-1, with an aggregate outstanding principal balance as of the Cut-off Date of $32.0 million, will be contributed to the UBS 2017-C2 Trust, (the “245 Park Avenue Mortgage Loan”). The remaining 19 notes (collectively, the “245 Park Avenue Pari Passu Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $1.048 billion and (ii) a subordinate companion loan, comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (collectively, the “245 Park Avenue Subordinate Companion Loan”), each as described below. The controlling senior Note A-1-A (along with four other senior notes within the 245 Park Avenue Pari Passu Companion Loan and the 245 Park Avenue Subordinate Companion Loan) was contributed to the 245 Park Avenue Trust 2017-245P, which governs the servicing and administration of the 245 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”), the directing certificate holder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). The lender provides no assurances that any non-securitized notes will not be split further.

The 245 Park Avenue Whole Loan has a 10-year term and will be interest-only for the term of the loan. The 245 Park Avenue Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 245 Park Avenue Whole Loan matures on June 1, 2027. The proceeds of the 245 Park Avenue Whole Loan, along with three mezzanine loans, with an aggregate principal balance as of the Cut-off Date of $568,000,000 (the “245 Park Avenue Mezzanine Loans”), and $524,062,579 of borrower sponsor equity were used to acquire the 245 Park Avenue Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

Following the lockout period, on any date before March 1, 2027, the borrower has the right to defease the 245 Park Avenue Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 245 Park Avenue South Whole Loan note to be securitized or (ii) July 1, 2020. The 245 Park Avenue Whole Loan is prepayable without penalty on or after March 1, 2027.

The Borrower and the Borrower Sponsor. The borrower is 245 Park Avenue Property LLC (the “245 Park Avenue Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the 245 Park Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 245 Park Avenue Whole Loan.

The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the borrower sponsor, HNA Group (“HNA”). HNA is a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. HNA’s finance division focuses on leasing and insurance and it also provides financial services such as securities, banking, futures, fund and investment banking. HNA’s real estate focuses on the development and management of central business district and urban real estate assets. As of December 31, 2016, it had 34 real estate investments in over 40 cities. HNA’s United States commercial real estate assets include 850 Third Avenue, 1180 Sixth Avenue, the Cassa Hotel at 70 West 45th Street and two golf courses, Nicklaus Club-Monterey in Monterey California and Somers Pointe Country Club in Somers, New York. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

The Property. Built in 1965, the 245 Park Avenue Property is an approximately remeasured 1,779,515 SF, Class A trophy office building located between 46th to 47th Streets on Park Avenue and extending to Lexington Avenue within Midtown Manhattan. The 245 Park Avenue Property consists of 44 stories with 42 office levels, 57,799 SF of retail space and 1,580 SF of lobby space. The 245 Park Avenue Property is one of approximately 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The 245 Park Avenue Property also features access to the B, D, E, F, M, N, Q and R subway lines. As of February 28, 2017, the 245 Park Avenue Property was 91.2% leased to 19 tenants based on remeasured NRA and has demonstrated average occupancy of 95.0% from 2007 to 2016. As of February 28, 2017, 65.1% of the 245 Park Avenue Property’s annual in-place base rent was attributed to investment grade tenants including, among others, Société Générale (33.3% of remeasured NRA, rated A2/A by Moody’s and S&P), JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”) (13.4% of remeasured NRA, rated Aa3/A+/AA- by Moody’s, S&P and Fitch) and Rabobank (6.3% of remeasured NRA, rated Aa2/A+/AA- by Moody’s, S&P and Fitch). The 245 Park Avenue Property is located within walking distance of 5th Avenue, the Museum of Modern Art, Rockefeller Center, Carnegie Hall, Radio City Music Hall,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

Columbus Circle, and eleven different subway lines that collectively afford the 245 Park Avenue Property mass transit access to the five boroughs and the Tri-State area.

Major Tenants.

Société Générale (593,344 SF, 33.3% of NRA, 27.4% of underwritten rent). Established in 1864, Société Générale (rated A2/A by Moody’s and S&P) is a French multinational banking and financial services company, which utilizes the 245 Park Avenue Property as its United States headquarters and leases 12 floors (33.3% of the remeasured NRA through October 2032). In 2010, Société Générale executed a sublease from JPMorgan Chase Bank for 562,347 contractual SF through October 31, 2022. Additionally, in 2010, Société Générale executed a 10-year direct lease with the prior owner of 245 Park Avenue Property for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 PSF). Société Générale subleases 36,425 contractual SF to Brunswick Group and 36,425 contractual SF to MIO Partners. As of December 31, 2016, Société Générale operates in 66 countries, employing 145,700 people and servicing approximately 31 million customers worldwide.

JPMorgan Chase Bank, National Association (237,781 SF, 13.4% of NRA, 9.4% of underwritten rent). JPMorgan Chase Bank (rated Aa3/A+/AA- by Moody’s, S&P and Fitch) is the second largest tenant at the 245 Park Avenue Property leasing 13.4% of the remeasured NRA through October 2022. JPMorgan Chase Bank is the largest banking institution in the United States and operates in more than 60 countries, has more than 240,000 employees and serves consumers, small businesses, corporate, institutional and government clients. As of 2016, JPMorgan Chase Bank reported assets of $2.5 trillion. The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual SF of JPMorgan Chase Bank space, a total of 189,686 contractual SF is subleased through October 30, 2022. This includes 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual SF of retail space that it leases at the 245 Park Avenue Property.

Major League Baseball (224,477 SF, 12.6% of NRA, 21.8% of underwritten rent). The third largest tenant, Major League Baseball (“MLB”), is a professional baseball league in North America and currently headquartered at the 245 Park Avenue Property. MLB had attendance of more than 73 million fans in 2016. MLB subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 30, 2022. MLB’s lease expires in October 2022 and it has announced that it plans to vacate its space at the end of its lease term. In addition, MLB has signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration date. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a Cash Sweep Event (as defined below) will occur.

The following table presents certain information relating to the leases at the 245 Park Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(2)	Tenant SF(3)	Approximate % of SF(3)	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(4)	Lease Expiration
Tenants
Société Générale(5)(6)	A2/A/NA	593,344	33.3%	$34,584,340	27.4%	$61.50	10/31/2032
JPMorgan Chase Bank(5)(7)	Aa3/A+/AA-	237,781	13.4%	$11,817,255	9.4%	$52.42	10/31/2022
MLB(8)	NA/NA/NA	224,477	12.6%	$27,515,096	21.8%	$124.75	10/31/2022
Angelo Gordon	NA/NA/NA	113,408	6.4%	$9,185,805	7.3%	$81.00	5/31/2026
Rabobank	Aa2/A+/AA-	112,662	6.3%	$15,132,666	12.0%	$138.00	9/30/2026
Ares Capital	NA/BBB+/BBB+	97,101	5.5%	$8,231,410	6.5%	$83.91	5/31/2026
HNA Capital US LLC(9)	NA/NA/NA	38,382	2.2%	$2,840,342	2.3%	$74.00	1/31/2026
Regus Business Centre	NA/NA/NA	38,383	2.2%	$3,224,088	2.6%	$84.00	9/30/2021
WisdomTree Investments(10)	NA/NA/NA	37,924	2.1%	$2,768,379	2.2%	$73.00	8/31/2029
The Norinchukin Bank	A1/A/NA	37,342	2.1%	$3,598,254	2.9%	$99.00	3/31/2022
Subtotal/Wtd. Avg.		1,530,804	86.0%	$118,897,635	94.2%	$80.31
Remaining Tenants(8)		92,138	5.2%	$7,279,865	5.8%	$81.31
Vacant Space		156,573	8.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,779,515	100.0%	$126,177,500	100.0%	$73.19

(1)	Based on the underwritten rent roll dated February 28, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Based on remeasured net rentable SF of 1,779,515.

(4)	Based on 1,723,993 contractual SF.

(5)	JPMorgan Chase Bank subleases 562,347 contractual SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 PSF). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options and in addition, Société Générale subleases 36,425 contractual SF to Brunswick Group and 36,425 contractual SF to MIO Partners. The terms shown for Société Générale in the table above are based on JPMorgan Chase Bank’s direct lease.

(6)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the 245 Park Avenue Borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the 245 Park Avenue Borrower.

(7)	The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual SF of JPMorgan Chase Bank space, a total of 189,686 contractual SF is subleased through October 30, 2022. This includes 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL. The JPMorgan Chase Bank space also includes 17,813

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

contractual SF of retail space that it leases at the 245 Park Avenue Property. The terms shown for JPMorgan Chase Bank in the table above are based on its direct lease. JPMorgan Chase Bank may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(8)	MLB subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 30, 2022. MLB does not have any remaining renewal options. The terms shown for MLB in the table above are based on its direct lease. MLB has announced that it plans to vacate its space at the end of its lease term and that it signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration.

(9)	The HNA Capital US LLC space was originally leased to Heineken Americas Inc. from January 2010 through January 2026. On May 4, 2017, Heineken Americas Inc. assigned its space at the 245 Park Avenue Property to HNA Capital US LLC, an affiliate of the borrower sponsor.

(10)	WisdomTree Investments has the right to terminate its lease effective as of August 20, 2024, with 12 months’ notice and the payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the 245 Park Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)(3)	Total UW Base Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(2)
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	2	13,352	0.8%	0.8%	$96.02	$1,282,100	1.0%	1.0%
2019	0	0	0.0%	0.8%	$0.00	$0	0.0%	1.0%
2020	1	22,502	1.3%	2.1%	$70.99	$1,597,404	1.3%	2.3%
2021	1	38,382	2.2%	4.3%	$84.00	$3,224,088	2.6%	4.8%
2022(4)	6	505,781	29.3%	33.6%	$89.01	$45,017,995	35.7%	40.5%
2023	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2024	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2025	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2026	6	376,592	21.8%	55.5%	$97.63	$36,765,311	29.1%	69.7%
2027	1	10,538	0.6%	56.1%	$89.00	$937,882	0.7%	70.4%
2028 & Beyond(4)(5)	2	602,931	35.0%	91.1%	$61.95	$37,352,719	29.6%	100.0%
Vacant	0	153,915	8.9%	100.0%	$0.00	$0	0.0%
Total/Wtd. Avg.	19	1,723,993	100.0%		$73.19	$126,177,500	100.0%

(1)	Based on the underwritten rent roll dated February 28, 2017 and includes rent steps through April 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Based on 1,723,993 contractual SF.

(4)	JPMorgan Chase Bank subleases 562,347 SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022 and is for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is 2032 and reflected as 2028 & Beyond in the table above.

(5)	2028 & Beyond includes 2,661 SF of building office space.

The Market. The 245 Park Avenue Property is situated on the entire block bounded by Park Avenue, Lexington Avenue, East 46th Street and East 47th Street in the Plaza District neighborhood of Midtown Manhattan (the “Neighborhood”), which is home to the headquarters of 28 Fortune 500 companies. The Neighborhood is comprised of many of New York’s most well-known landmarks, restaurants, hotels, retail shops and tourist attractions including Grand Central, Fifth Avenue, St. Patrick’s Cathedral, Rockefeller Center, and is in short walking distance to the United Nations, Radio City Music Hall, the Museum of Modern Art, the New York Public Library, and Central Park. The Neighborhood is made accessible by the presence of several transportation hubs contributing to the appeal for a diverse array of businesses, including domestic and international banking, legal services, manufacturing, securities/holdings, printing and publishing, advertising, and communications.

According to the appraisal, the 245 Park Avenue Property is located within the Park Avenue submarket of the larger Midtown Manhattan office market and is considered to be one of the premier office corridors in the United States due to its central location, strength of its tenant base, proximity to Grand Central Station and other amenities. According to the appraisal, as of the fourth quarter of 2016, the overall Midtown Manhattan Class A office market had approximately 184.3 million SF of office inventory, direct weighted average Class A asking rents of $87.14 PSF and a vacancy rate of 8.7%. According to the appraisal, as of the fourth quarter of 2016, the Park Avenue Class A office submarket had approximately 21.8 million SF of office inventory, direct weighted average asking rents of $102.15 PSF and a direct vacancy rate of 7.8%. The Park Avenue Class A office submarket commands rents approximately 15% higher than the Midtown Manhattan Class A office market.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

The appraisal identified seven comparable Class A office buildings including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 PSF to $125.00 PSF which is in-line with the 245 Park Avenue Property. The comparable buildings had a weighted average occupancy of 97.0%. The 245 Park Avenue Property’s weighted average in place office rent of $80.72 PSF is approximately $14.58 PSF lower than the appraisals concluded weighted average in place market rent of $95.30 PSF.

Historical and Current Occupancy(1)
2012	2013	2014	2015	2016	TTM(2)
95.8%	93.6%	93.6%	93.6%	95.0%	91.2%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of February 28, 2017, is based on remeasured NRA of 1,779,515 and includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured NRA), which have executed leases but have not yet taken occupancy.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 245 Park Avenue Property:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW PSF(1)
Rents in Place	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	$73.19
Vacant Income	$0	$0	$0	$0	16,425,575	$9.53
Rent Steps	$0	$0	$0	$0	10,341,838	$6.00
Gross Potential Rent(2)	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$152,944,913	$88.72
Total Reimbursements(3)	$31,667,499	$34,635,748	$37,032,022	$37,903,249	40,918,609	$23.73
Net Rental Income	$150,404,076	$159,956,722	$165,737,056	$166,998,932	$193,863,523	$112.45
Less Vacancy & Credit Loss	$0	$0	$0	$0	(16,425,575)	($9.53)
Other Income(4)	$488,183	$704,333	$1,901,893	$1,888,513	318,732	$0.18
Effective Gross Income	$150,892,259	$160,661,057	$167,638,950	$168,887,445	$177,756,680	$103.11
Total Operating Expenses	$52,333,954	$57,993,351	$60,922,988	$61,210,770	$62,448,738	$36.22
Net Operating Income(5)	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$115,307,942	$66.88
Capital Expenditures	$0	$0	$0	$0	$551,678	$0.32
TI/LC	$0	$0	$0	$0	$5,191,362	$3.01
Net Cash Flow	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$109,564,903	$63.55

Occupancy %	93.6%	93.6%	95.0%	90.7%	90.7%
NOI DSCR(6)	2.45x	2.56x	2.66x	2.68x	2.87x
NCF DSCR(6)	2.45x	2.56x	2.66x	2.68x	2.73x
NOI Debt Yield(6)	9.1%	9.5%	9.9%	10.0%	10.7%
NCF Debt Yield(6)	9.1%	9.5%	9.9%	10.0%	10.1%

(1)	Based on 1,723,993 contractual SF.

(2)	The increase in Underwritten Gross Potential Rent from TTM Gross Potential Rent is primarily due to the inclusion of rent steps, which are underwritten to (i) for non-investment-grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average base rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase base rent of $61.50 PSF through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 PSF through the remainder of the loan term.

(3)	Expense Recoveries are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase Bank space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase Bank lease; upon the commencement of Société Générale’s direct modified gross lease in October 2022, the tenant is instead required to reimburse expenses over a base year of 2013.

(4)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

(5)	The increase in 2015 Net Operating Income from 2014 Net Operating Income was primarily due to contractual rent increases resulting in an increase in the weighted average base rent PSF from approximately $68.87 to approximately $72.69 PSF.

(6)	Debt service coverage ratios and debt yields are based on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans.

Escrows and Reserves. The 245 Park Avenue Whole Loan documents provide for upfront escrows in the amount of $227,000 for insurance premiums, $47,738 for replacement reserves, $10,298,441 for outstanding tenant improvements and leasing commissions and $1,133,167 for free rent. In lieu of depositing any reserve amounts required under the loan documents in cash, the 245 Park Avenue Borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion delivered to the lender. The loan documents also provide for ongoing monthly escrows of $3,878,518 for real estate taxes, $113,500 for insurance premiums, and $47,738 for replacement reserves. Commencing on May 1, 2025 and continuing on a monthly basis, the 245 Park Avenue Borrower is required to deposit $446,775 per month with the lender for costs related to tenant improvements and leasing commissions. The 245 Park Avenue Borrower is also required to deposit any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants.

Lockbox and Cash Management. The 245 Park Avenue Whole Loan requires a lender-controlled lockbox account, which is already in place, and requires the 245 Park Avenue Borrower and property manager to cause all rents to be paid directly by tenants into a clearing account maintained by the 245 Park Avenue Borrower at a local bank selected by the 245 Park Avenue Borrower, which is required at all times to be an eligible institution (as defined in the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

loan documents). All funds in the lockbox account are required to be swept within one business day into the 245 Park Avenue Borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (a) an event of default under the 245 Park Avenue Whole Loan or an event of default under the 245 Park Avenue Mezzanine Loans, (b) the bankruptcy or insolvency of the 245 Park Avenue Borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the 245 Park Avenue Property being subsumed in the action or that has a material adverse effect on the 245 Park Avenue Property or the value or security of the lenders’ interests), (c) if the debt service coverage ratio (as calculated in the loan documents) for the 245 Park Avenue Whole Loan and 245 Park Avenue Mezzanine Loans based on underwritten net cash flow falls below 1.15x at the end of any quarter, based on the trailing three-month period or (d) if MLB does not renew all or substantially all of its premises at least 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises (provided that any sweep, in the case of (d), will be capped at $85.00 PSF with respect to the space leased by MLB) (a “Tenant Trigger Event”). A Cash Sweep Event will end upon (i) with respect to a Cash Sweep Event caused solely by clause (a) above, the acceptance of a cure by the applicable lender of the related event of default, (ii) with respect to a Cash Sweep Event caused by clause (b) above, if the 245 Park Avenue Borrower replaces such manager within 60 days of such action in accordance with the loan documents, (iii) with respect to a Cash Sweep Event caused solely by clause (c) above, either (1) the achievement of a debt service coverage ratio for the 245 Park Avenue Whole Loan and the 245 Park Avenue Mezzanine Loans of at least 1.15x for six consecutive months based on the trailing three-month period or (2) the 245 Park Avenue Borrower effects a DSCR Cure (as defined below) or (iv) with respect to a Cash Sweep Event caused solely by a Tenant Trigger Event, the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the 245 Park Avenue Borrower may not cure a Cash Sweep Event caused by a bankruptcy or insolvency of the 245 Park Avenue Borrower.

A “DSCR Cure” will commence upon the 245 Park Avenue Borrower delivering to the lenders a letter of credit with a notional amount which, if applied to the 245 Park Avenue Whole Loan and each 245 Park Avenue Mezzanine Loans, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination; provided that no Cash Sweep Event resulting from a separate event has occurred which has not been cured; further that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the 245 Park Avenue Borrower under the loan documents) may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion and (y) the 245 Park Avenue Borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (x) the replacement of MLB with one or more tenants approved by the lender if required under the loan documents leasing not less than 90% of the leasable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppel certificate or (y) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow has been deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable square foot with respect to the space demised under the MLB lease.

Additional Secured Indebtedness (not including trade debts). In addition to the 245 Park Avenue Mortgage Loan, the 245 Park Avenue Property also secures the 245 Park Avenue Pari Passu Companion Loans and 245 Park Avenue Subordinate Companion Loan. The 245 Park Avenue Whole Loan are comprised of 20 pari passu notes, with an aggregate outstanding principal balance of $1.08 billion The 245 Park Avenue Subordinate Companion Loan is comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million. The controlling senior Note A-1-A (along with 4 other senior notes within the 245 Park Avenue Whole Loan and the 245 Park Avenue Subordinate Companion Loan) was contributed to the 245 Park Avenue Trust 2017-245P transaction, which governs the servicing and administration of the 245 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”), the directing certificate holder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. In addition to the 245 Park Avenue Whole Loan, the 245 Park Avenue Property also secures the 245 Park Avenue Mezzanine Loans. The 245 Park Avenue Mezzanine Loans consists of three mezzanine loans with an aggregate outstanding principal balance $568.0 million. Mezzanine loan A has a principal balance of $236.5 million; mezzanine loan B has a principal balance of $221.0 million; and mezzanine loan C has a principal balance of a $110.5 million. The coupons are 5.0000%, 5.7000% and 6.8500%, respectively. The 245 Park Mezzanine Loans are interest-only for their full terms and are coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue Subordinate Companion Loan and 245 Park Mezzanine Loans, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the 245 Park Avenue Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 245 Park Avenue Property. The loan documents also require loss of rent and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

245 Park Avenue
245 Park Avenue
New York, NY 10167
MANHATTAN
CENTRAL PARK
East Green
Upper East Side
Midtown
East Side
Murray Hill
Kips Bay
East River
FDR Drive
Hunter College
Park Ave. Armory
Temple Emanu-El
The Dairy
Central Park Zoo
Heckscher Playground
Wollman Rink
The Pond
Central Park South
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
Trump Tower
The Peninsula New York
St. Regis New York
Lever House
399 Park
Citigroup Center
Lipstick Building
Museum of Modern Art
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
AXA Center
75 Rockefeller Plaza
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Time-Life Building
Exxon Building
ROCKEFELLER CENTER
GE Building
1 Rockefeller Plaza
Saks Fifth Avenue
ITT-American Building
Palmolive Building
JPMorgan Chase Tower
485 Lexington
747 Third Avenue
Japan Society
Gershwin Theatre
Morgan Stanley Building
News Corp. Building
Imperial Theatre
TIMES SQUARE
Viacom Intl.
Bank of America Tower
Condé Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
MetLife Building
450 Lexington Avenue
Grand Central Terminal
2 Grand Central Tower
Winstar Building
Chrysler Building
UNITED NATIONS HEADQUARTERS
QUEENS MIDTOWN TUNNEL
Daily News
Bryant Park
New York Public Library
New York Times Building
HSBC Tower
Garment Centre Capitol
The Morgan Library & Museum
St. Vartan's Park
FERRY TO LONG ISLAND CITY
Macy's
HERALD SQUARE
Empire State Building
One Penn Plaza
Manhattan Mall
Madison Square Garden
Penn Station
LONG ISLAND RAILROAD
NYU Medical Center
METRO NORTH
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
W. 57th St.
E. 56th St.
W. 55th St.
E. 55th St.
E. 54th St.
W. 53rd St.
E. 53rd St.
W. 52nd St.
E. 52nd St.
E. 51st St.
W. 50th St.
E. 50th St.
W. 49th St.
E. 49th St.
W. 48th St.
E. 48th St.
W. 47th St.
E. 47th St.
W. 46th St.
E. 46th St.
W. 45th St.
E. 45th St.
W. 44th St.
E. 44th St.
W. 43rd St.
E. 43rd St.
W. 42nd St.
E. 42nd St.
E. 41st St.
W. 40th St.
E. 40th St.
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
W. 37th St.
E. 37th St.
W. 36th St.
E. 36th St.
W. 35th St.
E. 35th St.
W. 34th St.
E. 34th St.
W. 33rd St.
E. 33rd St.
W. 32nd St.
E. 32nd St.
W. 31st St.
E. 31st St.
63RD ST/ LEXINGTON
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
49TH STREET
ROCKEFELLER CTR.
42ND ST/ TIMES SQ.
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
BRYANT PARK
5TH AVE
42ND ST/ TIMES SQ.
HERALD SQUARE
PENN STATION
33RD ST/ LEXINGTON
495
Upper West Side
Upper East Side
Astoria
Central Park
West New York
QUEENS
North Bergen
East Side
Long Island City
West Side
Weehawken
Midtown
Union City
Chelsea
Williamsburg
MANHATTAN
Greenwich Village
Hoboken
Hudson River
SoHo
NEW JERSEY
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope
Prospect Park
Liberty State Park
Governors Island

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

(THIS PAGE INTENTIONALLY LEFT BLANK)

88

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$32,000,000			Location:	Various, CA
Cut-off Date Balance(1):	$32,000,000			General Property Type:	Retail
% of Initial Pool Balance:	3.6%			Detailed Property Type:	Single Tenant
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Standiford Partners, LLC			Year Built/Renovated:	Various
Mortgage Rate(2):	4.4153758%			Size:	1,733,239 SF
Note Date:	5/16/2017			Cut-off Date Balance per SF(1):	$80
First Payment Date:	7/6/2017			Maturity Date Balance per SF(1):	$80
Maturity Date:	6/6/2027			Property Manager:	SMS Management Company (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions(3):	LO (6); YM1 (107); O (7)			UW NOI:	$19,928,276
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	14.4%
Additional Debt Type(1)(4):	Pari Passu/Subordinate Debt			UW NOI Debt Yield at Maturity(1):	14.4%
Additional Debt Balance(1)(4):	$106,000,000/$31,576,938			UW NCF DSCR(1):	3.02x
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent NOI(6):	N/A
Reserves(5)				2nd Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	N/A
RE Tax:	$0	Springing	N/A	Most Recent Occupancy:	100.0% (6/1/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy(6):	N/A
Replacements:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
TI/LC:	$0	Springing	N/A	Appraised Value (as of):	$361,740,000 (Various)
Deferred Maintenance:	$746,551	$0	N/A	Cut-off Date LTV Ratio(1):	38.1%
Other:	$369,436	Springing	N/A	Maturity Date LTV Ratio(1):	38.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$170,000,000	100.0%	Loan Payoff:	$160,241,288	94.3%
			Reserves:	$1,115,987	0.7%
			Closing Costs:	$2,425,984	1.4%
			Return of Equity:	$6,216,741	3.7%
Total Sources:	$170,000,000	100.0%	Total Uses:	$170,000,000	100.0%

(1)	The Save Mart Portfolio Mortgage Loan is part of the Save Mart Portfolio Whole Loan, which is comprised of six pari passu senior promissory notes with an aggregate principal balance of $138,000,000 and one subordinate promissory note with an original principal balance of $32,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Save Mart Portfolio Senior Loan, without regard to the Save Mart Portfolio Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $169,576,938 Save Mart Portfolio Whole Loan are $98, $80, 11.8%, 14.4%, 1.79x, 46.9% and 38.1%, respectively. The Save Mart Portfolio Subordinate Companion Loan is structured with a fixed amortization schedule based on a 119-month amortization period.

(2)	The interest rate of 4.4153758% represents the interest rate for the Save Mart Portfolio Senior Loan only. The Save Mart Portfolio Subordinate Companion Loan accrues interest at an average interest rate of 5.1618150% from the first payment date after the Cut-off Date, September 6, 2017, through the 12th payment date following the Cut-off Date. The Save Mart Portfolio Subordinate Companion Loan interest rate varies according to a fixed schedule.

(3)	Partial release is permitted. See “Release of Property” below for further discussion of release requirements. The Save Mart Portfolio Whole Loan can be prepaid with yield maintenance on or after the later to occur of (i) January 6, 2018 and (ii) the first monthly payment date following the final securitization of the Save Mart Portfolio Whole Loan, provided, however, that if the Save Mart Portfolio Whole Loan has not been subject to a securitization on or prior to June 6, 2018, then June 6, 2018 (the “Lockout Period”).

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Historical financial information is not presented as the master lease is triple-net and all of the operating management expenses (including capital expenditures) are paid for directly by the tenant.

The Mortgage Loan. The tenth largest mortgage loan (the “Save Mart Portfolio Mortgage Loan”) is part of a whole loan (the “Save Mart Portfolio Whole Loan”) in the total original principal amount of $170,000,000. The Save Mart Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 1,733,239 SF 33-property portfolio of single tenant retail properties located in Northern California (the “Save Mart Portfolio Properties”). The Save Mart Portfolio Whole Loan was co-originated by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”), Deutsche Bank AG, New York Branch (“DBNY”) and Cantor Commercial Real Estate Lending, L.P. (“CCRE”). The Save Mart Portfolio Whole Loan is comprised of (i) a senior loan, comprised of six senior pari passu notes, with an aggregate outstanding principal balance of $138,000,000 (collectively, the “Save Mart Portfolio Senior Loan”) and (ii) a subordinate companion loan, comprised of one subordinate note, with an outstanding principal balance of $31,576,938 (the “Save Mart Portfolio Subordinate Companion Loan”), each as described below. Promissory Notes A-3, A-4, and A-6, with an aggregate original principal balance of $32,000,000, collectively represent the Save Mart Portfolio Mortgage Loan and will be included in the UBS 2017-C2 Trust. Promissory Notes A-1, A-2, and A-5, with an aggregate principal balance of $106,000,000, collectively represent the non-serviced companion loans (the “Save Mart Portfolio Non-Serviced Pari Passu Companion Loans”) and are currently held in the various securitization trusts, as further described in the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Whole Loan Summary table below. The Save Mart Portfolio Subordinate Companion Loan was sold to Prima Mortgage Investment Trust, LLC, but may be otherwise transferred at any time. The Save Mart Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the UBS 2017-C1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Save Mart Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	UBS 2017-C1	No
Note A-2	$16,000,000	$16,000,000	WFCM 2017-C38	No
Note A-3	$14,000,000	$14,000,000	UBS 2017-C2	No
Note A-4	$3,000,000	$3,000,000	UBS 2017-C2	No
Note A-5	$40,000,000	$40,000,000	DBJPM 2017-C6	No
Note A-6	$15,000,000	$15,000,000	UBS 2017-C2	No
Save Mart Portfolio Subordinate Companion Loan	$32,000,000	$31,576,938	Prima Mortgage Investment Trust, LLC	Yes
Total	$170,000,000	$169,576,938

The proceeds of the Save Mart Portfolio Whole Loan were used to refinance a previous loan of approximately $160.2 million, return equity of approximately $6.2 million to the Save Mart Portfolio Borrower, fund upfront reserves and pay closing costs. The most recent prior financing of the Save Mart Portfolio Properties was included in the JPMCC 2007-LD11 transaction.

The Borrower and the Borrower Sponsor. The borrower is RMP Properties, LLC (the “Save Mart Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The Save Mart Portfolio Borrower is wholly owned by the borrower sponsor and nonrecourse carve-out guarantor, Standiford Partners, LLC, a California limited liability Company. In addition to the Save Mart Portfolio Properties, Standiford Partners, LLC owns 14 Save Mart Supermarkets (“Save Mart”) branded grocery stores totaling 751,878 SF and four warehouse properties totaling 130,773 SF. These properties have a total market value of approximately $117.9 million based on an independent valuation as of March 2016, and none of the properties are encumbered by debt. Based on its year-end 2016 balance sheet, Standiford Partners, LLC reported total assets of approximately $141.7 million, total equity of approximately $141.7 million, and liquidity of approximately $14.5 million.

The Properties. The Save Mart Portfolio Properties are comprised of 33 single tenant retail properties leased to Save Mart in Northern California totaling 1,733,239 SF of space. The Save Mart Portfolio Properties were constructed between 1980 and 2003 and range in size from 40,593 SF to 62,501 SF, with an average size of 52,522 SF.

The Save Mart Portfolio Properties are 100.0% leased to Save Mart under a triple-net master lease operated under the Save Mart, S-Mart Foods, Lucky/Lucky California and FoodMaxx brands, with two properties subleased to Dick’s Sporting Goods. The Save Mart master lease has a 25-year term expiring on April 30, 2032 with an annual base rent of $12.13 PSF, with one five-year renewal option and one four-year renewal option, both at a 5.0% rent increase over the prior rate, and no termination options. Save Mart is a privately held grocery chain headquartered in Modesto, California. Founded in 1952, Save Mart owns and operates 213 stores throughout the Central Valley, San Francisco Bay Area, and Northern Nevada under the Save Mart, S-Mart Foods, Lucky/Lucky California and FoodMaxx brands, with over 16,000 employees. In February 2007, Save Mart acquired 128 Albertsons stores across Northern California and Northern Nevada. Save Mart also owns SMART Refrigerated Transport, a trucking firm that transports dry groceries, frozen foods, ice and novelties to all of its stores. Save Mart reported net sales of approximately $4.2 billion, operating income of approximately $74.2 million, and net income of approximately $20.6 million across 207 stores, according to its 2016 unaudited financial statements. This compares to net sales, operating income and net income across 211 stores of approximately $4.3 billion, approximately $108.9 million and approximately $89.0 million, respectively, in 2015, and net sales, operating income and net income across 217 stores of approximately $4.3 billion, approximately $36.4 million and approximately $15.8 million, respectively, in 2014. Save Mart reported total assets of approximately $1.1 billion, cash and equivalents of approximately $114.4 million, and shareholders’ equity of approximately $289.7 million as of the fiscal year ending December 25, 2016.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

The following tables present certain information relating to the Save Mart Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(4)	2012-2016 Capex(5)
Lucky - San Francisco	San Francisco, CA	1993	49,188	$11,975,277	7.0%	$25,300,000	38.4%	$607,541
Lucky - San Bruno	San Bruno, CA	1989	56,280	$11,625,012	6.8%	$24,560,000	38.4%	$563,745
Lucky California - Daly City	Daly City, CA	1996	61,881	$11,577,679	6.8%	$24,460,000	38.4%	$4,697,207
Lucky - San Jose I	San Jose, CA	1985	52,659	$7,284,566	4.3%	$15,390,000	38.4%	$343,796
Lucky - San Jose II	San Jose, CA	1996	59,907	$6,976,900	4.1%	$14,740,000	38.4%	$709,546
Lucky - San Leandro	San Leandro, CA	1982	58,526	$6,939,034	4.1%	$14,660,000	38.4%	$565,556
Dick’s Sporting Goods - Folsom	Folsom, CA	1990	49,517	$6,574,569	3.9%	$13,890,000	38.4%	NAV
Lucky - Concord	Concord, CA	2000	61,447	$6,285,837	3.7%	$13,280,000	38.4%	$400,832
FoodMaxx - Antioch	Antioch, CA	1996	60,154	$5,694,173	3.3%	$12,030,000	38.4%	$1,245,399
Lucky - Hollister	Hollister, CA	1995	62,078	$5,580,572	3.3%	$11,790,000	38.4%	$419,197
Save Mart - Modesto	Modesto, CA	2001	54,605	$5,395,975	3.2%	$11,400,000	38.4%	$548,688
Dick’s Sporting Goods - Salinas	Salinas, CA	1997	62,246	$5,339,175	3.1%	$11,280,000	38.4%	NAV
Save Mart - Clovis	Clovis, CA	2002	50,918	$5,258,708	3.1%	$11,110,000	38.4%	$270,810
Save Mart - Grass Valley	Grass Valley, CA	1990	43,737	$5,220,842	3.1%	$11,030,000	38.4%	$564,820
FoodMaxx - Sacramento	Sacramento, CA	1987	51,316	$4,856,377	2.9%	$10,260,000	38.4%	$1,760,998
Lucky - Hayward I	Hayward, CA	1990	45,579	$4,804,311	2.8%	$10,150,000	38.4%	$532,201
Save Mart - Auburn	Auburn, CA	1980	43,768	$4,685,978	2.8%	$9,900,000	38.4%	$395,556
Save Mart - Tracy	Tracy, CA	1997	62,236	$4,420,912	2.6%	$9,340,000	38.4%	$1,317,725
S-Mart - Lodi	Lodi, CA	1996	50,342	$4,193,714	2.5%	$8,860,000	38.4%	$376,583
Save Mart - Chico	Chico, CA	1989	42,294	$4,165,314	2.5%	$8,800,000	38.4%	$459,518
Save Mart - Fresno I	Fresno, CA	1994	58,360	$4,141,647	2.4%	$8,750,000	38.4%	$336,229
Lucky - San Jose III	San Jose, CA	1990	49,103	$4,032,781	2.4%	$8,520,000	38.4%	$397,606
Save Mart - Roseville	Roseville, CA	1995	53,248	$3,876,582	2.3%	$8,190,000	38.4%	$365,615
Lucky - Vacaville I	Vacaville, CA	1988	42,630	$3,833,982	2.3%	$8,100,000	38.4%	$262,882
Save Mart - Elk Grove	Elk Grove, CA	1994	45,641	$3,691,983	2.2%	$7,800,000	38.4%	$353,610
Save Mart - Fresno II	Fresno, CA	1996	50,245	$3,568,916	2.1%	$7,540,000	38.4%	$314,696
Lucky - Sand City	Sand City, CA	1996	62,501	$3,294,384	1.9%	$6,960,000	38.4%	$393,658
Lucky - Vacaville II	Vacaville, CA	2003	44,745	$3,128,719	1.8%	$6,610,000	38.4%	$332,873
Lucky - Hayward	Hayward, CA	2001	61,454	$3,105,052	1.8%	$6,560,000	38.4%	$449,330
Save Mart - Kingsburg	Kingsburg, CA	1999	41,368	$3,062,452	1.8%	$6,470,000	38.4%	$371,271
Save Mart - Sacramento	Sacramento, CA	1990	49,629	$2,423,455	1.4%	$5,120,000	38.4%	$316,963
Lucky - Santa Rosa	Santa Rosa, CA	1998	55,044	$2,305,122	1.4%	$4,870,000	38.4%	$289,688
Save Mart - Jackson	Jackson, CA	1994	40,593	$680,000	0.4%	$4,020,000	13.7%	$253,294
Total/Wtd. Avg.			1,733,239	$170,000,000	100.0%	$361,740,000	38.1%	$20,217,433

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Save Mart Portfolio Whole Loan amount.

(3)	The appraisal assigned an aggregate hypothetical “dark value” of approximately $289.5 million. The Save Mart Portfolio Senior Loan Cut-off Date LTV Ratio based on the aggregate hypothetical “dark value” is 47.7%.

(4)	Based on the Save Mart Portfolio Senior Loan amount.

(5)	2012-2016 Capex includes capital expenditures Save Mart has invested in leasehold capital improvements, equipment capital improvements, and equipment and building maintenance and repairs.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

The following tables present certain information relating to the Save Mart Portfolio Properties:

Historical Sales PSF and Occupancy Cost
Property Name	Net Rentable Area (SF)(1)	Sales PSF						Occupancy Cost(2)
		2011	2012	2013	2014	2015	2016
Lucky - San Francisco	49,188	$804	$785	$749	$783	$814	$811	4.4%
Lucky - San Bruno	56,280	$507	$521	$498	$510	$540	$535	5.4%
Lucky California - Daly City(3)	61,881	$466	$458	$444	$450	$367	$477	5.6%
Lucky - San Jose I	52,659	$433	$415	$361	$372	$482	$534	4.0%
Lucky - San Jose II	59,907	$369	$354	$345	$352	$369	$370	4.9%
Lucky - San Leandro	58,526	$410	$407	$399	$408	$428	$441	4.2%
Dick’s Sporting Goods - Folsom(4)	49,517	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Lucky - Concord	61,447	$301	$283	$277	$294	$337	$344	4.6%
FoodMaxx - Antioch	60,154	$280	$391	$391	$417	$416	$376	4.4%
Lucky - Hollister	62,078	$299	$312	$312	$321	$341	$338	4.0%
Save Mart - Modesto	54,605	$467	$520	$516	$590	$610	$606	2.4%
Dick’s Sporting Goods - Salinas(5)	62,246	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart - Clovis	50,918	$467	$471	$428	$414	$431	$437	3.2%
Save Mart - Grass Valley	43,737	$714	$732	$719	$748	$758	$745	2.3%
FoodMaxx - Sacramento	51,316	$322	$338	$322	$468	$498	$490	3.3%
Lucky - Hayward I	45,579	$339	$351	$356	$370	$398	$401	3.9%
Save Mart - Auburn	43,768	$641	$677	$653	$647	$651	$612	2.6%
Save Mart - Tracy	62,236	$349	$364	$339	$352	$414	$433	2.5%
S-Mart - Lodi	50,342	$271	$278	$306	$332	$343	$343	3.6%
Save Mart - Chico	42,294	$466	$460	$442	$461	$459	$444	3.3%
Save Mart - Fresno I	58,360	$311	$314	$304	$298	$316	$306	3.5%
Lucky - San Jose III	49,103	$456	$411	$393	$391	$399	$386	4.0%
Save Mart - Roseville	53,248	$290	$296	$283	$287	$295	$298	4.2%
Lucky - Vacaville I	42,630	$352	$356	$341	$335	$350	$356	3.9%
Save Mart - Elk Grove	45,641	$272	$346	$373	$394	$379	$365	3.6%
Save Mart - Fresno II	50,245	$342	$353	$343	$343	$347	$319	3.3%
Lucky - Sand City	62,501	$269	$254	$243	$254	$264	$252	3.9%
Lucky - Vacaville II	44,745	$327	$338	$325	$312	$321	$313	3.5%
Lucky - Hayward	61,454	$302	$291	$274	$273	$275	$271	4.2%
Save Mart - Kingsburg	41,368	$393	$419	$437	$459	$481	$487	2.4%
Save Mart - Sacramento	49,629	$261	$269	$260	$268	$276	$255	3.4%
Lucky - Santa Rosa	55,044	$241	$246	$239	$239	$249	$254	3.3%
Save Mart - Jackson	40,593	$272	$266	$252	$246	$239	$228	3.5%
Total/Wtd. Avg.(6)	1,733,239	$382	$391	$379	$394	$409	$410	3.7%

(1)	Information is based on the underwritten rent roll.

(2)	Occupancy Cost is calculated using 2016 Sales PSF.

(3)	Lucky California - Daly City was closed for the entire second quarter of 2015 for its conversion to the Lucky California concept store. 2016 Sales PSF increased post rebranding.

(4)	Historical Sales PSF and Occupancy Cost are unavailable as the Dick’s Sporting Goods - Folsom property has 73.7% of property NRA subleased to Dick’s Sporting Goods. Dick’s Sporting Goods is not required to report sales.

(5)	Historical Sales PSF and Occupancy Cost are unavailable as the Dick’s Sporting Goods - Salinas property is subleased to Dick’s Sporting Goods. Dick’s Sporting Goods is not required to report sales.

(6)	Wtd. Avg. Sales PSF and Occupancy Cost exclude Dick’s Sporting Goods - Folsom and Dick’s Sporting Goods - Salinas as the tenant is not required to report sales.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

The following table presents certain information relating to the lease at the Save Mart Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Save Mart(2)	NR/NR/NR	1,733,239	100.0%	$21,017,010	100.0%	$12.13	4/30/2032(3)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,733,239	100.0%	$21,017,010	100.0%	$12.13

(1)	Information is based on the underwritten rent roll.

(2)	The Save Mart Portfolio Properties are leased to Save Mart under a triple-net master lease and operated under the Save Mart, S-Mart Foods, Lucky/Lucky California and FoodMaxx brands with two properties subleased to Dick’s Sporting Goods. The Dick’s Sporting Goods - Salinas property has 73.7% of property NRA subleased to Dick’s Sporting Goods for a 10-year term through January 2023 at $14.75 PSF with four various renewal options through April 2041 and no termination options. Save Mart is actively marketing the remaining 16,376 SF of space for sublease. In addition, the Dick’s Sporting Goods - Folsom property is subleased to Dick’s Sporting Goods for a 10-year term through April 2027 at $17.53 PSF with four five-year renewal options and no termination options.

(3)	The Save Mart Portfolio Properties have one five-year renewal option and one four-year renewal option with no termination options.

The following table presents certain information relating to the lease rollover schedule at the Save Mart Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond(3)	1	1,733,239	100.0%	100.0%	$12.13	$21,017,010	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	1,733,239	100.0%		$12.13	$21,017,010	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	The Save Mart Portfolio Properties are leased to Save Mart under a triple-net master lease that is structured with one five-year renewal option and one four-year renewal option with no termination options.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

The Market. The Save Mart Portfolio Properties are located across 12 markets in Northern California with the top three markets, Sacramento (16.9% of NRA), Oakland/East Bay (16.6% of NRA) and Fresno (11.6% of NRA) representing 45.1% of NRA with no other market representing more than 9.7% of NRA.

The following table presents certain market information relating to the Save Mart Portfolio Properties:

Market Overview(1)
Property Name	Location	Market	Estimated 2017 Population(2)	Estimated 2017 Average Household Income(2)	Rental Rate PSF
					Actual(3)	Market(4)
Lucky - San Francisco	San Francisco, CA	San Francisco	727,684	$132,144	$27.00	$27.00
Lucky - San Bruno	San Bruno, CA	San Francisco	296,538	$123,077	$24.00	$24.00
Lucky California - Daly City	Daly City, CA	San Francisco	668,111	$129,031	$21.74	$24.00
Lucky - San Jose I	San Jose, CA	San Jose	460,215	$109,282	$16.80	$16.80
Lucky - San Jose II	San Jose, CA	San Jose	606,869	$125,148	$14.15	$15.00
Lucky - San Leandro	San Leandro, CA	Oakland/East Bay	385,264	$89,033	$14.40	$14.40
Dick’s Sporting Goods - Folsom	Folsom, CA	Sacramento	148,137	$125,633	$17.53	$13.50
Lucky - Concord	Concord, CA	Oakland/East Bay	187,985	$108,577	$12.43	$13.20
FoodMaxx - Antioch	Antioch, CA	Oakland/East Bay	193,041	$95,956	$12.00	$12.00
Lucky - Hollister	Hollister, CA	South Bay/San Jose	48,960	$94,323	$11.40	$11.40
Save Mart - Modesto	Modesto, CA	Stockton/Modesto	287,790	$67,042	$12.00	$12.00
Dick’s Sporting Goods - Salinas	Salinas, CA	Salinas	170,137	$70,026	$10.87	$14.40
Save Mart - Clovis	Clovis, CA	Fresno	252,790	$80,150	$12.00	$12.00
Save Mart - Grass Valley	Grass Valley, CA	Grass Valley	35,753	$73,088	$14.50	$14.50
FoodMaxx - Sacramento	Sacramento, CA	Sacramento	276,672	$69,114	$12.00	$12.00
Lucky - Hayward I	Hayward, CA	Oakland/East Bay	382,942	$98,039	$12.80	$14.40
Save Mart - Auburn	Auburn, CA	Sacramento	41,326	$86,549	$13.00	$13.00
Save Mart - Tracy	Tracy, CA	Stockton/Modesto	98,553	$97,054	$9.00	$9.00
S-Mart - Lodi	Lodi, CA	Stockton/Modesto	77,147	$77,015	$11.00	$11.00
Save Mart - Chico	Chico, CA	Chico	104,722	$70,176	$13.00	$13.00
Save Mart - Fresno I	Fresno, CA	Fresno	366,634	$68,004	$9.00	$9.00
Lucky - San Jose III	San Jose, CA	San Jose	468,755	$145,209	$9.97	$15.00
Save Mart - Roseville	Roseville, CA	Sacramento	276,050	$93,475	$9.62	$10.00
Lucky - Vacaville I	Vacaville, CA	North Bay/Santa Rosa	109,615	$102,235	$11.40	$11.40
Save Mart - Elk Grove	Elk Grove, CA	Sacramento	269,451	$88,331	$10.26	$11.50
Save Mart - Fresno II	Fresno, CA	Fresno	236,141	$59,558	$9.00	$9.00
Lucky - Sand City	Sand City, CA	Salinas	89,902	$90,241	$6.68	$12.00
Lucky - Vacaville II	Vacaville, CA	North Bay/Santa Rosa	129,845	$100,329	$8.87	$11.40
Lucky - Hayward	Hayward, CA	Oakland/East Bay	364,869	$98,047	$6.14	$13.20
Save Mart - Kingsburg	Kingsburg, CA	Fresno	30,334	$68,924	$9.00	$9.00
Save Mart - Sacramento	Sacramento, CA	Sacramento	360,904	$65,528	$6.19	$10.00
Lucky - Santa Rosa	Santa Rosa, CA	North Bay/Santa Rosa	203,129	$91,208	$5.31	$11.40
Save Mart - Jackson	Jackson, CA	Jackson	9,343	$67,511	$6.19	$7.00
Wtd. Avg.					$12.13	$13.33

(1)	Information is based on third party market research reports.

(2)	Information is based on a five-mile radius.

(3)	Information is based on the underwritten rent roll.

(4)	Information is based on the appraisals.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Save Mart Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	TTM(1)	UW	UW PSF
Gross Potential Rent	N/A	N/A	N/A	N/A	$21,017,010	$12.13
Total Recoveries	N/A	N/A	N/A	N/A	$616,557	$0.36
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($1,081,678)	($0.62)
Effective Gross Income	N/A	N/A	N/A	N/A	$20,551,888	$11.86
Total Operating Expenses	N/A	N/A	N/A	N/A	$623,612	$0.36
Net Operating Income	N/A	N/A	N/A	N/A	$19,928,276	$11.50
Capital Expenditures	N/A	N/A	N/A	N/A	$391,254	$0.23
TI/LC	N/A	N/A	N/A	N/A	$910,798	$0.53
Net Cash Flow	N/A	N/A	N/A	N/A	$18,626,224	$10.75

Occupancy %	N/A	N/A	N/A	N/A	100.0%
NOI DSCR(2)	N/A	N/A	N/A	N/A	3.23x
NCF DSCR(2)	N/A	N/A	N/A	N/A	3.02x
NOI Debt Yield(2)	N/A	N/A	N/A	N/A	14.4%
NCF Debt Yield(2)	N/A	N/A	N/A	N/A	13.5%

(1)	Historical financial information is not presented as the master lease is triple-net where all of the operating management expenses are paid for directly by Save Mart, including capital expenditures.

(2)	Debt service coverage ratios and debt yields are based on the Save Mart Portfolio Senior Loan totaling $138,000,000 and exclude the Save Mart Portfolio Subordinate Companion Loan.

Escrows and Reserves. The Save Mart Portfolio Borrower deposited in escrow $746,551 for deferred maintenance and $369,436 for environmental work and environmental insurance at loan origination and is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) $33,220 for capital expenditures, subject to a cap of $519,972 and (iv) $72,218 for tenant improvements and leasing commissions; provided that such monthly tax, insurance, capital expenditures and tenant improvements and leasing commissions will be waived, provided, among other things (a) no event of default then exists, (b) all of the Save Mart Portfolio Properties are demised pursuant to the Save Mart lease (subject to the Save Mart Portfolio Borrower’s right to release the individual properties as detailed in the “Release of Property” section below), (c) the Save Mart lease is in full force and effect, (d) no Material Tenant Event (as defined below) exists and (e) with respect to clauses (i), (ii) and (iii) above, Save Mart, as applicable, (x) pays all taxes directly to the applicable government authorities, (y) is insured pursuant to a blanket policy or (z) performs its maintenance obligations, pursuant to the Save Mart lease.

During the continuance of a Material Tenant Event, on each monthly payment date, all excess cash flow is required to be deposited into a reserve (the “Material Tenant Rollover Reserve”) to be held by the lender as additional security for the Save Mart Portfolio Whole Loan. If a Material Tenant Event is the result of the event in clause (iv)(a) of the definition of Material Tenant Event below and the amount of space that is sublet and has “gone dark” is less than 30% of the aggregate space at the Save Mart Portfolio Properties, the excess cash flow collected will not exceed an amount equal to 12 months of base rent plus recoveries payable by Save Mart pursuant to its lease, with respect to the applicable Save Mart Portfolio Properties that are the subject of a Material Tenant Event.

A “Material Tenant Event” will occur upon (i) the Material Tenant (as defined below) providing written notice to the Save Mart Portfolio Borrower of its intention to terminate, not extend, or not renew its lease or failing to timely provide written notice to the Save Mart Portfolio Borrower of its election to extend or renew its lease 12 months prior to the then applicable expiration date, (ii) an event of default under the Material Tenant’s lease, (iii) the Material Tenant becoming bankrupt or insolvent, until the filing has been discharged, stayed or dismissed, (iv) the Material Tenant lease being terminated or no longer being in full force and effect, (v) the Material Tenant (a) “going dark,” vacating or discontinuing its operations at its space accounting for more than 10% of the total base rent under the Save Mart lease or (b) subletting space that has “gone dark” and the amount of space that is sublet and has “gone dark” accounts for more than 28.5% of the total base rent under the Save Mart lease or (vi) if Save Mart is the Material Tenant, the ratio of (a) total long-term debt obligations (including capital leases) of Save Mart divided by (b) the shareholder equity in Save Mart, based on the quarterly and annual financial statements required to be delivered to the lender, being greater than 2.25x.

A “Material Tenant” means (i) Save Mart or (ii) any tenant at any of the Save Mart Portfolio Properties that, together with its affiliates, either (a) leases 25% or more of the total net rentable square footage at the Save Mart Portfolio Properties or (b) requires the payment of base rent that is no less than 25% of the total in-place base rent at the Save Mart Portfolio Properties.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Save Mart Portfolio Whole Loan. The Save Mart Portfolio Whole Loan has springing cash management (i.e., has cash management only after the initial occurrence of a Trigger Period (as defined below)). During the continuance of a Trigger Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Save Mart Portfolio Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, provided no event of default has occurred and is continuing, to the Save Mart Portfolio Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Save Mart Portfolio Borrower in connection with the operation and maintenance of the Save Mart Portfolio Properties reasonably approved by the lender, and to disburse the remainder to the Save Mart Portfolio Borrower (or, during the continuance of a Cash Sweep Period (as defined below), provided that no Material Tenant Event has occurred, to an account to be held by the lender as additional security for the Save Mart Portfolio Whole Loan). During the continuance of a Material Tenant Event, on each monthly payment date, all excess cash flow is required to be deposited into the Material

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Tenant Rollover Reserve to be held by the lender as additional security for the Save Mart Portfolio Whole Loan. If a Material Tenant Event is the result of the event in clause (iv)(a) of the definition of Material Tenant Event above and the amount of space that is sublet and has “gone dark” is less than 30% of the aggregate space at the Save Mart Portfolio Properties, the excess cash flow collected will not exceed an amount equal to 12 months of base rent plus recoveries payable by Save Mart pursuant to its lease, with respect to the applicable Save Mart Portfolio Properties that are the subject of a Material Tenant Event.

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Save Mart Portfolio Borrower, the guarantor or the property manager, (iii) the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period falling below 1.20x, (iv) a Material Tenant Event, (v) any indictment for fraud or misappropriation of funds by the Save Mart Portfolio Borrower, the guarantor, the key principal or the property manager, (vi) Save Mart’s net worth falling below $100.0 million, (vii) the ratio of Save Mart’s EBITDAR to fixed charges is less than 1.15x or (viii) an Estate Tax Trigger (as defined below). A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed and the lender’s determination that such filing does not materially affect the Save Mart Portfolio Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, upon the date the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period is greater than 1.25x for two consecutive calendar quarters, in regard to clause (iv) above, the Material Tenant Event is cured, in regard to clause (v) above, solely with respect to the property manager, when the Save Mart Portfolio Borrower replaces the property manager with a qualified manager, in regard to clause (vi) above, Save Mart’s net worth equals or exceeds $100.0 million, in regard to clause (vii) above, the ratio of Save Mart’s EBITDAR to fixed charges is at least 1.15x, or in regard to clause (viii) above, the Estate Tax Trigger is cured.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Save Mart Portfolio Borrower, the guarantor or the property manager, (iii) the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period falling below 1.15x for two consecutive calendar quarters, (iv) Save Mart’s net worth falling below $100.0 million, (v) the ratio of Save Mart’s EBITDAR to fixed charges being less than 1.15x or (vi) an Estate Tax Trigger. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed and the lender’s determination that such filing does not materially affect the Save Mart Portfolio Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, the date the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period is at least 1.20x for two consecutive calendar quarters, in regard to clause (iv) above, Save Mart’s net worth equals or exceeds $100.0 million, in regard to clause (v) above, the ratio of Save Mart’s EBITDAR to fixed charges is at least 1.15x, or in regard to clause (vi) above, the Estate Tax Trigger is cured.

An “Estate Tax Trigger” will occur upon (i) any portion of federal estate taxes or interest owed by the Estate of Robert M. Piccinini that is secured by estate tax liens on Save Mart stock or the membership interests in the borrower sponsor not being timely paid and such failure continues for a period of 10 business days, (ii) any governmental authority accelerates such federal estate taxes or pursues any remedies in connection with the estate tax liens, including foreclosure of the estate tax liens or (iii) any transfer or financing occurs with respect to the Save Mart stock, interests in the guarantor or the Save Mart Portfolio Borrower or any other assets owned by the guarantor and proceeds are not used to pay the federal estate taxes, deposited in a restricted account or, in the case of assets owned by the guarantor other than interest in the Save Mart Portfolio Borrower, used for purposes set forth in the Save Mart Portfolio Whole Loan documents. An Estate Tax Trigger will continue until, in regard to clause (i) above, the payment of the delinquent payment of federal estate taxes and delivery of evidence that the appropriate governmental authority has accepted such payment, in regard to clause (ii) above, the cure of the act or event that accelerated such federal estate taxes and delivery of evidence that the appropriate governmental authority has accepted such cure, in regard to clause (iii) above, delivery of evidence that the proceeds from the transfer or financing have been used in accordance with the Save Mart Portfolio Whole Loan documents, or in regard to clauses (i) (ii) and (iii) above (except in the case a governmental authority pursues any remedies in connection with the estate tax liens, including foreclosure of the estate tax liens), payment in full of the entire federal estate tax liability.

Additional Secured Indebtedness (not including trade debts). In addition to the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Properties also secure five additional pari passu senior notes, which combined with the Save Mart Portfolio Mortgage Loan comprise the Save Mart Portfolio Senior Loan in the aggregate principal amount of $138,000,000, and one subordinate note with a principal balance of $31,576,938 comprising the Save Mart Portfolio Subordinate Companion Loan. The Save Mart Portfolio Subordinate Companion Loan has a 119-month term and fully amortizes over its term. The Save Mart Portfolio Subordinate Companion Loan accrues interest based on a fixed interest schedule with an average interest rate of 5.1618150% from the first payment date after the Cut-off Date, September 6, 2017, through the 12th payment date following the Cut-off Date. Including the Save Mart Portfolio Subordinate Companion Loan, the Total Debt Cut-off Date LTV Ratio is 46.9%, the Total Debt UW NCF DSCR is 1.79x and the Total Debt UW NOI Debt Yield is 11.8%. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

(1)	Cumulative Loan Per SF is calculated based on 1,733,239 SF.

(2)	With respect to the Save Mart Portfolio Mortgage Loan, Cumulative LTV, Cumulative NOI Debt Yield and Cumulative NCF DSCR take into account the Save Mart Portfolio Non-Serviced Pari Passu Companion Loans.

(3)	Based on the UW NOI of $19,928,276.

(4)	Based on the UW NCF of $18,626,224 and the aggregate interest-only debt service of the Save Mart Portfolio Senior Loan. The Save Mart Portfolio Subordinate Companion Loan is structured with a fixed amortization schedule based on a 119-month amortization period.

(5)	Based on the $361,740,000 as-is appraised value.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Mezzanine Loan and Preferred Equity. The Save Mart Portfolio Borrower is permitted to obtain a mezzanine loan in an amount not to exceed $40,000,000, provided that (i) the loan-to-value ratio (including the Save Mart Portfolio Whole Loan and mezzanine loans) is not greater than 58.1%, (ii) the debt service coverage ratio (including the Save Mart Portfolio Whole Loan and mezzanine loans) is not less than 1.35x, (iii) the debt yield (including the Save Mart Portfolio Whole Loan and mezzanine loans) is not less than 9.5%, (iv) the maturity date of the permitted mezzanine loan is no earlier than the mortgage loan maturity date, (v) the proceeds of the permitted mezzanine loan may only be used for repayment of certain loans made by Save Mart to the Piccinini Trust or for payment of the deferred estate tax liability, (vi) the lender making such permitted mezzanine loan must be a qualified institutional lender, (vii) a rating agency confirmation must be obtained, (viii) the lender and the permitted mezzanine lender enter into an intercreditor agreement and (ix) other conditions customary for future mezzanine loans are satisfied.

Release of Property. Any time after the expiration of the Lockout Period, the Save Mart Portfolio Borrower may obtain the release of any Save Mart Portfolio Property, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the Save Mart Portfolio Borrower pays the Release Amount (as defined below), (iii) the loan-to-value ratio with respect to the remaining Save Mart Portfolio Properties is no greater than the lesser of (a) the loan-to-value ratio at origination of the Save Mart Portfolio Whole Loan and (b) the loan-to-value ratio immediately prior to the release, (iv) the debt service coverage ratio with respect to the remaining Save Mart Portfolio Properties is no less than the greater of (a) the debt service coverage ratio at origination of the Save Mart Portfolio Whole Loan and (b) the debt service coverage ratio immediately prior to the release and (v) the debt yield with respect to the remaining Save Mart Portfolio Properties is no less than the greater of (a) the debt yield at origination of the Save Mart Portfolio Whole Loan and (b) the debt yield immediately prior to the release.

The “Release Amount” is an amount equal to the greater of (a) the Release Percentage of the allocated loan amount (identified in the “Portfolio Summary” chart above) and (b) 85% of the net sales proceeds for such property.

The “Release Percentage” means (i) for the initial 25% of the original principal balance of the Save Mart Portfolio Whole Loan prior to such release, 125% of the applicable Allocated Cut-off Date Balance and (ii) for the remaining 75% of the original principal balance of the Save Mart Portfolio Whole Loan prior to such release, 115% of the applicable Allocated Cut-off Date Balance.

Substitution. Any time after the expiration of the Lockout Period, the Save Mart Portfolio Borrower may obtain the release of any Save Mart Portfolio Property by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that among other things, (i) the Save Mart Portfolio Borrower delivers to the lender a Phase I environmental report, a structural engineering report, a seismic report (if necessary) and an appraisal, (ii) the fair market rent for the Substitute Property is not less than the rent allocated to the property to be released (the “Substituted Property”) under the Save Mart lease, (iii) the Substitute Property is of “like kind and quality” as the Substituted Property, (iv) the Save Mart lease is in full force and effect and, upon the substitution, the Substitute Property will be leased to Save Mart, (v) after the substitution, the aggregate allocated loan amount of all Substituted Properties does not exceed 20% of the original balance of the Save Mart Portfolio Whole Loan, (vi) the loan-to-value ratio with respect to the Save Mart Portfolio Properties including the Substituted Property, but excluding the Substitute Property, is no greater than the lesser of (a) the loan-to-value ratio at origination of the Save Mart Portfolio Whole Loan and (b) the loan-to-value ratio immediately prior to the substitution, (vii) the debt service coverage ratio with respect to the Save Mart Portfolio Whole Loan and with respect to the Save Mart Portfolio Properties including the Substituted Property, but excluding the Substitute Property, will be no less than the greater of (a) the debt service coverage ratio at origination of the Save Mart Portfolio Whole Loan and (b) the debt service coverage ratio immediately prior to the substitution, (viii) the debt yield with respect to the Save Mart Portfolio Properties including the Substituted Property, but excluding the Substitute Property, is no less than the greater of (a) the debt yield at origination of the Save Mart Portfolio Whole Loan and (b) the debt yield immediately prior to the substitution and (ix) if all or any portion of the Save Mart Portfolio Whole Loan has been securitized (a) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs and (b) the receipt of a rating agency confirmation.

Federal Estate Taxes. Mr. Robert Piccinini died in 2015. The Robert M. Piccinini Living Trust holds all the assets of Mr. Piccinini’s estate, which assets include the direct ownership of 100% of Standiford Partners, LLC and 71% of Save Mart. The estate elected to defer over a 14-year period a portion of the estate tax due in the amount of $251,418,036, representing the estate’s interest in closely-held businesses. A statutory lien in favor of the IRS exists on all the estate assets and will continue until the estate tax is fully paid. The estate tax is to be repaid in 10 annual installments beginning in 2020. The estate anticipates covering these payments through cash flow from its ownership in Standiford Partners, LLC and Save Mart. The Save Mart Portfolio Borrower is required to pay down the estate taxes owed or transfer proceeds to a restricted account if it transfers or finances certain assets as described in the Save Mart Portfolio Whole Loan documents. It is a Cash Sweep Period under the Save Mart Portfolio Whole Loan if Mr. Piccinini’s estate fails to timely pay any estate taxes, causes any acceleration of the estate taxes deferred or a governmental authority pursues any remedies in connection with such estate taxes. It is an event of default under the Save Mart Portfolio Whole Loan and recourse is triggered against the guarantor if Mr. Piccinini’s estate fails to timely pay any estate taxes (following all notice and cure periods), causes any acceleration of the estate taxes deferred or a governmental authority pursues any remedies in connection with such estate taxes (following all administrative appeals) or fails to comply with the provisions of the Save Mart Portfolio Whole Loan documents with regard to the transfers or finances certain assets. See the definition of “Estate Tax Trigger” above. The lender also received a $20.0 million payment guaranty and an estate tax performance guaranty from The Robert M. Piccinini Living Trust. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” in the Preliminary Prospectus.

Save Mart Class Action. A class action lawsuit was filed in 2014 against Save Mart that is currently pending in the Superior Court of California, County of San Mateo (the “Court”). The plaintiff alleges that in pay statements issued by Save Mart, Save Mart failed to list the beginning date for the pay period, the number of hours worked, and the rate at which shift premiums were paid, all in violation of the California Labor Code. The Court has certified a subclass of plaintiffs and a motion for rehearing seeking to certify an additional class is currently pending. The plaintiff is seeking penalties under the labor code, statutory damages, attorneys’ fees and costs and, according to counsel for Save Mart, damages of up to approximately $140.0 million. The case is set for mediation in June 2017. According to counsel for Save Mart, as a condition of Save Mart agreeing to mediation, the plaintiff agreed to make an opening demand of less than $10.0 million. Furthermore, counsel for Save Mart has indicated that if the mediation is unsuccessful, it is anticipated that the parties will move for summary adjudication. The Save Mart Portfolio Borrower has reported that this litigation is not being covered by their insurance policies. This litigation does not directly involve the Save Mart Portfolio Borrower or guarantor under the Save Mart Portfolio Whole Loan.

Terrorism Insurance. The Save Mart Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Save Mart Portfolio Mortgage Whole Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Richmond
Concord
Antioch
Berkeley
SAN FRANCISCO
OAKLAND
Daly City
Alameda
San Francisco Bay
Oakland Intl. Airport
San Francisco Intl. Airport
Danville
San Ramon
Dublin
Livermore
Pleasanton
Hayward
Union City
Fremont
Pacifica
Millbrae
San Mateo
Hillsborough
Belmont
Redwood City
Newark
Half Moon Bay
Woodside
Palo Alto
Mtn. View
Moffett Federal Airfield
Milpitas
Pacific Ocean
Portola Valley
Sunnyvale
Santa Clara
SAN JOSE
San Jose Intl. Airport
Cupertino
Saratoga
Los Gatos
ALAMEDA COUNTY
SANTA CLARA COUNTY
SAN MATEO COUNTY
CONTRA COSTA COUNTY

LASSEN NATIONAL FOREST
MENDOCINO NATIONAL FOREST
TAHOE NATIONAL FOREST
Pyramid Lake
Chico
Grass Valley
Sparks
Reno
Fernley
Carson City
CALIFORNIA
Lake Tahoe
NEVADA
Ukiah
SACRAMENTO
Santa Rosa
Davis
Napa
Jackson
SIERRA NEVADA MTS
Lodi
Oakland
Stockton
SAN FRANCISCO
Tracy
Modesto
YOSEMITE NATIONAL PARK
Pacific Ocean
SAN JOSE
Santa Cruz
Clovis
Fresno
Monterey
Salinas
SEQUOIA NATIONAL PARK
COAST RANGES
Kingsburg
Visalia

Save Mart Portfolio

No.	Property	Location	No.	Property	Location
1	Lucky - San Francisco	San Francisco, CA	18	Save Mart - Tracy	Tracy, CA
2	Lucky - San Bruno	San Bruno, CA	19	S-Mart - Lodi	Lodi, CA
3	Lucky California - Daly City	Daly City, CA	20	Save Mart - Chico	Chico, CA
4	Lucky - San Jose I	San Jose, CA	21	Save Mart - Fresno I	Fresno, CA
5	Lucky - San Jose II	San Jose, CA	22	Lucky - San Jose III	San Jose, CA
6	Lucky - San Leandro	San Leandro, CA	23	Save Mart - Roseville	Roseville, CA
7	Dick's Sporting Goods - Folsom	Folsom, CA	24	Lucky - Vacaville I	Vacaville, CA
8	Lucky - Concord	Concord, CA	25	Save Mart - Elk Grove	Elk Grove, CA
9	FoodMaxx - Antioch	Antioch, CA	26	Save Mart - Fresno II	Fresno, CA
10	Lucky - Hollister	Hollister, CA	27	Lucky - Sand City	Sand City, CA
11	Save Mart - Modesto	Modesto, CA	28	Lucky - Vacaville II	Vacaville, CA
12	Dick's Sporting Goods - Salinas	Salinas, CA	29	Lucky - Hayward	Hayward, CA
13	Save Mart - Clovis	Clovis, CA	30	Save Mart - Kingsburg	Kingsburg, CA
14	Save Mart - Grass Valley	Grass Valley, CA	31	Save Mart - Sacramento	Sacramento, CA
15	FoodMaxx - Sacramento	Sacramento, CA	32	Lucky - Santa Rosa	Santa Rosa, CA
16	Lucky - Hayward I	Hayward, CA	33	Save Mart - Jackson	Jackson, CA
17	Save Mart - Auburn	Auburn, CA			

Dunnigan
Sheridan
North Auburn
Trowbridge
Auburn
Robbins
Nicolaus
Rocklin
Roseville
Granite Bay
Yolo
El Dorado Hills
Esparto
Woodland
North Highlands
Citrus Heights
Folsom
Carmichael
Arden
Rancho Cordova
Winters
West Sacramento
SACRAMENTO
Rancho Murieta
Davis
Florin
Vineyard
Dixon
Laguna
Elk Grove
Wilton
Vacaville
Courtland
Clay
Fairfield
Galt

Santa Rosa
Sacramento
San Francisco
San Jose
Salinas
Fresno
Los Angeles
San Diego

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100